EXHIBIT 10.1
Fifth Amendment to Credit Agreement

This Fifth Amendment to Credit Agreement (this “Fifth Amendment”), dated June 3, 2022 (the “Fifth Amendment Effective Date”), is among Brigham Resources, LLC, a Delaware limited liability company (the “Borrower”); each of the undersigned guarantors, if any (the “Guarantors”, and together with the Borrower, the “Credit Parties”); each of the Banks (including each of the New Banks (as defined below)) party hereto; and Wells Fargo Bank, N.A., as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
Recitals
A.    The Borrower, the Administrative Agent and the Banks are parties to that certain Credit Agreement dated as of May 16, 2019 (as amended prior to the date hereof, the “Credit Agreement”), pursuant to which the Banks have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.
B.    The Borrower has requested that each of Truist Bank and Bank of America, N.A. (each, a “New Bank”, and collectively, the “New Banks”) become a Bank under the Credit Agreement with a Maximum Credit Amount, Elected Commitment Amount and Applicable Percentage as of the Fifth Amendment Effective Date in the amounts shown on Schedule 1 to the Credit Agreement (as amended hereby).
C.    The Borrower has advised the Administrative Agent and the Banks that Brigham Minerals, LLC, a Delaware limited liability company ("Minerals"), has entered into that certain Purchase and Sale Agreement dated as of March 1, 2022 (as amended, the “Sale Agreement”) between Minerals as “Seller”, and Eckard Land & Acquisition, LLC, a Texas limited liability company, as “Buyer”, pursuant to which Minerals will sell the “Property" (as defined in the Sale Agreement) in accordance with the terms of the Sale Agreement (such sale, the “Specified Asset Disposition”).
D.    The parties hereto desire to enter into this Fifth Amendment to, among other things, (i) evidence the increase of the Borrowing Base from $230,000,000 to $290,000,000, (ii) evidence the increase of the Aggregate Elected Commitment Amount from $230,000,000 to $290,000,000, and (iii) amend certain terms of the Credit Agreement, in each case, as set forth herein and to be effective as of the Fifth Amendment Effective Date.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Fifth Amendment, shall have the meaning ascribed to such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section references in this Fifth Amendment refer to the Credit Agreement.
Section 2.Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement shall be amended effective as of the Fifth Amendment Effective Date in the manner provided in this Section 2.
2.1    Credit Agreement. The Credit Agreement (other than the signature pages, Exhibits and Schedules thereto) shall be amended effective as of the Fifth Amendment Effective Date in its entirety to read as set forth in the attached Annex A.

2.2    Exhibit B to Credit Agreement. Exhibit B to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit B attached hereto, and Exhibit B attached hereto shall be deemed to be attached as Exhibit B to the Credit Agreement.
2.3    Exhibit D to Credit Agreement. Exhibit D to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit D attached hereto, and Exhibit D attached hereto shall be deemed to be attached as Exhibit D to the Credit Agreement.
2.4    Exhibit J to Credit Agreement. Exhibit J to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit J attached hereto, and Exhibit J attached hereto shall be deemed to be attached as Exhibit J to the Credit Agreement.
2.5    Exhibit K to Credit Agreement. Exhibit K to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit K attached hereto, and Exhibit K attached hereto shall be deemed to be attached as Exhibit K to the Credit Agreement.
2.6    Replacement of Schedule 1 to the Credit Agreement. Schedule 1 to the Credit Agreement is hereby replaced in its entirety with Schedule 1 hereto and Schedule 1 hereto shall be deemed to be attached as Schedule 1 to the Credit Agreement. After giving effect to this Fifth Amendment, the amendments to the Credit Agreement set forth in Section 2 hereof and any Borrowings made on the Fifth Amendment Effective Date, (a) each Bank (including each New Bank) who holds Loans in an aggregate amount less than its Applicable Percentage of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Bank who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Bank’s (including each New Bank’s) participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage, and (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Outstanding Revolving Credit applicable to each Bank (including each New Bank) equals its Applicable Percentage of the aggregate Outstanding Revolving Credit of all of the Banks.
Section 3.Borrowing Base. In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Administrative Agent and the Banks hereby agree that, effective as of the Fifth Amendment Effective Date, the Borrowing Base is hereby increased from $230,000,000 to $290,000,000. The Borrowing Base shall remain at such level until the next Determination Date or other adjustment to the Borrowing Base thereafter, whichever occurs first pursuant to the Credit Agreement. The Borrower, the Administrative Agent and the Banks agree that the Determination provided for in this Section 3 will constitute the Periodic Determination scheduled for on or about May 1, 2022 for the purposes of Section 4.2 of the Credit Agreement and shall not be construed or deemed to be a Special Determination for purposes of Section 4.3 of the Credit Agreement. For the avoidance of doubt, the parties hereto agree and acknowledge that (a) the Borrowing Base determined pursuant to this Section 3 excludes the “Property” (as defined in the Sale Agreement and in effect as of the Fifth Amendment Effective Date) and (b) the Specified Asset Disposition will not constitute an "Asset Disposition" for purposes of, and, the Borrowing Base will not be subject to an automatic reduction pursuant to, Section 4.6 of the Credit Agreement, in either case, as a result of the consummation of the Specified Asset Disposition on the date hereof.
Section 4.Aggregate Elected Commitment Amount Increase. In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, each Bank (including each New Bank) and the Borrower hereby agrees that, effective as of the Fifth Amendment Effective Date and after giving effect to Section 2.6 hereof, the Aggregate Elected

Commitment Amount shall be increased from $230,000,000 to $290,000,000 and each Bank’s Elected Commitment under the Credit Agreement shall be the amount set forth opposite such Bank’s name on Schedule 1 to the Credit Agreement (as amended hereby) under the caption “Elected Commitment”.
Section 5.Conditions Precedent. The effectiveness of this Fifth Amendment is subject to the following:
5.1    Counterparts. The Administrative Agent shall have received counterparts of this Fifth Amendment from the Credit Parties and each of the Banks (including the New Banks).
5.2    Notes. The Administrative Agent shall have received duly executed Notes (or any amendment and restatement thereof, as the case may be) payable to each Bank requesting a Note (or amendment and restatement thereof, as the case may be) in a principal amount equal to its Maximum Credit Amount (as amended hereby) dated as of the Fifth Amendment Effective Date.
5.3    Other Fees and Expenses. The Administrative Agent shall have received all fees separately agreed to by the Borrower with the Arranger, Administrative Agent, and/or any Bank and any fees and other amounts due and payable pursuant to Section 14.3 of the Credit Agreement, in each case, on or prior to the Fifth Amendment Effective Date.
5.4    Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.
Section 6.New Banks. As of the Fifth Amendment Effective Date, each New Bank hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Bank thereunder and under each and every other Loan Paper to which any Bank is required to be bound by the Credit Agreement, to the same extent as if such New Bank were an original signatory thereto. Each New Bank hereby appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each New Bank represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Fifth Amendment, to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (b) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fifth Amendment and to become a Bank on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, (c) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Bank and (d) from and after the Fifth Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement (as amended by this Fifth Amendment) and the other Loan Papers and have the rights and obligations of a Bank thereunder.
Section 7.Existing Eurodollar Loans. Notwithstanding anything to the contrary in this Fifth Amendment or in the Credit Agreement (as amended hereby), the current Adjusted LIBOR Rate on each “Eurodollar Loan” (under and as defined in the Credit Agreement as in effect immediately prior to giving effect to this Fifth Amendment, the “Existing Credit Agreement”) outstanding on the Fifth Amendment Effective Date (as set forth on Annex 1 attached hereto) (each, an “Existing Eurodollar Loan”) shall continue to represent the Adjusted LIBOR Rate for such Loan until the date the “Interest Period” (as defined in the Existing Credit Agreement) for such Loan expires in accordance with its terms (as set forth on Annex 1 attached hereto) or, if earlier, as of the date of any acceleration or prepayment of such Loan (the earlier of such dates, the “LIBOR Expiration Date”). Upon the LIBOR Expiration Date for each Existing Eurodollar Loan, each such Loan shall cease to bear interest at a rate that is based upon the Adjusted LIBOR Rate and each such Loan shall be converted or repaid, as applicable, in accordance with the Credit Agreement (as amended hereby). For the avoidance of doubt, (i) other than the Existing Eurodollar Loans, no Loan or Borrowing shall bear interest at a rate that is based upon the Adjusted LIBOR Rate, (ii) from the date hereof until the applicable LIBOR Expiration Date, each Existing Eurodollar Loan shall bear interest at a rate equal to the sum of (A) the Adjusted LIBOR Rate for such Loan set forth in Annex 1 hereto plus (B) the Applicable Margin (as defined and in effect immediately prior to giving effect to this Fifth Amendment), (iii) from and after the date hereof, no Loan or Borrowing may be made, renewed, extended or continued as a Eurodollar Loan or Eurodollar Borrowings, (iv) all terms and provisions of the Existing Credit Agreement that relate to Eurodollar Loans (including provisions relating to breakage costs) shall continue to apply to the Existing Eurodollar Loans, and (v) unless otherwise indicated or defined in this Fifth Amendment, each capitalized term in this Section 7 shall have the meaning ascribed such term in the Existing Credit Agreement. Each Bank hereby waives any break funding payments owing to such Bank that are required under Section 3.3 of the Credit Agreement (prior to giving effect to this Fifth Amendment) in connection with or as a result of the reallocation of Loans, adjustments, rearrangement and conversion contemplated by Section 2.6.
Section 8.Miscellaneous.
8.1    Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Fifth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Fifth Amendment, and this Fifth Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Paper, except as expressly provided for herein. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
8.2    Ratification and Affirmation of Credit Parties. Each of the Credit Parties hereby expressly (a) acknowledges the terms of this Fifth Amendment, (b) ratifies and affirms its obligations under the Credit Agreement, the Facility Guaranty and the other Loan Papers to which it is a party, (c) acknowledges, renews and extends its continued liability under the Credit Agreement, the Facility Guaranty and the other Loan Papers to which it is a party, (d) agrees that the amendments hereby shall not limit or impair any Liens securing the Obligations and its guarantee under the Facility Guaranty to which it is a party remains in full force and effect with respect to the Obligations as amended hereby, (e) represents and warrants to the Banks and the Administrative Agent that each representation and warranty of such Credit Party contained in the Credit Agreement, the Facility Guaranty and the other Loan Papers to which it is a party is true and correct in all material respects as of the date hereof and after giving effect to the amendments set forth in Section 2 hereof except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (f) represents and warrants to the Banks and the Administrative Agent that the execution, delivery and performance by such Credit Party of this Fifth Amendment are within such Credit Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this Fifth Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (g) represents and warrants to the Banks and the Administrative Agent that, after giving effect to this Fifth Amendment, no Default or Event of Default has occurred which is continuing and no Borrowing Base Deficiency exists.
8.3    Counterparts. This Fifth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fifth Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.
8.4    No Oral Agreement. THIS WRITTEN FIFTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES THAT MODIFY THE AGREEMENTS OF THE PARTIES IN THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS.
8.5    Governing Law. THIS FIFTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8.6    Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Fifth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
8.7    Severability. Any provision of this Fifth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.8    Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
8.9    Loan Paper.  The parties hereto agree that this Fifth Amendment shall constitute a “Loan Paper” under and as defined in the Credit Agreement, as amended hereby.
[Signature Pages Follow.]

The parties hereto have caused this Fifth Amendment to be duly executed as of the day and year first above written.

BORROWER:	BRIGHAM RESOURCES, LLC,
a Delaware limited liability company

	By:	/s/ Blake Williams
	Name:	Blake Williams
	Title:	Chief Financial Officer

[Signature Page to Fifth Amendment to Credit Agreement – Brigham Resources, LLC]

GUARANTORS:	BRIGHAM MINERALS, LLC,
a Delaware limited liability company

	By:	/s/ Blake Williams
	Name:	Blake Williams
	Title:	Chief Financial Officer

REARDEN MINERALS, LLC,
a Delaware limited liability company

	By:	/s/ Blake Williams
	Name:	Blake Williams
	Title:	Chief Financial Officer

BRIGHAM RESOURCES
MANAGEMENT HOLDINGS, INC.,
a Delaware corporation

	By:	/s/ Blake Williams
	Name:	Blake Williams
	Title:	Chief Financial Officer

BRIGHAM RESOURCES
MANAGEMENT, LLC.
a Delaware limited liability company

	By:	/s/ Blake Williams
	Name:	Blake Williams
	Title:	Chief Financial Officer

[Signature Page to Fifth Amendment to Credit Agreement – Brigham Resources, LLC]

WELLS FARGO BANK, N.A.,
as Administrative Agent and a Bank

By:	/s/ Tim Green
Name:	Tim Green
Title:	Director

[Signature Page to Fifth Amendment to Credit Agreement – Brigham Resources, LLC]

BARCLAYS BANK PLC,
as a Bank

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Director

[Signature Page to Fifth Amendment to Credit Agreement – Brigham Resources, LLC]

GOLDMAN SACHS BANK USA,
as a Bank

By:	/s/ Andrew B. Vernon
Name:	Andrew B. Vernon
Title:	Authorized Signatory

[Signature Page to Fifth Amendment to Credit Agreement – Brigham Resources, LLC]

PNC BANK, NATIONAL
ASSOCIATION, as successor to BBVA USA,
as a Bank

By:	/s/ Julia Barnhill
Name:	Julia Barnhill
Title:	Vice President

[Signature Page to Fifth Amendment to Credit Agreement – Brigham Resources, LLC]

ROYAL BANK OF CANADA,
as a Bank

By:	/s/ Emilee Scott
Name:	Emilee Scott
Title:	Authorized Signatory

[Signature Page to Fifth Amendment to Credit Agreement – Brigham Resources, LLC]

CREDIT SUISSE AG, NEW YORK
BRANCH,
as a Bank

By:	/s/ Komal Shah
Name:	Komal Shah
Title:	Authorized Signatory

By:	/s/ Michael Dieffenbacher
Name:	Michael Dieffenbacher
Title:	Authorized Signatory

[Signature Page to Fifth Amendment to Credit Agreement – Brigham Resources, LLC]

UBS AG, STAMFORD BRANCH,
as a Bank

By:	/s/ Dionne Robison
Name:	Dionne Robison
Title:	Associate Director

By:	/s/ Danielle Calo
Name:	Danielle Calo
Title:	Associate Director

[Signature Page to Fifth Amendment to Credit Agreement – Brigham Resources, LLC]

KEYBANK, NATIONAL
ASSOCIATION,
as a Bank

By:	/s/ George McKean
Name:	George McKean
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Credit Agreement – Brigham Resources, LLC]

COMERICA BANK,
as a Bank

By:	/s/ William Goodrich
Name:	William Goodrich
Title:	Assistant Vice President

[Signature Page to Fifth Amendment to Credit Agreement – Brigham Resources, LLC]

INDEPENDENT BANK DBA
INDEPENDENT FINANCIAL,
as a Bank

By:	/s/ Philip Mortimer
Name:	Philip Mortimer
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Credit Agreement – Brigham Resources, LLC]

TRUIST BANK,
as a New Bank

By:	/s/ James Giordano
Name:	James Giordano
Title:	Managing Director

[Signature Page to Fifth Amendment to Credit Agreement – Brigham Resources, LLC]

BANK OF AMERICA, N.A.,
as a New Bank

By:	/s/ Kimberly Miller
Name:	Kimberly Miller
Title:	Director

[Signature Page to Fifth Amendment to Credit Agreement – Brigham Resources, LLC]

Annex A

[See attached.]

Annex A to Fifth Amendment

CREDIT AGREEMENT
dated as of
May 16, 2019
among

BRIGHAM RESOURCES, LLC
as Borrower,
The Financial Institutions Party Hereto,
as Banks,
WELLS FARGO BANK, N.A., as Administrative Agent,
and
WELLS FARGO SECURITIES, LLC,
as Sole Lead Arranger and Sole Bookrunner

#158207621_v2 197635.00009

i

v

EXHIBITS
Exhibit A    —    Form of Note
Exhibit B    —    Form of Request for Borrowing
Exhibit C    —    Form of Request for Letter of Credit
Exhibit D    —    Form of Rollover Notice
Exhibit E    —    Form of Assignment and Assumption Agreement
Exhibit F    —    Form of Financial Compliance Certificate
Exhibit     G    —    Form of Security Agreement
Exhibit H    —    Form of Facility Guaranty
Exhibit I-1    —    Form of U.S. Tax Compliance Certificate (Foreign Banks; not
partnerships)
Exhibit I-2    —    Form of U.S. Tax Compliance Certificate (Foreign Participants; not
partnerships)
Exhibit I-3    —    Form of U.S. Tax Compliance Certificate (Foreign Participants;
partnerships)
Exhibit I-4    —    Form of U.S. Tax Compliance Certificate (Foreign Banks; partnerships)
Exhibit J    —    Form of Elected Commitment Increase Certificate
Exhibit K    —    Form of Additional Bank Certificate

SCHEDULES
Schedule 1    —    Banks; Elected Commitments and Maximum Credit Amount
Schedule 2    —    Litigation
Schedule 3    —    Organizational Information and Subsidiaries

CREDIT AGREEMENT
THIS CREDIT AGREEMENT is entered into effective as of May 16, 2019, among BRIGHAM RESOURCES, LLC, a Delaware limited liability company (“Borrower”), WELLS FARGO BANK, N.A., a national banking association, as administrative agent (in such capacity, together with its successors in such capacity, “Administrative Agent”) and as Letter of Credit Issuer, and the financial institutions from time to time party hereto as Banks.
RECITALS:
WHEREAS, Borrower has requested that Banks provide certain loans to and extensions of credit on behalf of Borrower; and
WHEREAS, Banks have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Administrative Agent and Banks hereby agree as follows:
ARTICLE I
TERMS DEFINED
Section 1.1Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.
Section 1.2Definitions. The following terms, as used herein, have the following meanings:
“Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Administrative Agent, which grants Administrative Agent “control” as defined in the Uniform Commercial Code in effect in the applicable jurisdiction over any Deposit Account, Securities Account or Commodity Account maintained by any Credit Party, in each case, among Administrative Agent, the applicable Credit Party and the applicable financial institution at which such Deposit Account, Securities Account or Commodity Account is maintained.
“Additional Bank” has the meaning given to such term in Section 2.15(a).
“Additional Bank Certificate” has the meaning given to such term in Section 2.15(b)(vii).
“Adjusted Base Rate” means, on any day, the greatest of (a) the Base Rate in effect on such day, (b) the sum of (i) the Federal Funds Effective Rate in effect on such day, plus (ii) one half of one percent (.5%), or (c) the Adjusted Term SOFR for a one month Interest Period on such day plus 1.0%; provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable. Each change in the Adjusted Base Rate shall become effective automatically and without notice to Borrower or any Bank upon the effective date of each change in the Federal Funds Effective Rate, the Base Rate or the Adjusted Term SOFR, as the case may be. For the avoidance of doubt, if the Adjusted Base Rate shall be less than 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement.

“Adjusted Base Rate Borrowing” means any Borrowing which will constitute an Adjusted Base Rate Tranche.
“Adjusted Base Rate Loan” means any Loan bearing interest at a rate based on the Adjusted Base Rate as provided in Section 2.5(a) of this Agreement.
“Adjusted Base Rate Tranche” means the portion of the principal of any Loan bearing interest with reference to the Adjusted Base Rate.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.
“Advance Payment Contract” means any contract whereby (a) any Credit Party receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from working interests in Proved Mineral Interests owned by any Credit Party and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, and (b) the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard “take or pay” provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person; provided that Borrower and its Subsidiaries shall not be considered “Affiliates” of other portfolio companies Controlled by any Sponsor.
“Agent Parties” has the meaning given to such term in Section 14.1(c).
“Agents” means, collectively, Administrative Agent and any syndication agent or documentation agent appointed hereunder from time to time; and “Agent” means any of them individually, as the context requires.
“Aggregate Elected Commitment Amount” means, at any time, an amount equal to the sum of the Elected Commitments, as the same may be increased, reduced or terminated pursuant to Section 2.15. As of the Fifth Amendment Effective Date, the Aggregate Elected Commitment Amount is $290,000,000.
“Aggregate Maximum Credit Amount” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be increased, reduced or terminated from time to time in accordance with the terms hereof. The initial Aggregate Maximum Credit Amount of the Banks on the Effective Date is $500,000,000.

“Agreement” means this Credit Agreement, including the Schedules and Exhibits hereto, and as the same may from time to time be amended, modified, supplemented or restated.
“Annualized Consolidated EBITDA” means, for the purposes of calculating the financial ratio set forth in Section 10.1(b) for each Rolling Period ending on or prior to December 31, 2019, Borrower’s actual Consolidated EBITDA for such Rolling Period multiplied by the factor determined for such Rolling Period in accordance with the table below:

Rolling Period Ending	Factor
June 30, 2019	4
September 30, 2019	2
December 31, 2019	4/3

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Environmental Law” means any Law of any Governmental Authority pertaining in any way to public health, the environment, the preservation or reclamation of natural resources, or the management, Hazardous Discharge or threatened Hazardous Discharge of any Hazardous Substance, in effect in any and all jurisdictions in which Borrower or any Restricted Subsidiary is conducting, or at any time has conducted, business, or where any Property of Borrower or any Restricted Subsidiary is located, including, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Laws.
“Applicable Margin” means, on any date, with respect to each SOFR Tranche or Adjusted Base Rate Tranche, an amount determined by reference to the ratio of Outstanding Revolving Credit to the Borrowing Base, on such date, in accordance with the table below:

Pricing Level	Ratio of Outstanding Revolving Credit to Borrowing Base	Applicable Margin for SOFR Tranches	Applicable Margin for Adjusted Base Rate Tranches
I	≥90%	3.50%	2.50%
II	≥75% but<90%	3.25%	2.25%
III	≥50% but <75%	3.00%	2.00%
IV	≥25% but <50%	2.75%	1.75%
V	<25%	2.50%	1.50%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided that, if at any time Borrower fails to deliver a Reserve Report pursuant to Section 4.1, then the “Applicable Margin” means the rate per annum set forth on the grid when the Ratio of Outstanding Revolving Credit to the Borrowing Base is at its highest level until such Reserve Report is delivered.
“Applicable Percentage” means, with respect to any Bank at any time, the fraction, expressed as a percentage, the numerator of which is such Bank’s Maximum Credit Amount and the denominator of which is the Aggregate Maximum Credit Amount.
“Approved Counterparty” means (a) any Bank or any Affiliate of a Bank and (b) any other Person that either (i) has a long term senior unsecured debt rating of BBB+/Baa1 by S&P or Moody’s (or their equivalent) or higher or (ii) is guaranteed with respect to its Hedge Agreements with Credit Parties by a credit support provider that has a long term senior unsecured debt rating of BBB+/Baa1 by S&P or Moody’s (or their equivalent) or higher.
“Approved Petroleum Engineer” means (a) Cawley, Gillespie & Associates, Inc., (b) Netherland, Sewell & Associates, Inc., (c) Ryder Scott Company, L.P. and (d) any other independent petroleum engineers as shall be selected by Borrower and reasonably acceptable to Administrative Agent.
“Arranger” means Wells Fargo Securities, LLC, in its capacity as the sole lead arranger and sole bookrunner hereunder.
“Asset Disposition” means (a) the sale, assignment, lease, transfer, exchange or other disposition by any Credit Party of all or any portion of its right, title and interest in any Borrowing Base Property, (b) the sale, assignment, transfer, exchange or other disposition by any Credit Party of any Equity Interest in any Restricted Subsidiary that owns any Borrowing Base Property or the issuance by any Restricted Subsidiary that owns any Borrowing Base Property of any of its Equity Interests to any Person other than a Credit Party, or (c) the termination (other than at its scheduled maturity) or monetization by any Credit Party of any Borrowing Base Hedge.
“Assignee” has the meaning given to such term in Section 14.8(c).
“Assignment and Assumption Agreement” has the meaning given to such term in Section 14.8(c).
“Authorized Officer” means, as to any Person, its Chairman, Chief Executive Officer, Chief Financial Officer, Vice-Chairman, President, Executive Vice President(s), Senior Vice President(s) or Vice President duly authorized to act on behalf of such Person.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 13.1(c)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank” means (a) any financial institution listed on Schedule 1 hereto as having a Commitment and (b) any Person that shall have become a party to this Agreement as an Additional Bank pursuant to Section 2.15(b)(vii), and in each case, such Bank’s successors and permitted assigns, and “Banks” means all Banks.
“Bank Products” means any of the following bank services: (a) commercial credit cards, (b) stored value cards, and (c) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Bank Products Provider” means any Bank or Affiliate of a Bank that provides Bank Products to Borrower or any Guarantor.
“Base Rate” means, at any time, the rate of interest per annum publicly announced from time to time by Wells Fargo Bank, N.A. as its prime rate. Each change in the Base Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by Wells Fargo Bank, N.A. as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Base Rate Term SOFR Determination Day” has the meaning given to such term in the definition of “Term SOFR”.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 13.1(c)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Papers.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clauses (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clauses (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Paper in accordance with Section 13.1(c), and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Paper in accordance with Section 13.1(c).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefitting Guarantor” means a Guarantor for which funds or other support are required in order for such Guarantor to constitute an Eligible Contract Participant.
“BHC Act Affiliate” means, as to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
“Borrower Materials” has the meaning given to such term in Section 8.1.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, at any time, an amount determined in accordance with Article IV, as the same may be adjusted from time to time pursuant to Section 4.6, Section 4.7 and Section 5.2.
“Borrowing Base Deficiency” means, as of any date, the amount, if any, by which (a) the Outstanding Revolving Credit on such date, exceeds (b) the Borrowing Base in effect on such date; provided that, for purposes of computing the existence and amount of any Borrowing Base Deficiency, Letter of Credit Exposure will not be deemed to be outstanding to the extent funds have been deposited with Administrative Agent to secure such Letter of Credit Exposure pursuant to Section 2.1(b).
“Borrowing Base Hedge” means, at any time, any Oil and Gas Hedge Transaction that has been incorporated into the determination of the Borrowing Base (as determined by Administrative Agent) then in effect.
“Borrowing Base Properties” means all Proved Mineral Interests of Borrower and its Restricted Subsidiaries in the most recently delivered Reserve Report that are evaluated by Banks for purposes of establishing the Borrowing Base then in effect.
“Borrowing Date” means the Business Day, as the case may be, upon which the proceeds of any Borrowing are made available to Borrower or to satisfy the obligations of Borrower or any other Credit Party.
“Business Day” means any day except (a) a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed or (b) any other day on which national banks in New York, New York, Houston, Texas or Austin, Texas are authorized by Law to close.
“Capital Lease” means, subject to Section 1.3, for any Person as of any date, any lease of Property, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP as in effect on the date hereof.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Bank or the Letter of Credit Issuer (or, for purposes of Section 13.3, by any lending office of such Bank or by such Bank’s or the Letter of Credit Issuer’s holding company, if any) with the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following whether voluntary or involuntary, including by operation of law:
(a)any “person” or “group” (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act), other than the Permitted Holders (or any intermediate entities owned directly or indirectly or Controlled by the Permitted Holders), shall at any time have become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the

Exchange Act), directly or indirectly, of the greater of (i) 35% or more of the aggregate ordinary voting power for the election of managers or directors of Parent and (ii) the percentage of the ordinary voting power for the election of managers or directors of Parent owned in the aggregate, directly or indirectly, beneficially, by the Permitted Holders;
(b)the occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent by Persons who were neither (i) directors of the Parent on the Effective Date, (ii) nominated, appointed or approved for consideration by shareholders for election by (A) at least 51% of the then directors of Parent or (B) a Sponsor pursuant to the Stockholders’ Agreement or (iii) appointed by directors so nominated, appointed or approved;
(c)Parent and the Permitted Holders, collectively, shall at any time cease (i) to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Equity Interests in Holdings or (ii) to Control Holdings;
(d)Holdings shall at any time cease (i) to have beneficial ownership of 100% of the outstanding Equity Interests in Borrower, (ii) to be the sole managing member of Borrower or (iii) to Control Borrower; or
(e)any “change of control”, “change in control” or similar events occurs under any Permitted Additional Debt Documents evidencing Material Debt, and as a result thereof the maturity of such Material Debt is accelerated, the obligor on such Material Debt is obligated to offer to Redeem such Material Debt, or the obligee on such Material Debt shall otherwise have the right to require the obligor thereon to Redeem such Material Debt.
“Code” means the Internal Revenue Code of 1986, as amended (except as otherwise provided herein).
“Commitment” means, with respect to any Bank, the commitment of such Bank to make Loans and to acquire participations in Letters of Credit hereunder, as such amount may be terminated, reduced or increased from time to time in accordance with the provisions hereof. The amount representing each Bank’s Commitment shall at any time be the least of (a) such Bank’s Maximum Credit Amount, (b) such Bank’s Applicable Percentage of the then effective Borrowing Base and (c) such Bank’s Elected Commitment.
“Commitment Fee Percentage” means, on any date, the percentage determined pursuant to the table below based on the ratio of the Outstanding Revolving Credit on such date to the Borrowing Base on such date:

Pricing Level	Ratio of Outstanding Revolving Credit to Borrowing Base	Commitment Fee Percentage
I	≥90%	0.500%
II	≥75% but <90%	0.500%
III	≥50% but <75%	0.500%
IV	≥25% but <50%	0.375%
V	<25%	0.375%

“Commodity Account” shall have the meaning set forth in Article 9 of the UCC.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Adjusted Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.3 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Papers).
“Consolidated Cash Balance” means, at any time, (a) the aggregate amount of cash and cash equivalents held or owned by (either directly or indirectly), credited to the account of or otherwise required to be reflected as an asset on the balance sheet, in each case, of the Borrower or any of its Restricted Subsidiaries less (b) the sum of (i) any cash or cash equivalents set aside to pay royalty obligations, working interest obligations, suspense payments, severance taxes, payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations or other obligations of the Borrower or any of its Restricted Subsidiaries owing to third parties, (ii) any cash or cash equivalents to be used to pay other obligations of the Borrower or any Restricted Subsidiary permitted to be paid hereunder for which the Borrower or such Restricted Subsidiary has issued checks or has initiated wires or ACH transfers (or, in the Borrower’s good faith discretion, will issue checks or initiate wires or ACH transfers within five (5) Business Days) but that has or have not yet been subtracted from the balance in the relevant account of the Borrower or any of its Restricted Subsidiaries, (iii) any cash or cash equivalents of the Borrower or any of its Restricted Subsidiaries constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits, (iv) without duplication of clause (b)(iii) hereof, any cash or cash equivalents set aside to be used by the Borrower or any of its Restricted Subsidiaries to pay the purchase price for any acquisition of any assets or property by the Borrower or any Restricted Subsidiary pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party; provided that, solely for purposes of this clause (b)(iv), such cash or cash equivalents shall not be included in the calculation of clause (b) after the earlier to occur of (x) the date that is thirty (30) days after entry by the Borrower or such Restricted Subsidiary into such purchase and sale agreement and (y) the date in which such purchase and sale agreement is terminated, (v) any cash or cash equivalents of the Borrower or any of is Restricted Subsidiaries constituting proceeds from a disposition permitted by the terms of this Agreement, in each case, that are held in escrow accounts (or other segregated accounts) and solely used in connection with “like-kind exchanges” within the meaning of Section 1031 of the Code; provided that the proceeds excluded pursuant to this clause (v) shall not be included in the calculation of clause (b) above after one hundred eighty (180) days following the receipt by the Borrower or such Restricted Subsidiary of the proceeds from such disposition, (vi) any cash or cash equivalents held in collateral accounts with respect to letters of credit solely to the extent permitted pursuant to Section 9.3, (vii) any cash or cash equivalents set aside and for which the Borrower or any of its Restricted Subsidiaries has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within thirty (30) days) to make a Restricted Payment permitted to be made pursuant to Sections 9.2(a)(iii) or 9.2(a)(iv) to the extent such Restricted Payment could be made at such time and in an amount not to exceed the applicable amount of such Restricted Payment permitted to be made pursuant thereto, (viii) any cash or cash equivalents subject to a Lien pursuant to clause (h) of the definition of “Permitted Encumbrances”, (ix) any cash or cash equivalents constituting proceeds from an issuance of, or additional contributions to, Equity Interests of the Borrower so long as such proceeds are (A) designated in writing to the Administrative Agent by the Borrower substantially contemporaneously with the receipt thereof to be excluded pursuant to this clause (b)(ix) and (B) segregated and maintained in a separate deposit account of the Borrower or a Restricted Subsidiary maintained exclusively for holding such cash proceeds; provided that any such designated proceeds in this clause (b)(ix) shall not be included in the calculation of clause (b) above after thirty (30) days following the receipt of such designated proceeds by the Borrower (or such later date as agreed to by the Administrative Agent in its sole discretion), and (x) proceeds of any incurrence or issuance of any Permitted Additional Debt so long as such proceeds are (A) designated in writing to the Administrative Agent by the Borrower substantially contemporaneously with the receipt thereof to be excluded pursuant to this clause (x) and (B) segregated and maintained in a separate deposit account of the Borrower or a Restricted Subsidiary maintained exclusively for holding such cash proceeds; provided that any such designated proceeds in this clause (b)(x) shall not be included in the calculation of clause (b) above after thirty (30) days following the receipt of such designated proceeds by the Borrower (or such later date as agreed to by the Administrative Agent in its sole discretion).
“Consolidated Cash Balance Threshold” means, at any time of determination, an amount equal to ten percent (10%) of the Borrowing Base then in effect.
“Consolidated Current Assets” means, at any time, the sum of (a) the current assets of Borrower and its Consolidated Restricted Subsidiaries at such time, plus (b) the Revolving Availability at such time. For purposes of this definition, any non-cash assets resulting from the requirements of FASB ASC 815 for any period of determination shall be excluded from the determination of current assets of Borrower and its Consolidated Restricted Subsidiaries.
“Consolidated Current Liabilities” means, at any time, the current liabilities of Borrower and its Consolidated Restricted Subsidiaries at such time. For purposes of this definition, any non-cash liabilities resulting from the requirements of FASB ASC 815 for any period of determination, and any current maturities under this Agreement, shall be excluded from the determination of current liabilities of Borrower and its Consolidated Restricted Subsidiaries.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, (a) plus each of the following, to the extent deducted in determining Consolidated Net Income: (i) any provision for (or less any benefit from) income or franchise Taxes; (ii) Consolidated Interest Expense; (iii) depreciation, depletion and amortization expense; (iv) actual transaction costs, expenses and charges incurred prior to the Effective Date with respect to the Initial Public Offering; (v) transaction costs, expenses and charges with respect to the execution, delivery and performance of this Agreement and the other Loan Papers; (vi) transaction costs, expenses and charges with respect to the acquisition or disposition of Mineral Interests in an aggregate amount not to exceed $500,000 in any Fiscal Year; and (vii) other non-cash charges to the extent not already included in the foregoing clauses (ii) through (vi), and (b) minus all non-

cash income to the extent included in determining Consolidated Net Income. For the purposes of calculating Consolidated EBITDA for any Rolling Period for any determination of the financial ratio contained in Section 10.1(b), if at any time during such Rolling Period Borrower or any Consolidated Restricted Subsidiary shall have made any material disposition or material acquisition, the Consolidated EBITDA for such Rolling Period shall be calculated after giving pro forma effect thereto as if such material disposition or material acquisition had occurred on the first day of such Rolling Period, such pro forma adjustments to be acceptable to Administrative Agent and Borrower. As referred to in the preceding sentence, material disposition and material acquisition refer to any disposition or acquisition that involves the receipt or payment of consideration by Borrower and its Consolidated Restricted Subsidiaries in excess of a dollar amount equal to the greater of $10,000,000 and five percent (5.0%) of the Borrowing Base.
“Consolidated Interest Expense” means, for any period, the total consolidated interest expense of Borrower and its Consolidated Restricted Subsidiaries for such period net of gross interest income of Borrower and its Consolidated Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP plus (without duplication) to the extent not already included in such total consolidated interest expense:
(a)imputed interest on Debt attributable to Capital Leases and sale and leaseback transactions of Borrower or any of its Consolidated Restricted Subsidiaries for such period;
(b)commissions, discounts and other fees and charges owed by Borrower or any of its Consolidated Restricted Subsidiaries with respect to letters of credit securing financial obligations and bankers’ acceptances for such period;
(c)amortization of debt issuance costs, debt discount or premium and other financing fees and expenses; and
(d)the interest portion of any deferred payment obligations of Borrower or any of its Consolidated Restricted Subsidiaries for such period.
“Consolidated Net Income” means, for any period, the net income (or loss) of Borrower and its Consolidated Restricted Subsidiaries for such period determined in accordance with GAAP, but excluding: (a) the income of any other Person (other than any Consolidated Restricted Subsidiary of Borrower) in which a Credit Party has an ownership interest, unless received by such Credit Party in a cash distribution; (b) any gains or losses attributable to “sales of property”, as defined and reported in accordance with GAAP in Borrower’s consolidated financial statements; and (c) to the extent not included in clauses (a) and (b) above, any extraordinary gains or extraordinary losses.
“Consolidated Restricted Subsidiaries” means any Restricted Subsidiaries that are Consolidated Subsidiaries.
“Consolidated Subsidiary” or “Consolidated Subsidiaries” means, for any Person, at any time, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements as of such time.
“Consolidated Total Leverage Ratio” means, (a) with respect to Section 10.1(b), as of the last day of any Rolling Period, the ratio of (i) Total Net Funded Debt as of such date to (ii) Consolidated EBITDA (or, in the case of the Rolling Periods ending on June 30, 2019, September 30, 2019 and December 31, 2019, Annualized Consolidated EBITDA) for the Rolling

Period ending on such date and (b) with respect to any calculation thereof for other purposes hereunder, the ratio of (i) Total Net Funded Debt as of such date to (ii) Consolidated EBITDA for the most recently ended Rolling Period for which financial statements are available.
“Consolidated Unrestricted Subsidiaries” means any Unrestricted Subsidiaries that are Consolidated Subsidiaries.
“Control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, or by contract or otherwise.
“Conversion Date” has the meaning given to such term in Section 2.5(c).
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning set forth in Section 14.21.
“Credit Parties” means, collectively, Borrower and each Guarantor, and “Credit Party” means any one of the foregoing.
“Current Financials” means the audited consolidated balance sheets of Borrower as of the end of the Fiscal Year ending December 31, 2018 (but solely with respect to Borrower and its Subsidiaries constituting Consolidated Subsidiaries upon giving effect to the Initial Public Offering) and the related consolidated statements of income and cash flows for such Fiscal Year, all reported on by KPMG LLP.
“Current Ratio” means, as of any date of determination, the ratio of Consolidated Current Assets to Consolidated Current Liabilities.
“Debt” of any Person means, without duplication:
(a)obligations of such Person for borrowed money or evidenced by bankers’ acceptances, debentures, notes, bonds or other similar instruments;
(b)obligations of such Person (whether contingent or otherwise) in respect of letters of credit;
(c)obligations of such Person with respect to Disqualified Capital Stock;
(d)obligations of such Person under Capital Leases or constituting Purchase Money Debt;
(e)obligations of such Person to pay the deferred purchase price of Property;
(f)Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person;

(g)Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made, including by means of obligations to pay for goods or services even if such goods or services are not actually taken, received or utilized) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; and
(h)Debt (as defined in the other clauses of this definition) of a partnership for which such Person is liable either by agreement or by operation of Law, but only to the extent of such liability;
provided, however, that “Debt” does not include (i) obligations with respect to surety or performance and similar instruments incurred in the ordinary course of business and obligations with respect to appeal bonds, (ii) trade accounts and other similar accounts that are (x) not outstanding more than 90 days after the invoice date or (y) being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, or (iii) obligations in respect of Hedge Agreements.
“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Rate” means, with respect to the amount of any Obligation under any Loan Paper, a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of (a) two percent (2%), plus (b) the Adjusted Base Rate plus the Applicable Margin then in effect for Adjusted Base Rate Borrowings (provided that, if such amount in default is principal of a Borrowing subject to a SOFR Tranche and the due date is a day other than the last day of an Interest Period therefor, the “Default Rate” for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, (i) two percent (2%), plus (ii) the Applicable Margin then in effect for SOFR Borrowings, plus (iii) the Adjusted Term SOFR for such Borrowing for such Interest Period as provided in Section 2.5, and thereafter, the rate provided for above in this definition).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Bank” means any Bank that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder; (b) has notified Borrower or any other Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (c) has failed, within three (3) Business Days after request by Administrative Agent or a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Bank that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and Administrative Agent; or (d) has (or whose bank holding company has) (i) become the subject of a Bail-In Action or (ii) been placed into receivership, conservatorship or bankruptcy; provided that a Bank shall not become a Defaulting Bank solely as a result of the acquisition or maintenance of an ownership interest in such Bank or Person controlling such Bank or the exercise of control (other than through the appointment of a conservator or receiver) over a Bank or Person controlling such Bank by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank.
“De Minimis Accounts” shall have the meaning assigned to such term in the Security Agreement.
“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.
“Determination” means any Periodic Determination or Special Determination.
“Determination Date” means (a)(i) August 1, 2019, November 1, 2019 and February 1, 2020 and (ii) each May 1 and November 1 thereafter, commencing May 1, 2020 and (b) with respect to any Special Determination, the first day of the first month which is not less than 30 days following the date of a request for a Special Determination.
“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, Letter of Credit Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 6.1 are satisfied (or waived in accordance with Section 14.2).
“Elected Commitment” means, as to each Bank, the amount set forth opposite such Bank’s name on Schedule 1 under the caption “Elected Commitment”, as the same may be increased, reduced or terminated from time to time in connection with an optional increase, reduction or termination of the Aggregate Elected Commitment Amounts pursuant to Section 2.15.
“Elected Commitment Increase Certificate” has the meaning given to such term in Section 2.15(b)(vi).
“Election Notice” has the meaning given to such term in Section 4.4.
“Eligible Contract Participant” means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.
“Environmental Complaint” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state or municipal authority or any other party against any Credit Party involving (a) a Hazardous Discharge from, onto or about any Property owned, leased or operated at any time by any Credit Party, (b) a Hazardous Discharge caused, in whole or in part, by any Credit Party or by any Person acting on behalf of or at the instruction of any Credit Party, or (c) any violation of any Applicable Environmental Law by any Credit Party.
“Equity Interests” in any Person means shares of capital stock issued by such Person, or any partnership, profits, capital or membership interests in such Person, or options, warrants or any other right to acquire the capital stock or a partnership, profits, capital or membership interest in such Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.
“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with Borrower or any other Credit Party would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.
“Erroneous Payment” has the meaning assigned to such term in Section 12.16(a).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning given to such term in Section 11.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Swap Obligation” means, with respect to any Credit Party individually determined on a Credit Party by Credit Party basis, any Obligations or other obligation in respect of any Hedge Transaction if, and solely to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest or other Lien to secure, such Obligations or other obligation in respect of such Hedge Transaction (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an Eligible Contract Participant at the time such guarantee or grant of a security interest or other Lien is entered into or otherwise becomes effective with respect to, or any other time such Credit

Party is by virtue of such guarantee or grant of security interest or other Lien otherwise deemed to enter into, such Obligations or other obligation in respect of such Hedge Transaction (or guarantee thereof). If such an obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such obligation that is attributable to swaps the guarantee or grant of security interest or other Lien for which (or for any guarantee of which) so is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 13.7) or (ii) such Bank changes its Lending Office, except in each case to the extent that, pursuant to Section 13.5, amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure or inability to comply with Section 13.5(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Exhibit” refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.
“Facility Guaranty” means an agreement substantially in the form of Exhibit H attached hereto executed by each existing and future Restricted Subsidiary of Borrower in favor of Administrative Agent for the benefit of itself and the other Secured Parties, pursuant to which each such Restricted Subsidiary guarantees payment and performance in full of the Obligations, and each joinder or supplement thereto now or hereafter executed.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“Fee Letters” means (a) that certain letter agreement styled “Engagement Letter” dated as of January 22, 2019, among the Arranger, Administrative Agent and Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time and (b) any other letter agreements entered into from time to time between Borrower, Administrative Agent and the Arranger providing for the payments of fees to Administrative Agent and/or the Arranger in connection with this Agreement or any transaction contemplated hereby.
“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement dated as of the Fifth Amendment Effective Date, among Borrower, the Guarantors party thereto, the Administrative Agent and the Banks party thereto.
“Fifth Amendment Effective Date” means June 3, 2022.
“First Amendment” means that certain First Amendment to Credit Agreement dated as of November 7, 2019, among Borrower, the Guarantors party thereto, the Administrative Agent and the Banks party thereto.
“Fiscal Quarter” means a three-month period ending March 31, June 30, September 30 or December 31 of a Fiscal Year.
“Fiscal Year” means a twelve-month period ending December 31.
“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.
“Floor” means, a rate of interest equal to 0.00% per annum.
“Foreign Bank” means a Bank that is not a U.S. Person.
“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.
“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement dated as of December 15, 2021, among Borrower, the Guarantors party thereto, the Administrative Agent and the Banks party thereto.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.3.
“Gas Balancing Agreement” means any agreement or arrangement whereby any Credit Party, or any other party having an interest in any Hydrocarbons to be produced from Mineral Interests in which any Credit Party owns an interest, has a right to take more than its proportionate share of production therefrom as a result of previous overproduction by such Credit Party or its predecessor in interest.
“Governmental Authority” means any court or governmental department, commission, board, bureau, agency or instrumentality of any nation or of any province, state, commonwealth, nation, territory, possession, county, parish or municipality, whether now or hereafter constituted or existing (including any central bank or any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by “comfort letter” or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” means each existing and future Domestic Subsidiary, if any, that guarantees the Obligations pursuant to Section 5.3 or Section 5.4, as applicable.
“Hazardous Discharge” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Substance from or onto any real property owned, leased or operated at any time by any Credit Party or any real property owned, leased or operated by any other party.
“Hazardous Substance” means any substance regulated or as to which liability might arise under any Applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any Applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.
“Hedge Agreement” means, collectively, any agreement, instrument, arrangement or schedule or supplement thereto evidencing any Hedge Transaction.
“Hedge Transaction” means any commodity, interest rate, currency or other swap, option, collar, futures contract or other derivative contract pursuant to which a Person hedges risks or costs related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act; provided that, except for the purposes of the definitions of “Benefitting Guarantor”, “Excluded Swap Obligation” and “Qualified ECP Guarantor”, “Hedge Transactions” shall refer to the underlying agreement and not include any separate guaranty or separate document granting a security interest or other Lien in respect of the obligations under such underlying agreement). Hedge Transactions expressly include Oil and Gas Hedge Transactions.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including sulphur, geothermal steam, water, carbon dioxide, helium, and any other minerals, ores, or substances of value, and the products thereof.
“Indemnified Entity” has the meaning given to such term in Section 14.3(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Paper and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Initial Borrowing Base” means a Borrowing Base in the amount of $120,000,000, which shall be in effect during the period commencing on the Effective Date and continuing until the first Determination or other adjustment to the Borrowing Base hereunder after the Effective Date.
“Initial Public Offering” has the meaning given to such term in Section 6.1(b).
“Initial Reserve Report” means the Reserve Report audited by Cawley, Gillespie & Associates, Inc. dated as of December 31, 2018, with respect to the Proved Mineral Interests owned by Borrower and its Restricted Subsidiaries and utilized by Administrative Agent and Banks in determining the Initial Borrowing Base hereunder.
“Interest Option” has the meaning given to such term in Section 2.5(c).
“Interest Period” means, as to any SOFR Tranche, the period commencing on the Borrowing Date or Conversion Date applicable to such Tranche and ending on the date one (1), three (3) or six (6) months thereafter, in each case as selected by the Borrower in its Request for Borrowing or Rollover Notice and subject to availability; provided that:
(a)the Interest Period shall commence on the date of advance of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;
(b)if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;
(c)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;
(d)no Interest Period shall extend beyond the Maturity Date;
(e)there shall be no more than ten (10) Interest Periods in effect at any time; and
(f)no tenor that has been removed from this definition pursuant to Section 13.1(c)(iv) and not thereafter reinstated shall be available for specification in any Request for Borrowing or Rollover Notice.
“Investment” means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in or purchase of the stock securities of, or interests in, any other Person; provided that, “Investment” shall not include current customer and trade accounts which are payable in accordance with customary trade terms or negotiable instruments in the course of collection. “Invested” has a meaning correlative thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Holdings” means Brigham Minerals Holdings, LLC, a Delaware limited liability company.
“Laws” means all applicable statutes, laws, codes, ordinances, regulations, orders, writs, injunctions, decrees, determinations, rules, judgments, franchises, permits, certificates, licenses, rules of common law, authorizations, or other directive or requirement, whether now or hereinafter in effect, of any state, commonwealth, nation, territory, possession, county, township, parish, municipality or Governmental Authority.
“Lending Office” means, as to each Bank, its office identified in such Bank’s Administrative Questionnaire as its Lending Office or such other office as such Bank may hereafter designate as its Lending Office by notice to Borrower and Administrative Agent.
“Letter of Credit Application” has the meaning given to such term in Section 2.1(b).
“Letter of Credit Exposure” of any Bank means, collectively, such Bank’s aggregate participation in (a) the unfunded portion of Letters of Credit outstanding at any time, and (b) the funded but unreimbursed (by Borrower) portion of Letters of Credit outstanding at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Letter of Credit Fee” means, for any date, with respect to any Letter of Credit issued hereunder, a fee in an amount equal to a percentage of the average daily aggregate amount of Letter of Credit Exposure of all Banks during the Fiscal Quarter (or portion thereof) ending on the date such payment is due (calculated on a per annum basis based on such average daily aggregate Letter of Credit Exposure) determined by reference to the ratio of Outstanding Revolving Credit to the Borrowing Base on such date, in accordance with the table below:

Pricing Level	Ratio of Outstanding Revolving Credit to Borrowing Base	Per Annum Letter of Credit Fee
I	≥90%	2.75%
II	≥75% but <90%	2.50%
III	≥50% but <75%	2.25%
IV	≥25% but <50%	2.00%
V	<25%	1.75%

Such fee shall be payable in accordance with the terms of Section 2.12.
“Letter of Credit Fronting Fee” means, with respect to any Letter of Credit issued hereunder, a fee equal to the greater of (a) $500 or (b) 0.125% per annum of the average daily amount available to be drawn under such Letter of Credit during the Fiscal Quarter (or portion thereof) ending on the date the payment of such fee is due.
“Letter of Credit Issuer” means Wells Fargo Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. The Letter of Credit Issuer may,

in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Letter of Credit Issuer, in which case the term “Letter of Credit Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Letter of Credit Period” means the period commencing on the Effective Date and ending five (5) Business Days prior to the Termination Date.
“Letters of Credit” means, collectively, standby letters of credit issued for the account of Borrower pursuant to Section 2.1(b), in each case as extended or otherwise modified by the applicable Letter of Credit Issuer from time to time.
“Lien” means with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Credit Party shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.
“Liquidity” means the sum of (a) unrestricted cash and cash equivalents of the Borrower and its Restricted Subsidiaries, plus (b) Revolving Availability.
“Loan” means each loan made by a Bank to Borrower pursuant to this Agreement, and “Loans” means all loans made by Banks to Borrower pursuant to this Agreement in an aggregate amount not to exceed the amount of the Total Commitment then in effect.
“Loan Papers” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Notes, the Facility Guaranty, the Mortgages, the Security Agreement, the other Security Instruments, each Letter of Credit now or hereafter executed and/or delivered, each Fee Letter (excluding any term sheets attached thereto), and all other certificates, agreements or instruments delivered in connection with this Agreement by any Credit Party (or any officer thereof), as the foregoing may be amended from time to time. Hedge Agreements do not constitute Loan Papers.
“Majority Banks” means (a) as long as the Commitments are in effect, Banks having an aggregate Applicable Percentage of more than 50% of the Aggregate Maximum Credit Amount, and (b) following termination or expiration of the Commitments, Banks holding more than 50% of the Outstanding Revolving Credit, subject in each case to Section 3.5(a); provided that, in each case, in the event there are only two or three Banks, Majority Banks means at least two unaffiliated Banks.
“Margin Regulations” mean Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Margin Stock” means “margin stock” as defined in Regulation U.
“Material Adverse Change” means any circumstance or event that has caused a Material Adverse Effect.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities, financial condition, or results of operations of the Credit Parties, taken as a whole, (b) the right or ability of any Credit Party to fully, completely and timely perform its obligations under the Loan Papers, (c) the validity or enforceability of any Loan Papers against any Credit Party (to the extent a party thereto), or (d) the validity, perfection or priority of any Lien on a material portion of the assets intended to be created under or pursuant to any Loan Paper to secure the Obligations.
“Material Agreement” means any material written or enforceable oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject.
“Material Debt” means Debt (other than the Obligations) of Borrower or any other Credit Party with a principal amount in excess of the Threshold Amount.
“Material Gas Imbalance” means, with respect to all Gas Balancing Agreements to which any Credit Party is a party or by which any working interest in Proved Mineral Interests owned by any Credit Party is bound, aggregate net gas imbalances representing liabilities of the Credit Parties, taken as a whole, in excess of the Threshold Amount. Gas imbalances will be determined based on written agreements, if any, specifying the method of calculation thereof, or, alternatively, if no such agreements are in existence, gas imbalances will be calculated by multiplying (x) the volume of gas imbalance as of the date of calculation (expressed in thousand cubic feet) by (y) the heating value in Btu’s per thousand cubic feet, times the Henry Hub average daily spot price for the month immediately preceding the date of calculation.
“Maturity Date” means May 16, 2024.
“Maximum Credit Amount” means, as to any Bank, the amount set forth opposite such Bank’s name on Schedule 1 under the caption “Maximum Credit Amount”, as such amount may be terminated, reduced or increased from time to time in accordance with the provisions hereof.
“Maximum Lawful Rate” means, for each Bank, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the Loans owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable Law after taking into account, to the extent required by applicable Law, any and all relevant payments or charges under the Loan Papers.
“Mineral Interests” means rights, estates, titles, and interests in and to oil and gas leases, oil and gas mineral leases, oil and gas royalty interests and overriding royalty interests, oil and gas production payments and net profits interests, oil and gas fee interests, and other real property rights in and to oil and gas reserves, including any reversionary or carried interests relating to the foregoing and any rights, titles, and interests created by or arising under the terms of any unitization, communitization, and pooling agreements or arrangements relating to the foregoing, whether arising by contract, by order, or by operation of Law.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
“Mortgaged Property” means any Property owned by Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.
“Mortgages” means all mortgages, deeds of trust and similar instruments (and all amendments thereto and amendments and restatements thereof) creating, evidencing, or otherwise establishing the Liens on Mineral Interests that are required by Article V as may have been heretofore or may hereafter be granted or assigned to Administrative Agent to secure payment of the Obligations or any part thereof, all as amended, supplemented, or otherwise modified from time to time. All Mortgages shall be in form and substance reasonably satisfactory to Administrative Agent.
“Net Cash Proceeds” means the remainder of (a) the gross cash proceeds received by any Credit Party from any Asset Disposition (including any associated Hedge Transaction termination receipts) less (b) underwriter discounts and commissions, investment banking fees, legal, accounting and other professional fees and expenses, Taxes paid or payable as a result thereof (including any Permitted Tax Distributions), and other usual and customary transaction costs, including associated Hedge Transaction termination payments, in each case only to the extent paid or payable by a Credit Party in cash and related to such Asset Disposition.
“Non-Consenting Bank” means any Bank that does not approve (a) any consent, waiver or amendment that (i) requires the approval of all Banks or all affected Banks in accordance with the terms of Section 14.2 (other than a proposed Borrowing Base that would increase the then-current Borrowing Base) and (ii) has been approved by the Required Banks or (b) a proposed Borrowing Base pursuant to Section 4.2 or Section 4.3, as applicable, that would increase the then-current Borrowing Base that has been approved by the Super Majority Banks.
“Note” means a promissory note of Borrower, payable to a Bank, in substantially the form of Exhibit A hereto, evidencing the obligation of Borrower to repay to such Bank its Applicable Percentage of the Loans, together with all modifications, extensions, renewals and rearrangements thereof, and “Notes” means all of the Notes.
“Obligations” means, collectively, all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of each Credit Party (a) to any Bank or to any Affiliate of any Bank arising pursuant to the Loan Papers, and all interest accrued thereon and costs, expenses and reasonable attorneys’ fees incurred in the enforcement or collection thereof (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Credit Party (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action), (b) to any Bank Products Provider in respect of Bank Products, and (c) arising under or in connection with any Hedge Transaction entered into on or after the date of this Agreement between any Credit Party and any counterparty that is or was, at the time such Hedge Transaction was entered into, a Bank or an Affiliate of a Bank, in the case of this clause (c) regardless of whether such counterparty ceases to be a Bank or an Affiliate of a Bank and excluding any additional transactions or confirmations entered into after such counterparty ceases to be a Bank or an Affiliate of a Bank, or after assignment by such counterparty to another counterparty that is not a Bank or an Affiliate of a Bank, regardless in the case of the foregoing clauses (a), (b) and (c) of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several; provided that solely with respect to any Guarantor that is not an Eligible Contract Participant, any Excluded Swap Obligations of such Guarantor shall in any event be excluded from the “Obligations” owing by such Guarantor.
“Oil and Gas Hedge Transactions” means a Hedge Transaction pursuant to which any Person hedges the price to be received by it for future production of Hydrocarbons; provided, that for the sole purpose of Section 9.10, the term “Oil and Gas Hedge Transactions” shall be deemed to exclude all purchased put options or price floors for Hydrocarbons.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Paper, or sold or assigned an interest in any Loan or Loan Paper).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Paper, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.7).
“Outstanding Revolving Credit” means, at any time, the sum of (i) the aggregate Letter of Credit Exposure on such date, including the aggregate Letter of Credit Exposure related to Letters of Credit to be issued on such date, plus (ii) the aggregate outstanding principal balance of the Loans on such date, including the amount of any Borrowing to be made on such date.
“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Owl Rock Credit Agreement” means that certain First Lien Credit Agreement dated as of July 27, 2018, among Borrower, as holdings, Brigham Minerals, LLC, as borrower, Owl Rock Capital Corporation, as administrative agent and collateral agent, and the lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.
“Owl Rock Payoff” has the meaning given to such term in Section 6.1(a)(xiii).
“Parent” means Brigham Minerals, Inc., a Delaware corporation.
“Parent Audit Conditions” has the meaning given to such term in Section 8.1(a).
“Participant” has the meaning given to such term in Section 14.8(b).
“Participant Register” has the meaning given to such term in Section 14.8(b).
“Payor” has the meaning given to such term in Section 3.4.
“Periodic Determination” means any determination of the Borrowing Base pursuant to Section 4.2.
“Periodic Term SOFR Determination Day” has the meaning given to such term in the definition of “Term SOFR”.
“Permitted Additional Debt” means any unsecured senior or unsecured senior subordinated Debt for borrowed money of Borrower or any Credit Party incurred or issued under Section 9.1(e).
“Permitted Additional Debt Documents” means any indenture or other loan agreement governing any Permitted Additional Debt, all guarantees thereof and all other agreements, documents or instruments executed and delivered by Borrower or any other Credit Party in connection with, or pursuant to, the incurrence or issuance of Permitted Additional Debt.
“Permitted Encumbrances” means with respect to any Property:

(a)Liens securing the Obligations under the Loan Papers;
(b)Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(c)Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(d)landlords’, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising in the ordinary course of business or incident to the acquisition, exploration, development, ownership, maintenance and selling, leasing or otherwise disposing of, Mineral Interests, each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(e)Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of any material Property covered by such Lien for the purposes for which such Property is held by Borrower or any Restricted Subsidiary or materially impair the value of any material Property subject thereto;
(f)banker’s liens, rights of set-off or similar rights and remedies arising in the ordinary course of business and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account;
(g)easements, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations, zoning and land use requirements and other title defects in any Property of Borrower or any Restricted Subsidiary, that in each case do not secure Debt and that in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto;
(h)Liens to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations, obligations in respect of workers’ compensation, unemployment insurance or other forms of government benefits or insurance and other obligations of a like nature incurred in the ordinary course of business;

(i)Liens, titles and interests of lessors (including sub-lessors) of property leased by such lessors to Borrower or any Restricted Subsidiary, restrictions and prohibitions on encumbrances and transferability with respect to such property and Borrower’s or such Restricted Subsidiary’s interests therein imposed by such leases, and Liens and encumbrances encumbering such lessors’ titles and interests in such property and to which Borrower’s or such Restricted Subsidiary’s leasehold interests may be subject or subordinate, in each case, whether or not evidenced by Uniform Commercial Code financing statement filings or other documents of record, provided that such Liens do not secure Debt of Borrower or any Restricted Subsidiary and do not encumber Property of Borrower or any Restricted Subsidiary other than the Property that is the subject of such leases and items located thereon;
(j)Liens, titles and interests of licensors of software and other intangible property licensed by such licensors to Borrower or any Restricted Subsidiary, restrictions and prohibitions on encumbrances and transferability with respect to such property and Borrower’s or such Restricted Subsidiary’s interests therein imposed by such licenses, and Liens and encumbrances encumbering such licensors’ titles and interests in such property and to which Borrower’s or such Restricted Subsidiary’s license interests may be subject or subordinate, in each case, whether or not evidenced by Uniform Commercial Code financing statement filings or other documents of record, provided that such Liens do not secure Debt of Borrower or any Restricted Subsidiary and do not encumber Property of Borrower or any Restricted Subsidiary other than the Property that is the subject of such licenses;
(k)Liens securing Capital Leases and Purchase Money Debt permitted by Section 9.1(d) but only on the Property under lease or the Property purchased, constructed or improved with such Purchase Money Debt, together with any improvements, fixtures or accessions to such Property and the proceeds of such Property, improvements, fixtures or accessions;
(l)judgment and attachment Liens not giving rise to an Event of Default; and
(m)Liens of issuers of commercial letters of credit or similar undertakings on the goods that are the subject of such letters of credit or undertakings.
Provisions in the Loan Papers allowing Permitted Encumbrances on any item of Property shall be construed to allow such Permitted Encumbrances also to cover any improvements, fixtures or accessions to such Property and the proceeds of and insurance on such Property, improvements, fixtures or accessions. No intention to subordinate any Lien granted in favor of Administrative Agent and Banks is to be hereby implied or expressed by the permitted existence of any Permitted Encumbrances. Notwithstanding anything to the contrary contained in the foregoing, the term “Permitted Encumbrances” shall not include any Lien securing Debt for borrowed money other than Debt described in the preceding clauses (a) and (k).
“Permitted Holders” means, collectively, the Sponsors and members of management of Borrower or Parent.
“Permitted Investment” means:
(a)accounts receivable arising in the ordinary course of business;

(b)direct obligations of the United States or any agency thereof, or obligations fully guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof;
(c)commercial paper maturing within one year from the date of acquisition thereof rated in the highest grade by S&P or Moody’s;
(d)demand deposits and time deposits (including certificates of deposit) maturing within one year from the date of creation thereof with any Bank or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 (or then equivalent grade) or P2 (or then equivalent grade), as such rating is set forth from time to time, by S&P or Moody’s, respectively;
(e)shares of any SEC registered 2a-7 money market fund that has net assets of at least $500,000,000 and the highest rating obtainable from either Moody’s or S&P;
(f)Investments made by a Credit Party in or to another Credit Party;
(g)subject to the limits of Section 8.2, Investments (including capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by any Credit Party with others in the ordinary course of business; provided that (i) any such venture is engaged primarily in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms, and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding, $5,000,000;
(h)Investments made in connection with entering into or performing operating agreements, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions or arrangements, in each case made or entered into in the ordinary course of the oil and gas business, excluding, however, Investments in Equity Interests issued by other Persons; provided that, none of the foregoing shall involve the incurrence of any Debt not permitted by Section 9.1;
(i)Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this definition, or owing to a Credit Party as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or as a result of the enforcement of any Lien in favor of such Credit Party; provided that such Credit Party shall give Administrative Agent prompt written notice in the event that the aggregate amount of all investments held at any one time under this clause (i) exceeds $5,000,000;
(j)Investments in Unrestricted Subsidiaries, provided that (i) the aggregate unrecovered Invested amount of all such Investments shall not at any time exceed the sum of (A) $5,000,000 plus (B) any additional amounts funded entirely by capital contributions (other than proceeds of Disqualified Capital Stock) received by Borrower from the holders of its Equity Interests within ten (10) Business Days prior to the making of any such Investment and (ii) no Event of Default or Borrowing Base Deficiency shall exist at the time of, or immediately following, the making of such Investment; and
(k)other Investments of any kind not to exceed at any time the Threshold Amount in aggregate unrecovered Invested amount (provided that to the extent any Investments are received as partial consideration for entering into contracts for the gathering, processing, transportation or marketing of Hydrocarbons, such Investments shall be deemed to have an unrecovered Invested amount of zero).
“Permitted Tax Distributions” means, with respect to any taxable period (or portion thereof) during which Borrower is taxable as a partnership or is a disregarded entity for United States federal income tax purposes, one or more tax distributions to the member(s) of Borrower in an aggregate amount, with respect to each such taxable period (or portion thereof), that does not exceed the amount required to make a pro rata distribution to each direct or indirect owner of Borrower equal to (a) the product of (i) the sum of the highest marginal United States federal and New York state income tax rates applicable to individuals (or, if higher, corporations) on ordinary income (including any tax rate imposed on “net investment income” by Section 1411 of the Code, but without taking into account the deductibility of state and local taxes), multiplied by (ii) the taxable income (or estimates thereof) allocable to such direct or indirect owner of Borrower as a result of the operations or activities of Borrower and its Subsidiaries during such taxable period (or portion thereof) or (b) if higher, in the case of Parent and its Consolidated Subsidiaries, an amount that will enable Parent and its Consolidated Subsidiaries to timely satisfy all of their U.S. federal, state and local tax liabilities (including estimates thereof) arising solely from their direct or indirect interest in Borrower.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Pine Brook Group” means Pine Brook BXP Intermediate, L.P., Pine Brook BXP II Intermediate, L.P., Pine Brook PD Intermediate, L.P., any of the foregoing Persons’ Affiliates (other than portfolio companies thereof), and any fund managed or administered by any such Person or any of its Affiliates, and the phrase “member of the Pine Brook Group” shall be construed accordingly.
“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code and which (a) is currently or hereafter sponsored, maintained or contributed to by Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the Effective Date, sponsored, maintained or contributed to by Borrower, a Credit Party or an ERISA Affiliate.
“Platform” has the meaning given to such term in Section 8.1.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.
“Proved Mineral Interests” means, collectively, Proved Producing Mineral Interests, Proved Non-producing Mineral Interests, and Proved Undeveloped Mineral Interests.
“Proved Non-producing Mineral Interests” means all Mineral Interests to which proved developed non-producing reserves of oil or gas are attributed.

“Proved Producing Mineral Interests” means all Mineral Interests to which proved developed producing reserves of oil or gas are attributed.
“Proved Undeveloped Mineral Interests” means all Mineral Interests to which proved undeveloped reserves of oil or gas are attributed.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Bank” has the meaning given to such term in Section 8.1.
“Purchase Money Debt” means Debt, the proceeds of which are used to finance the acquisition, construction, or improvement of inventory, equipment or other Property in the ordinary course of business; provided, however, that such Debt is incurred no later than 120 days after such acquisition or the completion of such construction or improvement.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 14.21.
“Qualified ECP Guarantor” means, with respect to any Benefitting Guarantor, in respect of any Hedge Transaction, each Credit Party that, at the time the guaranty by such Benefitting Guarantor of, or the grant by such Benefitting Guarantor of a security interest or other Lien securing, obligations under such Hedge Transaction is entered into or becomes effective with respect to, or at any other time such Benefitting Guarantor is by virtue of such guaranty or grant of a security interest or other Lien otherwise deemed to enter into, such Hedge Transaction, constitutes an Eligible Contract Participant and can cause such Benefitting Guarantor to qualify as an Eligible Contract Participant at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Recipient” means (a) Administrative Agent, (b) any Bank and (c) any Letter of Credit Issuer, as applicable.
“Recognized Value” means, with respect to Proved Mineral Interests, the value attributed to such Mineral Interests in the most recent Determination of the Borrowing Base pursuant to Article IV (or for purposes of determining the initial Borrowing Base in the event no such Determination has occurred), based upon the present value discounted at 10% per annum of the estimated net cash flow to be realized from the production of Hydrocarbons from such Mineral Interests and taking into account the risk discounts applied by Banks to the various categories of Proved Mineral Interests.
“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.
“Register” has the meaning given to such term in Section 14.8(d).
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System of the United States or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States or the Federal Reserve Bank of New York, or any successor thereto.
“Request for Borrowing” means a request by Borrower for a Borrowing in accordance with Section 2.2.
“Request for Letter of Credit” means a request by Borrower for a Letter of Credit in accordance with Section 2.3.
“Required Banks” means (a) as long as the Commitments are in effect, Banks having an aggregate Applicable Percentage of 66-2/3% or more of the Aggregate Maximum Credit Amount, and (b) following termination or expiration of the Commitments, Banks holding 66-2/3% or more of the Outstanding Revolving Credit, subject in each case to Section 3.5(a); provided that, in each case, in the event there are only two or three Banks, Required Banks means at least two unaffiliated Banks.
“Required Payment” has the meaning given to such term in Section 3.4.
“Required Reserve Value” means Proved Mineral Interests that have a Recognized Value of not less than 80% of the Recognized Value of all Proved Mineral Interests held by Borrower and its Restricted Subsidiaries.
“Reserve Report” means an unsuperseded engineering analysis of the Mineral Interests owned by Borrower and its Restricted Subsidiaries in form and substance reasonably acceptable to Administrative Agent prepared in accordance with customary and prudent practices in the petroleum engineering industry for similarly-situated owners of non-operated Mineral Interests. Each Reserve Report required to be delivered by March 31 of each year pursuant to Section 4.1 shall be prepared by an Approved Petroleum Engineer. Each other Reserve Report may, at Borrower’s option, be prepared by Borrower’s in-house staff or by an Approved Petroleum Engineer. For purposes of Section 4.1, and until superseded, the Initial Reserve Report shall be considered a Reserve Report.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interest in Borrower or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest in Borrower or any of its Restricted Subsidiaries.
“Restricted Subsidiary” means any Subsidiary of Borrower that is not an Unrestricted Subsidiary.
“Revolving Availability” means, at any time: (a) the Total Commitment in effect at such time minus (b) the Outstanding Revolving Credit at such time.
“Rolling Period” means (a) for each of the Fiscal Quarters ending June 30, 2019, September 30, 2019 and December 31, 2019, the applicable period commencing on April 1, 2019 and ending on the last day of such applicable Fiscal Quarter, and (b) for each Fiscal Quarter ending thereafter, any period of four consecutive Fiscal Quarters ending on the last day of such applicable Fiscal Quarter.
“Rollover Notice” has the meaning given to such term in Section 2.5(c).
“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc., and any successor thereto that is a nationally recognized rating agency.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“Schedule” means a “schedule” attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.
“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.
“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of February 25, 2020, among Borrower, the Guarantors party thereto, the Administrative Agent and the Banks party thereto.
“Secured Hedge Provider” means any (a) Person that is a party to a Hedge Transaction with a Credit Party that entered into such Hedge Transaction before or while such Person was a Bank or an Affiliate of a Bank, whether or not such Person at any time ceases to be a Bank or an Affiliate of a Bank, as the case may be, or (b) assignee of any Hedge Transaction (by novation or otherwise) from any Person described in clause (a) above so long as such assignee is a Bank or an Affiliate of a Bank.
“Secured Parties” means, collectively, Administrative Agent, Banks, the Letter of Credit Issuer, the Bank Products Providers and Secured Hedge Providers, and “Secured Party” means any of them individually.
“Securities Account” shall have the meaning set forth in Article 8 of the UCC.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Agreement” means a security and pledge agreement substantially in the form of Exhibit G hereto to be executed by Borrower, and each existing and future Restricted Subsidiary of Borrower, pursuant to which each Credit Party grants a security interest in substantially all of its personal property (subject to the exclusions provided therein) in favor of Administrative Agent for the benefit of the Secured Parties to secure the Obligations, together with each other joinder or supplement thereto delivered pursuant to Article V or otherwise, in each case as amended, supplemented, or otherwise modified from time to time.
“Security Instruments” means the Facility Guaranty, the Security Agreement, the Mortgages, and any and all other agreements and instruments, now or hereafter executed and delivered by Borrower or any Restricted Subsidiary as security for, or as a guaranty of, the payment or performance of the Obligations, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements or instruments may be amended, modified, supplemented or restated from time to time. Hedge Agreements do not constitute Security Instruments.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means any Borrowing which will constitute a SOFR Tranche.
“SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 2.5(b).
“SOFR Tranche” means, with respect to any Interest Period, any portion of the principal amount outstanding under the Loans which bears interest at a rate computed by reference to the Adjusted Term SOFR for such Interest Period.
“Special Damages” has the meaning given to such term in Section 14.13.
“Special Determination” means any determination of the Borrowing Base pursuant to Article IV or Section 5.2 other than a Periodic Determination.
“Specified Consolidated Cash Balance Test Date” has the meaning given to such term in Section 2.6(d).
“Specified Parent Investment” means (a) any direct or indirect Investment made by Parent or any of its Subsidiaries (including Holdings) in Borrower and its Subsidiaries or (b) any other Investment made or asset owned by Parent or any of its Subsidiaries (including Holdings but other than Borrower and its Subsidiaries), so long as, with respect to this clause (b), the aggregate unrecovered Invested amount of all such Investments and fair market value of all such other assets does not at any time exceed $1,500,000.
“Sponsors” means each member of the Warburg Group, each member of the Pine Brook Group and each member of the Yorktown Group.
“Stockholders’ Agreement” means that certain Stockholders’ Agreement dated as of April 23, 2019 by and between the Sponsors and Parent as in effect on the Effective Date.
“Subsidiary” means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner or managing member) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term “Subsidiary” shall include Subsidiaries of Subsidiaries (and so on).

“Super Majority Banks” means (a) as long as the Commitments are in effect, Banks having an aggregate Applicable Percentage of 80% or more of the Aggregate Maximum Credit Amount, and (b) following termination or expiration of the Commitments, Banks holding 80% or more of the Outstanding Revolving Credit, subject in each case to Section 3.5(a); provided that, in each case, as long as there are less than three Banks, Super Majority Banks means all Banks.
“Supported QFC” has the meaning set forth in Section 14.21.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges, or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means:
(i)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and
(ii)for any calculation with respect to an Adjusted Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Adjustment” means, for any calculation with respect to any Adjusted Base Rate Tranche (if calculated pursuant to clause (c) of the definition of “Adjusted Base Rate”) or any SOFR Tranche, a percentage per annum equal to 0.10%.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earlier of (a) the Maturity Date and (b) any earlier date on which the Commitments, Aggregate Maximum Credit Amount or the Aggregate Elected Commitment Amount are terminated in full or otherwise reduced to zero, as the case may be, pursuant to Section 2.9, Section 2.15(f) or Section 11.1.
“Third Amendment” means that certain Third Amendment to Credit Agreement dated as of July 7, 2021, among Borrower, the Guarantors party thereto, the Administrative Agent and the Banks party thereto.
“Threshold Amount” means the greater of (a) $10,000,000 and (b) 7.5% of the Borrowing Base then in effect; provided that the Threshold Amount shall not exceed $20,000,000 at any time.
“Total Commitment” means the sum of all of the Banks’ Commitments.
“Total Net Funded Debt” means, at any date of determination, (a) the aggregate principal amount of all Debt (without duplication) of Borrower and its Consolidated Restricted Subsidiaries described in clauses (a), (b), (d) or (e) of the definition of “Debt”, other than Debt with respect to letters of credit to the extent such letters of credit have not been drawn (and subject to the proviso at the end of the definition of “Debt”) less (b) the amount of unrestricted cash and cash equivalents of Borrower and its Consolidated Restricted Subsidiaries on such date; provided that the amount under this clause (b) shall not exceed $25,000,000.
“Tranche” means an Adjusted Base Rate Tranche or a SOFR Tranche and “Tranches” means Adjusted Base Rate Tranches or SOFR Tranches or any combination thereof.
“Type” means with reference to a Tranche, the characterization of such Tranche as an Adjusted Base Rate Tranche or a SOFR Tranche based on the method by which the accrual of interest on such Tranche is calculated.
“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Secured Party’s Lien pursuant to any Security Instrument.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unrestricted Subsidiary” means any Subsidiary of Borrower designated as such on Schedule 3 or which Borrower has designated in writing to Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.11.

“USA Patriot Act” means the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning set forth in Section 14.21.
“U.S. Tax Compliance Certificate” has the meaning given such term in Section 13.5(g).
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.2(a), 2.5(c) and 2.7, in each case, such day is also a Business Day.
“Warburg Group” means Brigham Parent Holdings, L.P., Warburg Pincus Private Equity (E&P) XI-A (Brigham), LLC, Warburg Pincus XI (E&P) Partners-A (Brigham), LLC, WP Brigham Holdings, L.P., WP Energy Brigham Holdings, L.P., WP Energy Partners Brigham Holdings, L.P., Warburg Pincus Energy (E&P) Partners-A (Brigham), LLC, Warburg Pincus Energy (E&P)-A (Brigham), LLC, any of the foregoing Persons’ Affiliates (other than portfolio companies thereof), and any fund managed or administered by any such Person or any of its Affiliates, and the phrase “member of the Warburg Group” shall be construed accordingly.
“Withholding Agent” means any Credit Party or Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yorktown Group” means Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P., Yorktown Energy Partners XI, L.P., YT Brigham Co Investment Partners, LP, any of the foregoing Persons’ Affiliates (other than portfolio companies thereof), and any fund managed or administered by any such Person or any of its Affiliates, and the phrase “member of the Yorktown Group” shall be construed accordingly.
Section 1.3Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements delivered to Banks except (a) that, notwithstanding GAAP and FASB ASC 842, Borrower’s and Parent’s accounting treatment of capital leases and operating leases for covenant compliance purposes hereunder shall be consistent with Borrower’s accounting treatment thereof as was in effect on December 15, 2018 and (b) for changes in which Borrower’s and/or Parent’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to Banks pursuant to Section 8.1(a) and Section 8.1(b); provided that, unless Borrower and Majority Banks shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained in Article IX or Article X are computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). Notwithstanding anything herein to the contrary, for the purposes of calculating any of the ratios tested under Section 10.1, and the components of each of such ratios, all Unrestricted Subsidiaries, and their Subsidiaries (including their assets, liabilities, income, losses, cash flows, and the elements thereof) shall be excluded, except for any cash dividends or distributions actually paid by any Unrestricted Subsidiary or any of its Subsidiaries to Borrower or any Restricted Subsidiary, which shall be deemed to be income to Borrower or such Restricted Subsidiary when actually received by it.
Section 1.4Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “SOFR Borrowing”).
Section 1.5Interpretation. As used herein, the term “including” in its various forms means including without limitation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “or” is not exclusive. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Papers), (b) any reference herein to any Law shall be construed as referring to such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Papers), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). No provision of this Agreement or any other Loan Paper shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.
Section 1.6Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 13.1(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.7Divisions. For all purposes under the Loan Papers, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
THE CREDIT FACILITIES
Section 2.1Commitments.
(a)Subject to Section 2.1(c) and the other terms and conditions set forth in this Agreement, each Bank severally agrees to lend to Borrower from time to time prior to the Termination Date amounts not to exceed in the aggregate at any one time outstanding, the amount of such Bank’s Commitment less such Bank’s Letter of Credit Exposure, to the extent any such Loan would not cause the Outstanding Revolving Credit to exceed the Total Commitment. Each Borrowing shall (i) be in an aggregate principal amount of $500,000 or any larger integral multiple of $100,000, and (ii) be made from each Bank ratably in accordance with its respective Applicable Percentage. Subject to the foregoing limitations and the other provisions of this Agreement, Borrower may borrow under this Section 2.1(a), repay amounts borrowed under this Section 2.1(a) and request new Borrowings under this Section 2.1(a).
(b)The Letter of Credit Issuer will issue Letters of Credit, from time to time during the Letter of Credit Period upon request by Borrower, for the account of Borrower, so long as (i) the sum of (A) the total Letter of Credit Exposure of all Banks then existing, and (B) the amount of the requested Letter of Credit, does not exceed the lesser of (x) $10,000,000 and (y) the Total Commitment (i.e., the least of (x) the Aggregate Maximum Credit Amounts, (y) the then effective Borrowing Base and (z) the then effective Aggregate Elected Commitment Amount), and (ii) Borrower would be entitled to a Borrowing under Section 2.1(c) and Section 6.2 in the amount of the requested Letter of Credit; provided that, the Letter of Credit Issuer shall not be under any obligation to issue any Letter of Credit if a default of any Bank’s obligations to fund under Section 2.1 exists or any Bank is at such time a Defaulting Bank hereunder, unless the Letter of Credit Issuer has entered into arrangements satisfactory to Letter of Credit Issuer with Borrower or such Bank to eliminate the Letter of Credit Issuer’s risk with respect to such Bank. Not less than three Business Days prior to the requested date of issuance of any such

Letter of Credit, Borrower shall execute and deliver to the Letter of Credit Issuer, the Letter of Credit Issuer’s customary letter of credit application (“Letter of Credit Application”). Each Letter of Credit shall be in form and substance acceptable to Letter of Credit Issuer. Unless otherwise expressly agreed by the Letter of Credit Issuer and Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. No Letter of Credit shall have an expiration date later than the earlier of (1) five Business Days prior to the Termination Date and (2) one year from the date of issuance (subject to any applicable automatic renewal provision) and no Letter of Credit shall be issued in a currency other than U.S. Dollars. Upon the date of issuance of a Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold to each other Bank, and each other Bank shall be deemed to have unconditionally and irrevocably purchased from the Letter of Credit Issuer, a non-recourse participation in the related Letter of Credit and Letter of Credit Exposure equal to such Bank’s Applicable Percentage of such Letter of Credit and Letter of Credit Exposure. Upon request of any Bank, Administrative Agent shall provide notice to each Bank by telephone or facsimile setting forth each Letter of Credit issued and outstanding pursuant to the terms hereof and specifying the Letter of Credit Issuer, beneficiary and expiration date of each such Letter of Credit, each Bank’s participation percentage of each such Letter of Credit and the actual dollar amount of each Bank’s participation held by Letter of Credit Issuer(s) thereof for such Bank’s account and risk. In connection with the issuance of Letters of Credit hereunder, Borrower shall pay to Administrative Agent in respect of such Letters of Credit (a) the applicable Letter of Credit Fee in accordance with Section 2.12, (b) the applicable Letter of Credit Fronting Fee in accordance with Section 2.12, and (c) all customary administrative, issuance, amendment, payment, and negotiation charges of the Letter of Credit Issuer; provided that, no such Letter of Credit Fee shall accrue or be deemed to have accrued, or be owing or payable by Borrower to Administrative Agent or any Letter of Credit Issuer for the account of any Defaulting Bank with respect to its share of such Letter of Credit Fee in the event Borrower has entered into an arrangement with or provided cash collateral to the Letter of Credit Issuer with respect to the Letter of Credit Issuer’s risk with respect to such Bank’s obligation to fund its Applicable Percentage share of the aggregate existing Letter of Credit Exposure with respect to such Letter of Credit. Administrative Agent shall distribute the Letter of Credit Fee to Banks in accordance with their respective Applicable Percentages, and Administrative Agent shall distribute the Letter of Credit Fronting Fee, and the charges described in clause (c) of the immediately preceding sentence, to the Letter of Credit Issuer for its own account. Any increase, renewal or extension of any Letter of Credit shall be deemed to be the issuance of a new Letter of Credit for purposes of this Section 2.1(b).
Upon the occurrence of an Event of Default, Borrower shall, on the next succeeding Business Day, deposit with Administrative Agent such funds as Administrative Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure of all Banks. Any funds so deposited shall be held by Administrative Agent for the ratable benefit of all Banks as security for the outstanding Letter of Credit Exposure and the other Obligations, and Borrower will, in connection therewith, execute and deliver such Security Instruments with respect to such deposit of funds in form and substance satisfactory to Administrative Agent which it may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Administrative Agent shall apply such funds to satisfy such drafts or demands. When all Letters of Credit have expired and the Obligations have been repaid in full (and the Commitments of all Banks have terminated) or such Event of Default has been cured to the satisfaction of Majority Banks, Administrative Agent shall release to Borrower any remaining funds deposited under this Section 2.1(b). Whenever Borrower is required to make deposits under this Section 2.1(b) and fail to do so on the day such deposit is due, Administrative Agent or any Bank may, without notice to Borrower, make such deposit (whether by application of proceeds of any collateral for the Obligations, by transfers from other accounts maintained with any Bank or otherwise) using any funds then available to any Bank of Borrower, any guarantor, or any other Person liable for all or any part of the Obligations.
In the event there exists one or more Defaulting Banks, Borrower shall, on the next succeeding Business Day following request from Administrative Agent, deposit with Administrative Agent such funds as Administrative Agent may reasonably request, up to a maximum Letter of Credit Exposure attributable to such Defaulting Bank(s) as security for such Defaulting Bank’s Letter of Credit Exposure. As drafts or demands for payment are presented under any Letter of Credit, Administrative Agent shall apply such funds to satisfy drafts or demands attributable to such Defaulting Bank(s). When there are no longer any Defaulting Banks or no longer any Letters of Credit outstanding, Administrative Agent shall release to Borrower any remaining funds deposited under this paragraph.
Notwithstanding anything to the contrary contained herein, Borrower hereby agrees to reimburse the Letter of Credit Issuer, in immediately available funds, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit issued by it (x) on the same Business Day the Letter of Credit Issuer makes demand for such reimbursement if such demand is made at or prior to 11:00 a.m. (New York, New York time) and (y) on the next Business Day after such demand for reimbursement if such demand is made after 11:00 a.m. (New York, New York time). Payment shall be made by Borrower with interest on the amount so paid or disbursed by the Letter of Credit Issuer from and including the date payment is made under any Letter of Credit to but excluding the date of payment, at the lesser of (i) the Maximum Lawful Rate, or (ii) the Default Rate. The obligations of Borrower under this paragraph will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by Borrower and until all other Obligations shall have been paid in full.
The reimbursement obligations of Borrower under this Section 2.1(b) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Papers (including any Letter of Credit Application executed pursuant to this Section 2.1(b)) under and in all circumstances whatsoever and Borrower hereby waives any defense to the payment of such reimbursement obligations based on any circumstance whatsoever, including in any case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, counterclaim, defense or other rights which Borrower or any other Person may have at any time against any beneficiary of any Letter of Credit, Administrative Agent, any Bank or any other Person, whether in connection with any Letter of Credit or any unrelated transaction; (iii) any statement, draft or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (iv) payment by the Letter of Credit Issuer under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (v) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that the Letter of Credit Issuer shall not be excused from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by the Letter of Credit Issuer’s failure to exercise due care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or by the Letter of Credit Issuer’s gross negligence or willful misconduct.
As among Borrower on the one hand, Administrative Agent, and each Bank, on the other hand, Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the beneficiary of such Letters of Credit. In furtherance and not in limitation of the foregoing, none of Administrative Agent, the Letter of Credit Issuer or any Bank shall be responsible for:
(i)the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any Letter of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii)the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii)the failure of the beneficiary of the Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;
(iv)errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, or otherwise, whether or not they be in cipher;
(v)errors in interpretation of technical terms;
(vi)any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;
(vii)the misapplication by the beneficiary of the Letter of Credit of the proceeds of any drawing under such Letter of Credit; or
(viii)any consequences arising from causes beyond the control of Administrative Agent or any Bank.
In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Letter of Credit Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
Borrower shall be obligated to reimburse the Letter of Credit Issuer through Administrative Agent upon demand for all amounts paid under Letters of Credit as set forth in the third paragraph of this Section 2.1(b); provided that, if Borrower for any reason fails to reimburse the Letter of Credit Issuer in full when such reimbursement is required under such paragraph, Banks shall reimburse the Letter of Credit Issuer in accordance with each Bank’s Applicable Percentage for amounts due and unpaid from Borrower as set forth herein below; provided further that, no such reimbursement made by Banks shall discharge Borrower’s obligations to reimburse the Letter of Credit Issuer. All reimbursement amounts payable by any Bank under this Section 2.1(b) shall include interest thereon at the Federal Funds Effective Rate, from the date of the payment of such amounts by the Letter of Credit Issuer to but excluding the date of reimbursement by such Bank. No Bank shall be liable for the performance or nonperformance of the obligations of any other Bank under this paragraph. The reimbursement obligations of Banks under this paragraph shall continue after the Termination Date and shall survive termination of this Agreement and the other Loan Papers.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that, with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application or other document related to such Letter of Credit, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(c)No Bank will be obligated to lend to Borrower or incur Letter of Credit Exposure under this Section 2.1, and Borrower shall not be entitled to borrow hereunder or obtain Letters of Credit hereunder (i) if the amount of the Outstanding Revolving Credit exceeds the Total Commitment at such time, or (ii) in an amount which would cause the Outstanding Revolving Credit to exceed the Total Commitment. Nothing in this Section 2.1(c) shall be deemed to limit any Bank’s obligation to reimburse the Letter of Credit Issuer with respect to such Bank’s participation in Letters of Credit issued by the Letter of Credit Issuer as provided in Section 2.1(b).
Section 2.2Method of Borrowing.
(a)In order to request any Borrowing hereunder, Borrower shall hand deliver or telecopy to Administrative Agent a duly completed Request for Borrowing (i) prior to 10:00 a.m. (Central time) on the Borrowing Date of a proposed Adjusted Base Rate Borrowing, and (ii) prior to 11:00 a.m. (Central time) at least three (3) U.S. Government Securities Business Days before the Borrowing Date of a proposed SOFR Borrowing. Each such Request for Borrowing shall be substantially in the form of Exhibit B hereto, and shall specify:
(A)whether such Borrowing is to be an Adjusted Base Rate Borrowing or a SOFR Borrowing;
(B)the Borrowing Date of such Borrowing, which shall be a Business Day;
(C)the aggregate amount of such Borrowing;
(D)in the case of a SOFR Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period;
(E)the Outstanding Revolving Credit exposure on the date thereof; and
(F)the pro forma Outstanding Revolving Credit exposure (giving effect to the requested Borrowing).
Each Request for Borrowing shall constitute a representation by Borrower that the amount of the requested Borrowing shall not cause the total Outstanding Revolving Credit to exceed the Total Commitment (i.e., the least of (x) the Aggregate Maximum Credit Amounts, (y) the then effective Borrowing Base and (z) the then effective Aggregate Elected Commitment Amount).

(b)Upon receipt of a Request for Borrowing described in Section 2.2(a), Administrative Agent shall promptly notify each Bank (as applicable) of the contents thereof and the amount of the Borrowing to be loaned by such Bank pursuant thereto, and such Request for Borrowing shall not thereafter be revocable by Borrower.
(c)Not later than 12:00 p.m. (Central time) on the date of each Borrowing, each Bank shall make available its Applicable Percentage of such Borrowing, in funds immediately available to Administrative Agent at its address set forth on Schedule 1 hereto. Unless Administrative Agent determines that any applicable condition specified in Section 6.2 has not been satisfied, Administrative Agent will make the funds so received from Banks available to Borrower at Administrative Agent’s aforesaid address or, if requested by Borrower, by wire transfer of such funds as specified by Borrower.
Section 2.3Method of Requesting Letters of Credit.
(a)In order to request any Letter of Credit hereunder, Borrower shall hand deliver or telecopy to the Letter of Credit Issuer with a copy to Administrative Agent a duly completed Request for Letter of Credit prior to 10:00 a.m. (Central time) at least three Business Days before the date specified for issuance of such Letter of Credit. Each Request for Letters of Credit shall be substantially in the form of Exhibit C hereto, shall be accompanied by the applicable Letter of Credit Issuer’s duly completed and executed Letter of Credit Application and shall specify:
(i)the requested date for issuance of such Letter of Credit;
(ii)the terms of such requested Letter of Credit, including the name and address of the beneficiary, the stated amount, the expiration date and the text of the certificate to be presented along with drafts under such Letter of Credit;
(iii)the Outstanding Revolving Credit exposure on the date thereof; and
(iv)the pro forma total Outstanding Revolving Credit exposure (giving effect to the requested Letter of Credit issuance).
A Letter of Credit shall be issued, amended, renewed or extended only if (and each Request for Letter of Credit in connection therewith shall constitute a representation and warranty by Borrower that), after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (A) the sum of (1) the total Letter of Credit Exposure of all Banks then existing and (2) the amount of the issued, amended, renewed or extended Letter of Credit Exposure does not exceed the lesser of (x) $10,000,000 and (y) the Total Commitment (i.e., the least of (x) the Aggregate Maximum Credit Amounts, (y) the then effective Borrowing Base and (z) the then effective Aggregate Elected Commitment Amount) and (B) the total Outstanding Revolving Credit exposure shall not exceed the Total Commitment (i.e., the least of (x) the Aggregate Maximum Credit Amounts, (y) the then effective Borrowing Base and (z) the then effective Aggregate Elected Commitment Amount).
(b)Upon receipt of a Request for Letter of Credit described in Section 2.3(a), Administrative Agent shall promptly notify each Bank of the contents thereof, including the amount of the requested Letter of Credit, and such Request for Letter of Credit shall not thereafter be revocable by Borrower.

(c)No later than 12:00 p.m. (Central time) on the date specified for the issuance of such Letter of Credit, unless Administrative Agent notifies the Letter of Credit Issuer that any applicable condition precedent set forth in Section 6.2 has not been satisfied, the applicable Letter of Credit Issuer will issue and deliver such Letter of Credit pursuant to the instructions of Borrower.
Notwithstanding anything herein to the contrary, the Letter of Credit Issuer shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (1) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (2) if any order, judgment or decree of any Governmental Authority or arbitrator, in either case, with jurisdiction over the Letter of Credit Issuer, shall by its terms purport to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any Law relating to the Letter of Credit Issuer or any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Letter of Credit Issuer in good faith deems material to it or (3) if the issuance of such Letter of Credit would violate one or more policies of the Letter of Credit Issuer applicable to letters of credit generally under similar circumstances for similarly situated borrowers; provided that, notwithstanding anything herein to the contrary, (x) the Dodd Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (2) above, regardless of the date enacted, adopted, issued or implemented.
Section 2.4Notes. Upon request by any Bank, the Loans made by such Bank shall be evidenced by a single promissory note of Borrower in substantially the form of Exhibit A, dated, in the case of (a) any Bank party hereto as of the date of this Agreement, as of the date of this Agreement, (b) any Bank that becomes a party hereto pursuant to an Assignment and Assumption Agreement, as of the effective date of the Assignment and Assumption Agreement, or (c) any Additional Bank that becomes a party hereto in connection with an increase in the Aggregate Elected Commitment Amount pursuant to Section 2.15(b), as of the effective date of such increase, in each case, payable to such Bank in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. In the event that any Bank’s Maximum Credit Amount increases or decreases for any reason, Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease (to the extent so requested), a new Note payable to such Bank in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed. Borrower will be obligated, as provided herein, to repay the Loans made by each Bank regardless of whether or not such Bank requests a Note.
Section 2.5Interest Rates; Payments; No Premiums.
(a)The principal amount of the Loans outstanding from day to day which is the subject of an Adjusted Base Rate Tranche shall bear interest (computed on the basis of actual days elapsed in a 365 or 366 day year, as applicable) at a rate per annum equal to the sum of (i)

the Adjusted Base Rate, plus (ii) the Applicable Margin; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any portion of the principal of the Loans subject to an Adjusted Base Rate Tranche shall be payable as it accrues on the last day of each Fiscal Quarter.
(b)The principal amount of the Loans outstanding from day to day which is the subject of a SOFR Tranche shall bear interest (computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days, unless such computation would exceed the Maximum Lawful Rate in which case interest shall be computed on the basis of actual days elapsed in a 365 or 366 day year, as applicable) for the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted Term SOFR, plus (ii) the Applicable Margin; provided, that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any portion of the Loans subject to a SOFR Tranche having an Interest Period of six (6) or twelve (12) months shall be payable on the last day of such Interest Period and on the last day of the initial three-month period and, as applicable, each subsequent, three-month period during such Interest Period.
(c)So long as no Default or Event of Default shall be continuing, subject to the provisions of this Section 2.5, Borrower shall have the option of having all or any portion of the principal outstanding under the Loans borrowed by it be the subject of an Adjusted Base Rate Tranche or one or more SOFR Tranches, which shall bear interest at rates based upon the Adjusted Base Rate and the Adjusted Term SOFR, respectively (each such option is referred to herein as an “Interest Option”); provided that each Tranche shall be in a minimum amount of $500,000 and shall be in an amount which is an integral multiple of $100,000. Each change in an Interest Option made pursuant to this Section 2.5(c) shall, for purposes of determining how much of the Loans are the subject of an Adjusted Base Rate Tranche and how much of the Loans are the subject of SOFR Tranches only (and for no other purpose), be deemed both a payment in full of the portion of the principal of the Loans which was the subject of the Adjusted Base Rate Tranche or SOFR Tranche from which such change was made and a Borrowing (notwithstanding that the unpaid principal amount of the Loans is not changed thereby) of the portion of the principal of the Loans which is the subject of the Adjusted Base Rate Tranche or SOFR Tranche into which such change was made. Prior to the termination of each Interest Period with respect to each SOFR Tranche, Borrower shall give written notice (a “Rollover Notice”) in the form of Exhibit D attached hereto to Administrative Agent of the Interest Option which shall be applicable to such portion of the principal of the Loans upon the expiration of such Interest Period. Such Rollover Notice shall be given to Administrative Agent by the time a Request for Borrowing would be required under Section 2.2 if Borrower were requesting a Borrowing of the Type resulting from such election, prior to the termination of the Interest Period then expiring. If Borrower shall specify a SOFR Tranche, such Rollover Notice shall also specify the length of the succeeding Interest Period (subject to the provisions of the definitions of such term) selected by Borrower. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Administrative Agent. If the required Rollover Notice shall not have been timely received by Administrative Agent, Borrower shall be deemed to have elected that the principal of any Loan subject to the Interest Period then expiring be the subject of an Adjusted Base Rate Tranche upon the expiration of such Interest Period, and Borrower will be deemed to have given Administrative Agent notice of such election. Subject to the limitations set forth in this Section 2.5(c) on the minimum amount of SOFR Tranches, Borrower shall have the right to convert all or part of the Adjusted Base Rate Tranche to a SOFR Tranche by giving Administrative Agent a Rollover Notice of such election at least three (3) U.S. Government Securities Business Days prior to the date on which Borrower elects to make such conversion (a “Conversion Date”). The Conversion Date selected by Borrower shall be a U.S. Government Securities Business Day. Notwithstanding anything in this Section 2.5 to the contrary, no portion of the principal of any Loan which is the subject of an Adjusted Base Rate Tranche may be converted to a SOFR

Tranche and no SOFR Tranche may be continued as such when any Event of Default has occurred and is continuing, but each such Tranche shall be automatically converted to an Adjusted Base Rate Tranche on the last day of each applicable Interest Period. If at Borrower’s election any SOFR Tranche is converted into an Adjusted Base Rate Tranche prior to the end of an Interest Period, Borrower will make any payment required by Section 3.3. In no event shall more than ten (10) Interest Periods be in effect with respect to the SOFR Loans at any time.
(d)Notwithstanding anything to the contrary set forth in Section 2.5(a) or Section 2.5(b), all overdue principal of and, to the extent permitted by Law, overdue interest on the Loans and all other Obligations which are not paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full, shall bear interest, at a rate per annum equal to the lesser of (i) the Default Rate, and (ii) the Maximum Lawful Rate. Interest payable as provided in this Section 2.5(d) shall be payable from time to time on demand.
(e)Administrative Agent shall determine each interest rate applicable to the Loans in accordance with the terms hereof. Administrative Agent shall promptly notify Borrower and Banks by telecopy or e-mail of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.
(f)All prepayments made or required under this Agreement, whether mandatory or voluntary or otherwise, shall be without premium or penalty, provided that Borrower shall be obligated to make any payments required under Section 3.3.
(g)In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Paper, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Paper. The Administrative Agent will promptly notify the Borrower and the Banks of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.6Mandatory Prepayments.
(a)Promptly (and in any event within two Business Days) after the consummation by any Credit Party of any Asset Disposition pursuant to Section 9.5 that creates a Borrowing Base Deficiency (or increase in any existing Borrowing Base Deficiency) pursuant to Section 4.6, Borrower shall (i) apply a portion of the Net Cash Proceeds equal to such Borrowing Base Deficiency (or increase in any previously existing Borrowing Base Deficiency) as a mandatory prepayment on the Loans and (ii) if a Borrowing Base Deficiency remains after prepaying all of the Loans as a result of Letter of Credit Exposure, deposit with Administrative Agent on behalf of the Banks an amount equal to such Borrowing Base Deficiency (or increase in any previously existing Borrowing Base Deficiency) to be held as cash collateral to the extent required pursuant to Section 2.1(b); provided that the Borrowing Base Deficiency must be eliminated on or prior to the Termination Date. Notwithstanding the foregoing, if an Event of Default exists on the date of the consummation of any Asset Disposition, then, unless Required Banks and Borrower agree otherwise, all Net Cash Proceeds from any such Asset Disposition shall be applied as a mandatory prepayment on the Loans in accordance with Section 3.2(c).
(b)Promptly (and in any event within two Business Days) after the incurrence or issuance by any Credit Party of any Permitted Additional Debt that creates a Borrowing Base Deficiency pursuant to Section 4.7, Borrower shall (i) prepay the Loans in an aggregate principal amount equal to such Borrowing Base Deficiency, and (ii) if a Borrowing Base Deficiency

remains after prepaying all of the Loans as a result of Letter of Credit Exposure, deposit with Administrative Agent on behalf of the Banks an amount equal to such Borrowing Base Deficiency to be held as cash collateral to the extent required pursuant to Section 2.1(b); provided that the Borrowing Base Deficiency must be eliminated on or prior to the Termination Date. Notwithstanding the foregoing, if an Event of Default exists on the date of the incurrence or issuance of the Permitted Additional Debt, then, unless Required Banks and Borrower agrees otherwise, all proceeds from any such Permitted Additional Debt shall be applied as a mandatory prepayment on the Loans in accordance with Section 3.2(c).
(c)Upon any termination or reduction of the Aggregate Maximum Credit Amount pursuant to Section 2.9 or any reduction in the Aggregate Elected Commitment Amount pursuant to Section 2.15(f) that results in the Outstanding Revolving Credit exceeding the Total Commitment, on the effective date of any such termination or reduction, Borrower shall prepay the Loans (together with accrued interest thereon) in an amount sufficient to cause the Outstanding Revolving Credit to be equal to or less than the Total Commitment as thereby reduced (and Administrative Agent shall distribute to each Bank in like funds that portion of any such payment as is required to cause the principal balance of the Loans held by such Bank to be not greater than its Commitment as thereby reduced), and any such payment shall be accompanied by amounts due under Section 3.3).
(d)If, as of the end of the last Business Day of any calendar month (each such date, a “Specified Consolidated Cash Balance Test Date”), commencing with the calendar month ending June 2021, the Consolidated Cash Balance exceeds the Consolidated Cash Balance Threshold, then the Borrower shall promptly (and in any event within three (3) Business Days after such Specified Consolidated Cash Balance Test Date), prepay the Borrowings in an aggregate principal amount equal to the lesser of (A) the amount of such excess and (B) the unpaid principal balance of the Borrowings.
Section 2.7Voluntary Prepayments. Borrower may, subject to Section 3.3 and the other provisions of this Agreement, upon (a) same-Business Day advance notice (no later than 11:00 a.m. (Central time)) to Administrative Agent with respect to Adjusted Base Rate Borrowings, and (b) three (3) U.S. Government Securities Business Days advance notice (no later than 11:00 a.m. (Central time)) to Administrative Agent with respect to SOFR Borrowings, prepay the principal of the Loans in whole or in part. Any partial prepayment shall be in a minimum amount of $100,000 and shall be in an integral multiple of $100,000.
Section 2.8Mandatory Termination of Commitments; Termination Date and Maturity. The Total Commitment (and the Commitment of each Bank) shall terminate on the Termination Date. The outstanding principal balance of the Loans, all accrued but unpaid interest thereon, and all other Obligations shall be due and payable in full on the Termination Date.
Section 2.9Optional Termination and Voluntary Reduction of Aggregate Maximum Credit Amount. Borrower may, by notice to Administrative Agent three (3) Business Days prior to the effective date of any such termination or reduction, terminate or permanently reduce the Aggregate Maximum Credit Amount; provided that (i) any reduction shall be in amounts not less than $500,000 or any larger multiple of $500,000 (or shall be in an amount equal to the entire Aggregate Maximum Credit Amount) and (ii) upon any reduction of the Aggregate Maximum Credit Amount that would otherwise result in the Aggregate Maximum Credit Amount being less than the Aggregate Elected Commitment Amount, the Aggregate Elected Commitment Amount shall be automatically reduced (ratably among all Banks in accordance with each Bank’s Applicable Percentage) so that it equals the Aggregate Maximum Credit Amount as so reduced. Notwithstanding the foregoing, Borrower shall not be permitted to voluntarily reduce the

Aggregate Maximum Credit Amount to an amount less than the aggregate Letter of Credit Exposure of all Banks.
Section 2.10Application of Payments. Each repayment pursuant to Section 2.6, Section 2.7, Section 2.8, Section 2.9 and Section 4.4 shall be made together with accrued interest to the date of payment, and shall be applied to payment of the Loans in accordance with Section 3.2 and the other provisions of this Agreement.
Section 2.11Commitment Fee. On the Termination Date, and on the last day of each Fiscal Quarter prior to the Termination Date, and in the event the Commitments are terminated in their entirety prior to the Termination Date, on the date of such termination, commencing with the last day of the Fiscal Quarter ending on June 30, 2019, Borrower shall pay to Administrative Agent, for the ratable benefit of each Bank based on each Bank’s Applicable Percentage, a commitment fee equal to the Commitment Fee Percentage (computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days) of the average daily Revolving Availability for the Fiscal Quarter (or portion thereof) then ended; provided that, the aforementioned commitment fee shall cease to accrue on the unfunded portion of the Commitment of any Defaulting Bank.
Section 2.12Letter of Credit Fees and Letter of Credit Fronting Fees. On the Termination Date, and on the last day of each Fiscal Quarter prior to the Termination Date, commencing with the last day of the Fiscal Quarter ending on June 30, 2019, and, in the event the Commitments are terminated in their entirety prior to the Termination Date, on the date of such termination, Borrower shall pay to Administrative Agent (to be distributed by Administrative Agent in accordance with Section 2.1(b)) (a) the Letter of Credit Fee which accrued during such Fiscal Quarter (or portion thereof) and (b) the Letter of Credit Fronting Fee which accrued during such Fiscal Quarter (or portion thereof), in each case computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days.
Section 2.13Agency and Other Fees. Borrower shall pay (a) to the Arranger, Wells Fargo Bank, N.A. and their Affiliates such fees and other amounts as Borrower shall be required to pay to such Persons from time to time pursuant to any Fee Letter and (b) to Banks such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
Section 2.14Reliance on Notices. Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Request for Borrowing, Rollover Notice, Request for Letter of Credit or similar notice executed and delivered by Borrower and believed by Administrative Agent to be genuine. Administrative Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Administrative Agent has actual knowledge to the contrary.
Section 2.15Increases, Reductions and Terminations of Aggregate Elected Commitment Amount.
(a)Subject to the conditions set forth in Section 2.15(b), Borrower may increase the Aggregate Elected Commitment Amount then in effect by increasing the Elected Commitment of a Bank or by causing a Person that is acceptable to Administrative Agent that at such time is not a Bank to become a Bank (any such Person that is not at such time a Bank and becomes a Bank, an “Additional Bank”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Bank be Parent, Borrower, an Affiliate of Borrower or a natural person.

(b)Any increase in the Aggregate Elected Commitment Amount shall be subject to the following additional conditions:
(i)such increase shall not be less than $10,000,000 (or, in the event such increase would otherwise exceed the Aggregate Maximum Credit Amount, such lesser amount that would constitute the Aggregate Elected Commitment Amount being equal to the Aggregate Maximum Credit Amount) unless Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Aggregate Elected Commitment Amount exceed the Borrowing Base then in effect;
(ii)following any Periodic Determination, Borrower may not increase the Aggregate Elected Commitment Amount more than once before the next Periodic Determination (for the sake of clarity, all increases in the Aggregate Elected Commitment Amount effective on a single date shall be deemed a single increase in the Aggregate Elected Commitment Amounts for purposes of this Section 2.15(b)(ii));
(iii)no Default shall have occurred and be continuing on the effective date of such increase;
(iv)on the effective date of such increase, no SOFR Borrowings shall be outstanding or if any SOFR Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such SOFR Borrowings unless Borrower pays any compensation required by Section 3.3;
(v)no Bank’s Elected Commitment may be increased without the consent of such Bank;
(vi)if Borrower elects to increase the Aggregate Elected Commitment Amount by increasing the Elected Commitment of an existing Bank, Borrower and such Bank shall execute and deliver to Administrative Agent a certificate substantially in the form of Exhibit J (an “Elected Commitment Increase Certificate”); and
(vii)if Borrower elects to increase the Aggregate Elected Commitment Amount by causing an Additional Bank to become a party to this Agreement, then Borrower and such Additional Bank shall execute and deliver to Administrative Agent a certificate substantially in the form of Exhibit K (an “Additional Bank Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500, and Borrower shall (1) if requested by Additional Bank, deliver a Note payable to such Additional Bank in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (2) pay any applicable fees as may have been agreed to between Borrower and the Additional Bank, and, to the extent applicable and agreed to by Borrower, Administrative Agent.
(c)Subject to acceptance and recording thereof pursuant to Section 2.15(d), from and after the effective date specified in the Elected Commitment Increase Certificate or the Additional Bank Certificate (or if any SOFR Borrowings are outstanding, then the last day of the Interest Period in respect of such SOFR Borrowings, unless Borrower has paid any compensation required by Section 3.3): (i) the amount of the Aggregate Elected Commitment Amount shall be increased as set forth therein, and (ii) in the case of an Additional Bank Certificate, any Additional Bank party thereto shall be a party to this Agreement and have the rights and obligations of a Bank under this Agreement and the other Loan Papers. In addition, the increasing Bank or the Additional Bank, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Banks (and such Banks hereby agree to sell and to take all such further action to effectuate such sale)

such that each Bank (including any Additional Bank, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Elected Commitment Amount (and the resulting modifications of each Bank’s Maximum Credit Amount pursuant to Section 2.15(e)).
(d)Upon its receipt of a duly completed Elected Commitment Increase Certificate or an Additional Bank Certificate, executed by Borrower and the increasing Bank or by Borrower and the Additional Bank party thereto, as applicable, the processing and recording fee referred to in Section 2.15(b)(vii), the Administrative Questionnaire referred to in Section 2.15(b)(vii) and the break-funding payments from Borrower, if any, required by Section 3.3, if applicable, Administrative Agent shall accept such Elected Commitment Increase Certificate or Additional Bank Certificate and record the information contained therein in the Register required to be maintained by Administrative Agent pursuant to Section 14.8(d). No increase in the Aggregate Elected Commitment Amount shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.15(d).
(e)Upon any increase in the Aggregate Elected Commitment Amount pursuant to this Section 2.15, (i) each Bank’s Maximum Credit Amount shall be automatically deemed amended to the extent necessary so that each such Bank’s Applicable Percentage equals the percentage of the Aggregate Elected Commitment Amount represented by such Bank’s Elected Commitment, in each case after giving effect to such increase, and (ii) Schedule 1 to this Agreement shall be deemed amended to reflect the Elected Commitment of each Bank (including any Additional Bank) as thereby increased, any changes in the Banks’ Maximum Credit Amounts pursuant to the foregoing clause (i), and any resulting changes in the Banks’ Applicable Percentages.
(f)Borrower may from time to time terminate or reduce the Aggregate Elected Commitment Amount; provided that (i) each reduction of the Aggregate Elected Commitment Amount shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) Borrower shall not reduce the Aggregate Elected Commitment Amount if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.6(c), the Outstanding Revolving Credit would exceed the Aggregate Elected Commitment Amount as reduced.
(g)Borrower shall notify Administrative Agent of any election to terminate or reduce the Aggregate Elected Commitment Amount under Section 2.15(f) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, Administrative Agent shall advise the Banks of the contents thereof. Each notice delivered by Borrower pursuant to this Section 2.15(g) shall be irrevocable. Any termination or reduction of the Aggregate Elected Commitment Amount shall be permanent and may not be reinstated, except pursuant to Section 2.15(a). Each reduction of the Aggregate Elected Commitment Amount shall be made ratably among the Banks in accordance with each Bank’s Applicable Percentage.
(h)Upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Borrowing Base becoming less than the Aggregate Elected Commitment Amount, the Aggregate Elected Commitment Amount shall be automatically reduced (ratably among the Banks in accordance with each Bank’s Applicable Percentage) so that they equal such redetermined Borrowing Base (and Schedule 1 of this Agreement shall be deemed amended to reflect such amendments to each Bank’s Elected Commitment and the Aggregate Elected Commitment Amount).

(i)Contemporaneously with any increase in the Borrowing Base pursuant to this Agreement, if (i) Borrower elects to increase the Aggregate Elected Commitment Amount and (ii) each Bank has consented to such increase in its Elected Commitment, then the Aggregate Elected Commitment Amount shall be increased (ratably among the Banks in accordance with each Bank’s Applicable Percentage) by the amount requested by Borrower (subject to the limitations set forth in Section 2.15(b)(i)) without the requirement that any Bank deliver an Elected Commitment Increase Certificate or that Borrower pay any amounts under Section 3.3, and Schedule 1 of this Agreement shall be deemed amended to reflect such amendments to each Bank’s Elected Commitment and the Aggregate Elected Commitment Amount. Administrative Agent shall record the information regarding such increases in the Register required to be maintained by Administrative Agent pursuant to Section 14.8(d).
ARTICLE III
GENERAL PROVISIONS
Section 3.1Delivery and Endorsement of Notes. Simultaneously with the execution of this Agreement and in accordance with Section 2.4, Administrative Agent shall deliver to each Bank the Note, if any, payable to such Bank. Each Bank may record (and prior to any transfer of its Note shall record) on the schedule attached to its Note appropriate notations to evidence the date and amount of each advance of funds made by it in respect of any Borrowing, the Interest Period (if any) applicable thereto, and the date and amount of each payment of principal received by such Bank with respect to the Loans; provided that the failure by any Bank to so record its Note shall not affect the liability of Borrower for the repayment of all amounts outstanding under such Notes together with interest thereon. Each Bank is hereby irrevocably authorized by Borrower to record such notations on its Note and to attach to and make a part of any Note a continuation of any such schedule as required.
Section 3.2General Provisions as to Payments.
(a)Borrower shall make each payment of principal of, and interest on, the Loans and all fees payable by Borrower hereunder not later than 11:00 a.m. (Central time) on the date when due, in funds immediately available to Administrative Agent at its address set forth on Schedule 1 hereto. Administrative Agent will promptly (and if such payment is received by Administrative Agent by 12:00 p.m. (Central time), and otherwise if reasonably possible, on the same Business Day) distribute to each Bank its Applicable Percentage of each such payment received by Administrative Agent for the account of Banks. Whenever any payment of principal of, or interest on, that portion of the Loans subject to an Adjusted Base Rate Tranche or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day (subject to the definition of Interest Period). Whenever any payment of principal of, or interest on, that portion of the Loans subject to a SOFR Tranche shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day (subject to the definition of Interest Period). If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time. Borrower hereby authorizes Administrative Agent to charge from time to time against Borrower’s account or accounts with Administrative Agent any amount then due by Borrower. All amounts payable by Borrower under the Loan Papers (whether principal, interest, fees, expenses, or otherwise) shall be paid in full, without set-off or counterclaim.
(b)Prior to the occurrence of an Event of Default, all principal payments received by Banks with respect to the Loans shall be applied as instructed by Borrower and, in the absence of such instructions, first to SOFR Tranches outstanding under the Loans with Interest Periods ending on the date of such payment, then to Adjusted Base Rate Tranches, then to SOFR Tranches outstanding under the Loans next maturing, and then to SOFR Tranches outstanding under the Loans next maturing until all such SOFR Tranches are repaid until such principal payment is fully applied, with such adjustments in such order of payment as Administrative Agent shall specify in order that each Bank receives its ratable share of each such payment.
(c)During the continuation of an Event of Default, all amounts collected or received by Administrative Agent or any Bank from any Credit Party or in respect of any of the assets of any Credit Party shall be applied in the following order:
(i)first, to the payment of all fees, indemnities, expenses and other amounts payable to Administrative Agent (including fees, expenses, and disbursements of counsel to Administrative Agent);
(ii)second, to the payment of all fees, indemnities, expenses and other amounts (other than principal, interest, and Letter of Credit Fees) payable to Banks under the Loan Papers (including fees, expenses, and disbursements of counsel to Banks), ratably among them in proportion to the respective amounts described in this clause second payable to them;
(iii)third, to the reimbursement of any advances made by Administrative Agent or Banks as authorized hereunder to effect performance of any unperformed covenants of any Credit Party under any of the Loan Papers;
(iv)fourth, to payment of that portion of the Obligations constituting (A) accrued and unpaid Letter of Credit Fees and interest on the Loans and other Obligations, (B) unpaid principal of the Loans in the order specified in Section 3.2(b), (C) any amounts funded but unreimbursed under Letters of Credit, (D) amounts owing under Hedge Agreements (to the extent such amounts are Obligations), and (E) amounts owing under Bank Products (to the extent such amounts are Obligations), ratably among the Banks, the Letter of Credit Issuer, the Secured Hedge Providers and the Bank Products Providers in proportion to the respective amounts described in this clause fourth payable to them;
(v)fifth, pro rata to any other Obligations;
(vi)sixth, to establish the deposits required by Section 2.1(b) if any; and
(vii)last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.
All payments received by a Bank during the continuation of an Event of Default for application to the principal of the Loans pursuant to this Section 3.2(c) shall be applied by such Bank in the manner provided in Section 3.2(b).
Notwithstanding the foregoing, amounts received from any Guarantor that is not an Eligible Contract Participant shall not be applied to any Obligations that are Excluded Swap Obligations with respect to such Guarantor (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this clause, Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Obligations described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to clause fourth above).
Section 3.3Funding Losses. If Borrower makes or is deemed to make any payment of principal subject to a SOFR Tranche (whether pursuant to Section 2.6, Section 2.7, Section 2.8, Section 2.9, Section 4.4, Article XI or Article XIII, whether as a voluntary or mandatory prepayment or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if Borrower fails to borrow any SOFR Borrowing, after notice has been given to any Bank in accordance with Section 2.2, Borrower shall, at the written request of any Bank, reimburse such Bank on demand for any resulting loss, cost or expense incurred by it (including any loss, cost or expense arising from the liquidation or reemployment of funds or from fees payable) attributed to such event. Such Bank shall promptly deliver to Borrower and Administrative Agent a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.
Section 3.4Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have been notified by a Bank or Borrower (as used in this Section, “Payor”) prior to the date on which such Bank is to make payment to Administrative Agent hereunder or Borrower is to make a payment to Administrative Agent for the account of one or more Banks, as the case may be (as used in this Section, such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if Payor has not in fact made the Required Payment to Administrative Agent, (a) the recipient of such payment shall, on demand, pay to Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of a Bank, the Overnight Rate or (ii) in the case of the Borrower, the Adjusted Base Rate then in effect for such period, and (b) Administrative Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).
Section 3.5Defaulting Banks.
(a)Notwithstanding anything to the contrary contained herein, the Maximum Credit Amount of a Defaulting Bank shall not be included in determining whether all Banks, the Majority Banks, the Required Banks or the Super Majority Banks have taken or may take any action hereunder (including approval of any redetermination of the Borrowing Base pursuant to Article IV and any consent to any amendment or waiver pursuant to Section 14.2); provided that, any waiver, amendment or modification requiring the consent of all Banks or each affected Bank which affects such Defaulting Bank differently than other affected Banks shall require the consent of such Defaulting Bank; and provided further that in no event shall (i) the Commitment, Elected Commitment or Maximum Credit Amount of any Defaulting Bank be increased without the consent of such Defaulting Bank, or (ii) the Termination Date or any date fixed for any payment of interest on the Loans or any fees hereunder be postponed without the consent of such Defaulting Bank.
(b)If any Bank shall fail to make any payment referenced in clause (a) of the definition of “Defaulting Bank”, then Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by Administrative Agent for the account of such Bank and for the benefit of Administrative Agent or the Letter of Credit Issuer to satisfy such Bank’s obligations hereunder until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Bank hereunder; in the case of each of (i) and (ii) above, in any order as determined by Administrative Agent in its discretion.
(c)Borrower shall not be obligated to pay any Defaulting Bank’s ratable share of the fees described in Section 2.11, Section 2.12 or Section 2.13 (notwithstanding anything to the contrary in such sections) for the period commencing on the day such Defaulting Bank becomes a Defaulting Bank and continuing for so long as such Bank continues to be a Defaulting Bank.
ARTICLE IV
BORROWING BASE
Section 4.1Reserve Reports; Proposed Borrowing Base. As soon as available and in any event by (a) June 30, 2019, September 30, 2019 and December 31, 2019, and (b) each March 31 and September 30 of each year thereafter, Borrower shall deliver to each Bank a Reserve Report prepared (i) in the case of the Reserve Reports required to be delivered on the dates in the foregoing clause (a), as of the immediately preceding March 31, 2019, June 30, 2019 and September 30, 2019, respectively, and (ii) in the case of the Reserve Reports required to be delivered on the dates in the foregoing clause (b), as of the immediately preceding December 31 and June 30, respectively. Simultaneously with the delivery to Administrative Agent and each Bank of each Reserve Report, Borrower shall notify Administrative Agent of the Borrowing Base which Borrower requested become effective for the period commencing on the next Determination Date.
Section 4.2Periodic Determinations of the Borrowing Base; Procedures and Standards. Based in part on the Reserve Report made available to Banks pursuant to Section 4.1, Banks shall redetermine the Borrowing Base on or prior to the next Determination Date or such date promptly thereafter as reasonably possible (i) based on the engineering and other information available to Banks, and (ii) in accordance with, and consistent with, the subsequent provisions of this Section 4.2. Any Borrowing Base which becomes effective as a result of any Determination of the Borrowing Base shall be subject to the following restrictions: (A) such Borrowing Base shall not exceed the Borrowing Base requested by Borrower pursuant to Section 4.1 or Section 4.3 (as applicable), (B) such Borrowing Base shall not exceed the Aggregate Maximum Credit Amount then in effect, (C) to the extent such Borrowing Base represents an increase from the Borrowing Base in effect prior to such Determination such Borrowing Base shall be approved by all Banks, and (D) any Borrowing Base which represents a decrease in the Borrowing Base in effect prior to such Determination, or a reaffirmation of such prior Borrowing Base, shall require approval of Required Banks. Administrative Agent shall propose such redetermined Borrowing Base to Banks within fifteen (15) days following receipt by the Banks of a Reserve Report (or such date promptly thereafter as reasonably practicable). After having received notice of such proposal by Administrative Agent, Required Banks (or all Banks in the event of a proposed increase) shall have fifteen (15) days to agree or disagree with such proposal. If, in the case of any proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, at the end of such 15-day period, any Bank has not communicated its approval or disapproval, such silence shall be deemed an approval. If, in the case of any proposed Borrowing Base that would increase the Borrowing Base then in effect, at the end of such 15-day period, any Bank has not communicated its approval or disapproval, such silence shall be deemed disapproval. If sufficient Banks notify Administrative Agent within such 15-day period of their disapproval such that Required Banks have neither approved nor been deemed to approve such Borrowing Base as herein provided (or, in the event of a proposed increase, any Bank notifies Administrative Agent within such 15-day period of its disapproval),

Required Banks (or all Banks in the event of a proposed increase) shall, within a reasonable period of time, agree on a new Borrowing Base.
In taking the above actions, Administrative Agent and the Banks shall act in their sole discretion. It is further acknowledged and agreed that each Bank may consider such other credit factors as it deems appropriate and shall have no obligation in connection with any Determination to approve any change in the Borrowing Base in effect prior to such Determination. Promptly following any Determination of the Borrowing Base, Administrative Agent shall notify Borrower of the amount of the Borrowing Base as redetermined, which Borrowing Base shall be effective as of the date specified in such notice, and shall remain in effect for all purposes of this Agreement until the next Determination.
Section 4.3Special Determination of Borrowing Base. In addition to the redetermination of the Borrowing Base pursuant to Section 4.2, and adjustments of the Borrowing Base pursuant to Section 4.6, Section 4.7 and Section 5.2, Borrower and Required Banks may each request one Special Determination of the Borrowing Base in any Fiscal Year. In addition, Borrower may request Special Determinations from time to time as significant acquisition opportunities are presented to Borrower or for significant development and exploration of Borrower’s and its Restricted Subsidiaries’ Mineral Interests. In the event Required Banks request such a Special Determination, Administrative Agent shall promptly deliver notice of such request to Borrower and Borrower shall, within 20 days following the date of such request, deliver to Banks (i) a Reserve Report prepared as of the last day of the calendar month preceding the date of such request and (ii) such other reports, data and supplemental information as may be reasonably requested by the Required Banks. In the event Borrower requests a Special Determination, Borrower shall deliver written notice of such request to Banks which shall include (A) a Reserve Report prepared as of a date not more than 30 days prior to the date of such request, (B) such other reports, data and supplemental information as may be reasonably requested by the Required Banks and (C) the amount of the Borrowing Base requested by Borrower and to become effective on the Determination Date applicable to such Special Determination. Upon receipt of such Reserve Report, Administrative Agent shall, subject to approval of Required Banks, or all Banks in the event of a proposed increase in the Borrowing Base, redetermine the Borrowing Base in accordance with the procedure set forth in Section 4.2 which Borrowing Base shall become effective on the Determination Date applicable to such Special Determination (or as soon thereafter as Administrative Agent and Required Banks, or all Banks in the event of a proposed increase in the Borrowing Base, approve such Borrowing Base and provide notice thereof to Borrower).
Section 4.4Borrowing Base Deficiency. If a Borrowing Base Deficiency exists at any time (other than as a result of any reduction of the Borrowing Base pursuant to Section 4.6 or Section 4.7), Borrower shall, within 30 days following notice thereof from Administrative Agent, provide written notice (the “Election Notice”) to Administrative Agent stating the action which Borrower proposes to take to remedy such Borrowing Base Deficiency, and Borrower shall thereafter, at its option, do one or a combination of the following: (a) within 45 days following the delivery of such Election Notice, make a prepayment of principal on the Loans in an amount sufficient to eliminate 50% of such Borrowing Base Deficiency, with a payment or payments to eliminate the remainder of such Borrowing Base Deficiency due within 90 days following the delivery of such Election Notice, and if such Borrowing Base Deficiency cannot be eliminated by prepaying the Loans in full (as a result of outstanding Letter of Credit Exposure), Borrower shall also at such time or times deposit with Administrative Agent sufficient funds to be held by Administrative Agent as security for outstanding Letter of Credit Exposure in the manner contemplated by Section 2.1(b) as necessary to eliminate the required portions of such Borrowing Base Deficiency on the dates required therefor, (b) within 90 days following the delivery of such Election Notice, submit additional oil and gas properties owned by Borrower and its Restricted Subsidiaries for consideration in connection with the determination of the Borrowing Base which Administrative Agent and Required Banks deem sufficient in their sole discretion to eliminate such Borrowing Base Deficiency, or (c) eliminate such deficiency by making six consecutive mandatory prepayments of principal on the Loans, each of which shall be in the amount of one sixth of the amount of such Borrowing Base Deficiency, commencing on the date that is 30 days after notice of such Borrowing Base Deficiency is delivered to Borrower and continuing thereafter on each monthly anniversary of such first payment, and in connection therewith, Borrower shall dedicate a sufficient amount (as determined by Administrative Agent) of the monthly cash flow from Borrower’s and the Restricted Subsidiaries’ Mineral Interests to satisfy such payments.
Section 4.5Initial Borrowing Base. The Borrowing Base in effect during the period from the Effective Date until the date of the first Special Determination, Periodic Determination or other adjustment to the Borrowing Base hereunder after the Effective Date shall be the Initial Borrowing Base.
Section 4.6Automatic Adjustment – Asset Disposition. In addition to the redeterminations of the Borrowing Base pursuant to Section 4.2 and Section 4.3, and adjustments of the Borrowing Base pursuant to Section 4.7 and Section 5.2, simultaneously with the completion by any Credit Party of any Asset Disposition pursuant to Section 9.5 of the Borrowing Base Properties and/or Borrowing Base Hedges which, when aggregated with the Borrowing Base Properties and/or Borrowing Base Hedges subject to all other Asset Dispositions since the Determination Date of the Borrowing Base then in effect, have a fair market value in excess of 5% of the Borrowing Base then in effect, the Borrowing Base shall be automatically reduced as set forth in this Section 4.6; provided, that, for purposes of this Section 4.6, a termination or other monetization, in whole or in part, of an Oil and Gas Hedge Transaction shall be deemed not to be an “Asset Disposition” to the extent that (x) such Oil and Gas Hedge Transaction is novated, in whole or in part, from the existing counterparty to another counterparty, with Borrower or another Credit Party being the “remaining party” for purposes of such novation, or (y) upon its termination, in whole or in part, it is replaced, in a substantially contemporaneous transaction, with one or more Oil and Gas Hedge Transactions covering Hydrocarbons of the type that were hedged pursuant to such replaced Oil and Gas Hedge Transaction with notional volumes, prices and tenors not less favorable to Borrower or such Credit Party as those set forth in such replaced Oil and Gas Hedge Transaction, and without cash payments to any Credit Party in connection therewith (except to the extent that such cash payments are paid to the counterparties on such replacement transactions upon the relevant Credit Party entering into such replacement transactions). Such reduction shall be in an amount equal to the sum of (a) the value, if any, assigned to such Borrowing Base Properties and/or Borrowing Base Hedges (to the extent so terminated and not so replaced) subject to such Asset Disposition in the Borrowing Base then in effect (such value as determined by Administrative Agent (and approved by Required Banks) in good faith and consistent with the manner of determination of such Borrowing Base pursuant to Section 4.2 and taking into consideration any negative Borrowing Base value attributed to any out-of-the money Borrowing Base Hedges so terminated), and (b) the reduction in the Borrowing Base value realized or resulting from any such replacement of Borrowing Base Hedges (such value as determined by Administrative Agent (and approved by Required Banks) in good faith and consistent with the manner of determination of such Borrowing Base pursuant to Section 4.2 and taking into consideration any negative Borrowing Base value attributed to any out-of-the-money Borrowing Base Hedges so replaced). Notwithstanding Section 4.4, upon any reduction of the Borrowing Base pursuant to this Section 4.6 which results in a Borrowing Base Deficiency (or increase in any existing Borrowing Base Deficiency), Borrower shall prepay the Loans and/or cash collateralize the Letter of Credit Exposure in accordance with Section 2.6(a). For the sake of clarity, the termination or other monetization of a Borrowing Base Hedge at its scheduled maturity does not constitute an Asset

Disposition and notwithstanding anything to the contrary in this Section 4.6, the termination or monetization of a Borrowing Base Hedge at its scheduled maturity shall not result in any reduction of the Borrowing Base.
Section 4.7Automatic Adjustment – Issuance of Permitted Additional Debt. In addition to the redeterminations of the Borrowing Base pursuant to Section 4.2 and Section 4.3, and adjustments of the Borrowing Base pursuant to Section 4.6 and Section 5.2, upon any incurrence or issuance of any Permitted Additional Debt, the Borrowing Base then in effect shall automatically be decreased by an amount equal to 25% of the aggregate stated principal amount of such Permitted Additional Debt incurred or issued at such time. Such decrease in the Borrowing Base shall occur automatically upon the incurrence or issuance of such Permitted Additional Debt on the date of incurrence or issuance, without any vote of the Banks or action by Administrative Agent and shall be effective and applicable to Borrower, Administrative Agent, the Letter of Credit Issuer and the Banks on such date until the next redetermination or other adjustment of the Borrowing Base pursuant to this Agreement; provided, that, no such reduction of the Borrowing Base shall occur with respect to any Permitted Additional Debt incurred or issued to substantially simultaneously refinance or replace any then existing Permitted Additional Debt (up to the principal amount of such refinanced or replaced Permitted Additional Debt). Upon any such reduction in the Borrowing Base, Administrative Agent shall promptly deliver notice thereof to Borrower and the Banks. Notwithstanding Section 4.4, upon any reduction of the Borrowing Base pursuant to this Section 4.7 which results in a Borrowing Base Deficiency (or increase in any existing Borrowing Base Deficiency), Borrower shall prepay the Loans and/or cash collateralize the Letter of Credit Exposure in accordance with Section 2.6(b).
ARTICLE V
COLLATERAL AND GUARANTIES
Section 5.1Security.
(a)On and after the Effective Date, the Obligations shall be secured by first and prior Liens covering and encumbering (i) one hundred percent (100%) of the issued and outstanding Equity Interests of each existing and future Domestic Subsidiary of Borrower that are owned by a Credit Party, (ii) Proved Mineral Interests owned by Borrower and its Restricted Subsidiaries that constitute not less than the Required Reserve Value of all Proved Mineral Interests owned by Borrower and its Restricted Subsidiaries and (iii) substantially all of the other material personal property assets of the Credit Parties (subject to certain exceptions as set forth in the Security Instruments), except that, in each case, Permitted Encumbrances may exist. On or before the Effective Date, Borrower shall deliver, or cause to be delivered, to Administrative Agent, for the ratable benefit of each Bank, the Security Agreement and Mortgages in form and substance acceptable to Administrative Agent and duly executed by such Credit Party, together with such other assignments, conveyances, amendments, agreements and other writings, including UCC-1 financing statements (each duly authorized and, as applicable, executed) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect first and prior Liens in all Borrowing Base Properties and other interests of Borrower and the other Credit Parties as required by this Section 5.1(a). Borrower hereby authorizes Administrative Agent, and its agents, successors and assigns, to file any and all necessary financing statements under the Uniform Commercial Code, assignments and/or continuation statements as necessary from time to time (in Administrative Agent’s discretion) to perfect (or continue perfection of) the Liens granted pursuant to the Loan Papers.
(b)On or before each Determination Date after the Effective Date, and at such other times as Administrative Agent or Required Banks shall reasonably request, Borrower shall, and shall cause its Restricted Subsidiaries to, deliver to Administrative Agent, for the ratable benefit of each Bank, Mortgages in form and substance acceptable to Administrative Agent and duly executed by Borrower and such Restricted Subsidiaries (as applicable) together with such other assignments, conveyances, amendments, agreements and other writings, including UCC-1 financing statements (each duly authorized and, as applicable, executed) as Administrative Agent shall reasonably deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 5.1(a) above with respect to Proved Mineral Interests then held by Borrower and such Restricted Subsidiaries (as applicable) which are not the subject of existing first and prior, perfected Liens securing the Obligations as required by Section 5.1(a). Borrower and its Restricted Subsidiaries are not required to grant Liens on Mineral Interests other than their Proved Mineral Interests.
(c)Borrower will at all times cause the other material tangible and intangible personal property of Borrower and each Restricted Subsidiary (to the extent purported to be subject to the Security Agreement) to be subject to the Lien of the Security Agreement including all Hedge Agreements and Hedge Transactions entered into by Borrower and each Restricted Subsidiary and all Equity Interests owned by Borrower and each Restricted Subsidiary.
(d)Notwithstanding any provision in any of the Loan Papers to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) owned by any Credit Party included in the Mortgaged Property and no Building or Manufactured (Mobile) Home shall be encumbered by any Security Instrument; provided, that (i) the applicable Credit Party’s interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home shall be included in the Mortgaged Property and shall be encumbered by the Security Instruments and (ii) Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, permit to exist any Lien on any Building or Manufactured (Mobile) Home owned by them except Permitted Encumbrances.
(e)Notwithstanding that, by the terms of the various Security Instruments, the Credit Parties are and will be assigning to Administrative Agent for the benefit of the Secured Parties all of the Hydrocarbon production, products and proceeds accruing to the property covered thereby and are and will be providing to Administrative Agent various control agreements, powers of attorney and other rights to exercise control over such collateral or any other collateral covered by any of the Security Instruments, so long as no Event of Default has occurred and is continuing the Credit Parties may continue to receive and collect all such proceeds and Administrative Agent will not exercise its rights and remedies under the control agreements, powers of attorney and other rights and remedies to collect or control any of the collateral subject to the Security Instruments, provided that such forbearance by Administrative Agent in not exercising its rights and remedies under the control agreements, powers of attorney and other rights and remedies to collect or control any of such collateral shall not constitute in any way a waiver, remission or release of any of its rights or remedies under the Security Instruments or a release of any Lien granted thereunder.
Section 5.2Title Information. At any time Borrower or any of its Restricted Subsidiaries are required to execute and deliver Mortgages to Administrative Agent pursuant to Section 5.1, Borrower shall also deliver to Administrative Agent (a) such evidence of title (including but not limited to any title opinions available to Borrower) as Administrative Agent shall reasonably require to verify Borrower’s or any such Restricted Subsidiary’s (as applicable) title to an appropriate portion of Borrower’s and its Restricted Subsidiaries’ Proved Mineral Interests (taking into account their nature as royalty interests or non-operated working interests, as applicable); provided that to the extent the Recognized Value of non-operated working interests owned by Borrower and its Restricted Subsidiaries is greater than or equal to ten percent (10%) Recognized Value of Borrower and its Restricted Subsidiaries’ Proved Minerals Interests,

then Borrower or any such Restricted Subsidiary shall deliver such satisfactory evidence of title covering properties comprising not less than 80% of the Recognized Value of all of Borrower’s and its Restricted Subsidiaries’ non-operated working interests, and (b) such opinions of counsel (addressed to Administrative Agent) as Administrative Agent shall reasonably require to address the validity and perfection of the Liens created by such Mortgages. If Borrower fails to provide title information requested under this Section 5.2 within a 90-day period following a request therefor or if Borrower fails to cure any title defect requested by Administrative Agent or the Banks to be cured within a 90-day period following such request, such failure shall not be a Default, but instead Administrative Agent and/or the Required Banks shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by Administrative Agent or the Banks. To the extent that Administrative Agent or the Required Banks are not satisfied with title to any Mineral Interest after the 90-day period has elapsed, Administrative Agent may send a notice to Borrower and the Banks that the then outstanding Borrowing Base shall be reduced by an amount reasonably determined by the Required Banks in light of such failure to be in compliance with the title requirement set forth in clause (a) of the first sentence of this Section 5.2. This new Borrowing Base shall become effective immediately after receipt of such notice and any resulting Borrowing Base Deficiency shall be cured in accordance with Section 4.4.
Section 5.3Guarantees. Payment and performance of the Obligations shall be fully guaranteed by each existing or hereafter acquired or formed Restricted Subsidiary of Borrower, in each case, pursuant to the Facility Guaranty.
Section 5.4Additional Guarantors. In connection with the acquisition or organization of any new Domestic Subsidiary of Borrower or any designation of an Unrestricted Subsidiary as a Restricted Subsidiary pursuant to Section 9.11, promptly (and in no event more than 30 days or such later date as Administrative Agent may agree in its sole discretion) following such creation or acquisition, Borrower (a) shall, or shall cause the applicable Restricted Subsidiary, to execute and deliver a joinder to the Facility Guaranty and the Security Agreement executed by such Restricted Subsidiary, (b) shall, or shall cause the holder of the Equity Interests in such Restricted Subsidiary, to pledge all of the Equity Interests of such Restricted Subsidiary (including delivery of any stock certificates evidencing the Equity Interests of such Restricted Subsidiary, together with appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof), and (c) shall, or shall cause any other Credit Party, to execute and deliver, such other additional UCC-1 financing statements, closing documents, certificates, and legal opinions as shall reasonably be requested by Administrative Agent, in the case of each of clause (a), (b), and (c) above, in form and substance reasonably satisfactory to Administrative Agent. Borrower shall cause any Person (including any Unrestricted Subsidiary) that guarantees the obligations with respect to any Permitted Additional Debt to become a Guarantor (if it is not already a Guarantor) by executing and delivering to Administrative Agent a joinder to the Facility Guaranty.
ARTICLE VI
CONDITIONS PRECEDENT
Section 6.1Conditions to Initial Borrowing and Participation in Letter of Credit Exposure. The obligations of each Bank to loan its Applicable Percentage of the initial Borrowing hereunder, and the obligation of the Letter of Credit Issuer to issue the initial Letter of Credit issued hereunder, is subject to the satisfaction (or waiver in accordance with Section 14.2) of each of the following conditions:

(a)Closing Deliveries. Administrative Agent shall have received each of the following documents, instruments and agreements, each of which shall be in form and substance and executed in such counterparts as shall be acceptable to Administrative Agent and each of which shall, unless otherwise indicated, be dated the Effective Date:
(i)this Agreement, duly executed and delivered by Borrower, each Bank, the Letter of Credit Issuer, and Administrative Agent;
(ii)a Note payable to each Bank requesting a Note in the amount of such Bank’s Maximum Credit Amount, in each case duly executed and delivered by Borrower;
(iii)the Facility Guaranty, duly executed and delivered by each Guarantor;
(iv)the Security Agreement, duly executed and delivered by Borrower and each other Credit Party;
(v)the Mortgages, each duly executed and delivered by the appropriate Credit Party, together with such other assignments, conveyances, amendments, merger and/or name change affidavits, agreements and other writings, including UCC-1 financing statements, as may reasonably be requested by Administrative Agent;
(vi)certificates, together with undated, blank stock powers (or the equivalent for Persons that are not corporations) for each certificate, representing all of the certificated issued and outstanding Equity Interests of each direct or indirect Subsidiary of Borrower owned by a Credit Party;
(vii)copies of the certificate of incorporation or certificate of formation, and all amendments thereto, of each Credit Party accompanied by a certificate that such copy is true, correct and complete issued by the appropriate Governmental Authority of the state of formation for such Credit Party and accompanied by a certificate of the Secretary or comparable Authorized Officer of such Credit Party that such copy is true, correct and complete as of the Effective Date;
(viii)copies of the bylaws or limited liability company agreement, and all amendments thereto, of each Credit Party, accompanied by a certificate of the Secretary or comparable Authorized Officer of each Credit Party that such copy is true, correct and complete as of the Effective Date;
(ix)certain certificates and other documents issued by the appropriate Governmental Authorities of the state of formation and the other states listed on Schedule 3 hereto, as applicable, relating to the existence of each Credit Party and to the effect that such Credit Party is organized or qualified to do business in such jurisdiction is in good standing with respect to the payment of franchise and similar Taxes and is duly qualified to transact business in such jurisdictions;
(x)a certificate of incumbency of all officers of each Credit Party who will be authorized to execute or attest to any Loan Paper, dated the Effective Date, executed by the Secretary or comparable Authorized Officer of such Credit Party;
(xi)copies of resolutions or comparable authorizations and consents approving the Loan Papers and authorizing the transactions contemplated by this Agreement and the other Loan Papers, duly adopted by the Board of Managers (or similar managing body) of each Credit Party, accompanied by certificates of the Secretary or comparable officer of such Credit Party that such copies are true and correct copies of resolutions duly adopted by the Board of Managers (or similar managing body) of each Credit Party, and that such resolutions have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Effective Date;
(xii)such UCC and county level Lien search reports as Administrative Agent shall reasonably require, conducted in such jurisdictions and reflecting such names as Administrative Agent shall reasonably request reflecting no prior Liens encumbering the Properties of Borrower and its Restricted Subsidiaries other than those being assigned or released on or prior to the Effective Date or Permitted Encumbrances;
(xiii)a duly executed payoff letter dated on or prior to the Effective Date with respect to the Owl Rock Credit Agreement and evidence satisfactory to it (including mortgage releases and UCC-3 financing statement terminations) that the Owl Rock Credit Agreement has been repaid in full and the commitments thereunder have been terminated and that the Liens securing the Owl Rock Credit Agreement have been released, subject only to the filing of applicable terminations and releases (the “Owl Rock Payoff”);
(xiv)to the extent applicable, certificates from the Credit Parties’ insurance providers setting forth the insurance maintained by the Credit Parties, showing that insurance meeting the requirements of Section 8.5 is in full force and effect and that all premiums due with respect thereto have been paid, showing Administrative Agent as loss payee with respect to all such property or casualty policies and as additional insured with respect to all such liability policies, and stating that such insurer will provide Administrative Agent with at least 30 days’ advance notice (or, if less, the maximum notice that such insurer will provide) of cancellation of any such policy;
(xv)an opinion of (A) Thompson & Knight LLP, special counsel to the Credit Parties and (B) local counsel in the States of Colorado, North Dakota and Oklahoma, in each case, in form and substance reasonably satisfactory to Administrative Agent;
(xvi)a solvency certificate of the chief financial officer or chief executive officer of Borrower, certifying the solvency of Borrower and its Restricted Subsidiaries, on a consolidated basis, after giving effect to the transactions on the Effective Date; and
(xvii)a certificate of any Authorized Officer of Borrower, dated as of the Effective Date, certifying that attached to such certificate, is a true, accurate and complete copy of the Stockholders’ Agreement (including any amendments thereto), duly executed by the Sponsors and Parent.
(b)Initial Public Offering. Administrative Agent shall have received evidence satisfactory to it of (i) the issuance by the Parent of its common Equity Interests generating gross proceeds exceeding $200,000,000, in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (the “Initial Public Offering”) and (ii) the contribution of 100% of the net cash proceeds thereof to Borrower.
(c)Fees and Expenses. All fees of Administrative Agent, the Arranger, the Banks and their respective Affiliates in connection with the credit facilities provided herein

(including those payable pursuant to Section 2.13), and all expenses of Administrative Agent and the Arranger in connection with such credit facilities, shall have been paid.
(d)Know Your Customer Documentation. Administrative Agent and each of the Banks shall have received from the Credit Parties, to the extent requested by Administrative Agent or such Bank at least five (5) Business Days prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.
(e)Beneficial Ownership Regulation. To the extent requested by any Bank or Administrative Agent from Borrower directly at least five (5) Business Days prior to the Effective Date, Borrower, to the extent qualifying as a “legal entity customer” under the Beneficial Ownership Regulation, shall deliver to each such Bank or Administrative Agent a Beneficial Ownership Certification at least two (2) Business Days prior to the Effective Date.
(f)No Legal Prohibition. The transactions contemplated by this Agreement and the other Loan Papers shall be permitted by applicable Law and such Laws shall not subject Administrative Agent, any Bank, or any Credit Party to any Material Adverse Change.
(g)No Litigation. No litigation, arbitration or similar proceeding shall be pending which calls into question the validity or enforceability of this Agreement and/or the other Loan Papers.
(h)Due Diligence. Administrative Agent shall have received, and satisfactorily completed its review of, all due diligence information regarding Borrower and its Subsidiaries as Administrative Agent shall have requested.
(i)Title Review. Administrative Agent or its counsel shall have completed a review of title regarding that portion of the Borrowing Base Properties which results in evidence of title satisfactory to Administrative Agent and its counsel.
(j)Review of Properties. Administrative Agent or its counsel shall have completed a due diligence review of the Credit Parties’ Mineral Interests and other operations. Administrative Agent shall also be reasonably satisfied with the environmental condition of the Credit Parties’ Mineral Interests.
(k)Collateral Security. Administrative Agent shall be reasonably satisfied that the requirements of Section 5.1 are satisfied as of the Effective Date.
(l)Initial Financial Statements and the Initial Reserve Report. Administrative Agent shall have received the Current Financials and the Initial Reserve Report.
(m)Revolving Availability. After giving effect to the transactions contemplated hereby, including the Owl Rock Payoff, the amount of the Outstanding Revolving Credit shall not exceed $0.00.
(n)No Material Adverse Change. As of the Effective Date, no Material Adverse Change has occurred.
(o)Other Matters. All matters related to this Agreement, the other Loan Papers and any Credit Party shall be acceptable to Administrative Agent, and Borrower shall have delivered to Administrative Agent and each Bank such evidence as Administrative Agent shall request to substantiate any matters related to this Agreement, the other Loan Papers or any Credit Party.
For purposes of determining compliance with the conditions specified in this Section 6.1, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.1 to be consented to or approved by or acceptable or satisfactory to a Bank unless Administrative Agent shall have received notice from such Bank prior to the Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 6.1 by and on behalf of Borrower or any of its Restricted Subsidiaries shall be in form and substance satisfactory to Administrative Agent and its counsel. Administrative Agent shall notify the Banks of the Effective Date, and such notice shall be conclusive and binding.
Section 6.2Each Credit Event. The obligation of each Bank to loan its Applicable Percentage of each Borrowing and the obligation of any Letter of Credit Issuer to issue Letters of Credit on the date any Letter of Credit is to be issued is subject to the further satisfaction of the following conditions:
(a)timely receipt by Administrative Agent of a Request for Borrowing or Request for Letter(s) of Credit (as applicable);
(b)(i) immediately before and after giving effect to such Borrowing or issuance of such Letter(s) of Credit, no Default or Event of Default shall have occurred and be continuing and neither such Borrowing nor the issuance of such Letter(s) of Credit (as applicable) shall cause a Default or Event of Default and (ii) immediately before and after giving effect to such Borrowing, the Consolidated Cash Balance shall not be in excess of the Consolidated Cash Balance Threshold;
(c)the representations and warranties of each Credit Party contained in this Agreement and the other Loan Papers shall be true and correct in all material respects on and as of the date of such Borrowing or the issuance of such Letter(s) of Credit (as applicable), except (i) to the extent such representations and warranties are expressly stated as of a certain date, in which case such representations and warranties shall be true and correct in all material respects as of such date and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects;
(d)the funding of such Borrowing or the issuance of such Letter(s) of Credit (as applicable) and all other Borrowings to be made and/or Letter(s) of Credit to be issued (as applicable) on the same day under this Agreement, shall not cause the total Outstanding Revolving Credit to exceed the Total Commitment (i.e., the least of (x) the Aggregate Maximum Credit Amounts, (y) the then effective Borrowing Base and (z) the then effective Aggregate Elected Commitment Amount); and
(e)following the issuance of any Letter(s) of Credit, the aggregate Letter of Credit Exposure of all Banks shall not exceed the lesser of (x) $10,000,000 and (y) the Total Commitment (i.e., the least of (x) the Aggregate Maximum Credit Amounts, (y) the then effective Borrowing Base and (z) the then effective Aggregate Elected Commitment Amount).
(f)Each Borrowing and the issuance of each Letter of Credit hereunder shall constitute a representation and warranty by Borrower that on the date of such Borrowing or issuance of such Letter of Credit (as applicable) the statements contained in subclauses (b), (c), (d) and (e) above are true.

ARTCILE VII
REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to Banks that:
Section 7.1Existence and Power. Each of the Credit Parties (a) is a corporation, limited liability company or partnership duly incorporated or organized (as applicable), and is validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization (as applicable), (b) has all corporate, limited liability company or partnership power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as a foreign corporation, foreign limited liability company or foreign partnership (as applicable) in each jurisdiction where a failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
Section 7.2Corporate, Limited Liability Company, Partnership and Governmental Authorization; Contravention. The execution, delivery and performance of this Agreement, the Notes, the Mortgages and the other Loan Papers by each Credit Party (as applicable) (a) are within such Credit Party’s corporate, partnership, or limited liability company powers (as applicable), (b) have been duly authorized by all necessary corporate, partnership, or limited liability company action (as applicable), (c) except to the extent that such performance requires actions or filings in connection with the conduct of a Credit Party’s business or maintenance of its existence or good standing, require no action by or in respect of, or filing with, any Governmental Authority or official, (d) do not contravene, or constitute a default under, the articles of association, partnership agreement, certificate of limited partnership, articles of incorporation, certificate of incorporation, bylaws, regulations or other organizational documents (as applicable) of any such Credit Party or the Margin Regulations, (e) do not in any material respect contravene, or constitute a default under, any provision of applicable Law or any provision of any agreement, judgment, injunction, order, decree or other instrument binding upon any such Credit Party, and (f) do not result in the creation or imposition of any Lien on any asset of any such Credit Party except Liens securing the Obligations.
Section 7.3Binding Effect. (a) Each of this Agreement and the Notes constitutes a valid and binding agreement of Borrower; (b) the Mortgages, the Security Agreement, the Facility Guaranty, the other Security Instruments and the other Loan Papers when executed and delivered in accordance with this Agreement, will then constitute valid and binding obligations of each Credit Party party thereto; and (c) each Loan Paper is enforceable against each Credit Party party thereto in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.
Section 7.4Financial Information.
(a)The Current Financials fairly present, in conformity with GAAP (except to the extent that GAAP does not address consolidating financial statements), the consolidated financial position of Borrower and its consolidated results of operations and cash flows (but solely with respect to Borrower and its Subsidiaries constituting Consolidated Subsidiaries upon giving effect to the Initial Public Offering) as of the date and for the periods covered thereby.
(b)There has been no Material Adverse Change in the business, assets, liabilities, financial condition or results of operations of the Credit Parties, taken as a whole, relative to that set forth in the Current Financials as of December 31, 2018.

Section 7.5Litigation. Except for matters disclosed on Schedule 2 hereto, there is no action, suit or proceeding pending against, or to the knowledge of any Credit Party, threatened against or affecting any Credit Party before any court, arbitrator, Governmental Authority or official in which there is a reasonable possibility of an adverse decision that would have a Material Adverse Effect.
Section 7.6ERISA.
(a)Except as could not reasonably be expected to have a Material Adverse Effect:
(i)Each Credit Party and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan, if any.
(ii)Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.
(iii)No act, omission or transaction has occurred which could result in imposition on any Credit Party or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.
(iv)Full payment when due has been made of all amounts which the Credit Parties or any ERISA Affiliate is required under the terms of each Plan or applicable Law to have paid as contributions to such Plan as of the Effective Date.
(b)Neither any Credit Party nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by any Credit Party or any ERISA Affiliate in its sole discretion at any time without any material liability.
(c)Neither any Credit Party nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the Effective Date sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
Section 7.7Taxes and Filing of Tax Returns. Each Credit Party has filed all material tax returns required to have been filed and has paid all material Taxes shown to be due and payable on such returns and all other material Taxes which are payable by such party, to the extent the same have become due and payable. Borrower knows of no proposed material Tax assessment against any Credit Party, and each Credit Party maintains adequate reserves in accordance with GAAP with respect to all of its Tax liabilities of and those of its predecessors. Except as disclosed in writing to Banks, no Tax liability of any Credit Party, or any of their predecessors, has been asserted by the Internal Revenue Service for Taxes, in excess of those already paid.
Section 7.8Title to Properties; Liens. Each Credit Party has good and valid title to all material assets purported to be owned by it except for Permitted Encumbrances. Without limiting the foregoing, Borrower and/or its Restricted Subsidiaries have good, valid and defensible title to all Borrowing Base Properties (except for Borrowing Base Properties disposed of in compliance with, and to the extent permitted by Section 9.5 to the extent this representation and warranty is made or deemed made after the Effective Date), free and clear of all Liens, except for Permitted Encumbrances.
Section 7.9Mineral Interests. All Borrowing Base Properties are valid, subsisting, and in full force and effect in all material respects, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid or provided for in all material respects (except for those amounts being contested by a Credit Party in good faith or held in suspense in accordance with oil industry practice); provided that, to the extent Mineral Interests owned by any such Credit Party are operated by operators other than such Credit Party or an Affiliate of such Credit Party, Borrower has no knowledge that any such obligation remains unperformed in any material respect and the appropriate Person has enforced the contractual obligations of such operators in accordance with reasonable commercial practices in the oil industry in order to ensure performance. Except as may be provided in any consent or non-consent provisions of any joint operating agreement covering any Credit Party’s Proved Mineral Interests, to the extent applicable, each Credit Party’s share of (a) the costs attributable to each Borrowing Base Property is not greater than the decimal fraction set forth in the most recently delivered Reserve Report, before and after payout, as the case may be, and described therein by the respective designations “working interests”, “WI”, “gross working interest”, “GWI”, or similar terms, and (b) production from, allocated to, or attributed to each such Borrowing Base Property is not less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations “net revenue interest,” “NRI,” or similar terms.
Section 7.10Business; Compliance. Each Credit Party has performed and abided by all obligations required to be performed under each license, permit, order, authorization, grant, contract, agreement, or regulation to which such Credit Party is a party or by which such Credit Party or any of the assets of such Credit Party are bound to the extent a failure to perform and abide by such obligations could reasonably be expected to have a Material Adverse Effect; provided that, to the extent Mineral Interests owned by any such Credit Party are operated by operators other than such Credit Party or an Affiliate of such Credit Party, Borrower has no knowledge that any such obligation remains unperformed in any material respect and the appropriate Person has enforced the contractual obligations of such operators in accordance with reasonable commercial practices in the industry in order to ensure performance.
Section 7.11Licenses, Permits, Etc. Each Credit Party possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of tribunals, as are necessary to carry on its businesses as now being conducted except to the extent a failure to obtain any such item would not reasonably be expected to have a Material Adverse Effect; provided that, to the extent Mineral Interests owned by any Credit Party are operated by operators other than such Credit Party or an Affiliate of such Credit Party, Borrower has no knowledge that possession of such items has not been obtained.
Section 7.12Compliance with Law. The business and operations of each Credit Party have been and are being conducted in accordance with all applicable Laws, rules and regulations including all Margin Regulations, of all tribunals and Governmental Authorities, other than Laws, the violation of which could not (either individually or collectively) reasonably be expected to have a Material Adverse Effect; provided that to the extent Mineral Interests owned by any Credit Party are operated by operators other than any Credit Party or an Affiliate of any Credit Party, Borrower has no knowledge of non-compliance and the appropriate Person has enforced all contractual obligations of such operators in accordance with reasonable commercial practices in the industry in order to achieve compliance.

Section 7.13Solvency. After giving effect to the transactions contemplated hereby, including each Borrowing made hereunder and each issuance, amendment, renewal or extension of a Letter of Credit, (a) the aggregate assets (after giving effect to amounts that could reasonably be expected to be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of Borrower and its Restricted Subsidiaries, taken as a whole, exceed the aggregate Debt of Borrower and its Restricted Subsidiaries on a consolidated basis, (b) each of Borrower and its Restricted Subsidiaries has not incurred and does not intend to incur, and does not believe that it has incurred, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash it reasonably expects could be received and the amounts that it reasonably expects could be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be expected to be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures, and (c) each of Borrower and its Restricted Subsidiaries does not have (and does not have reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.
Section 7.14Full Disclosure.
(a)All information, taken as a whole, heretofore furnished by or on behalf of any Credit Party to Administrative Agent, the Arranger, or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by or on behalf of any Credit Party to Administrative Agent, the Arranger, or any Bank will be, true, complete, and accurate in every material respect and based on reasonable estimates on the date as of which such information is stated or certified (it being understood that actual results may vary materially from the financial projections provided hereunder). There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Mineral Interests and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Credit Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.
(b)As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 7.15Organizational Structure; Nature of Business. The primary business of the Credit Parties is the acquisition, ownership, maintenance and selling, leasing or otherwise disposing of Mineral Interests; provided that, for the avoidance of doubt, neither Borrower nor any of its Restricted Subsidiaries operates, explores or develops Mineral Interests; provided, further that the foregoing proviso shall not be construed to prohibit actions incidental to any such Person’s ownership of non-operated working interests. As of the Effective Date, Schedule 3 hereto accurately reflects (a) the jurisdiction of incorporation or organization of each Credit Party, (b) each jurisdiction in which each Credit Party is qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company and (c) the authorized, issued and outstanding Equity Interests of each Credit Party (other than Borrower) and each Subsidiary of each Credit Party, including, the names of (and number of Equity Interests held by) the record and beneficial owners of such Equity Interests. Except as set forth in this Section 7.15 and in Schedule 3 hereto, as of the Effective Date, no Person holds record or beneficial ownership of any Equity Interest in any Credit Party (other than Borrower) or any Subsidiary of any Credit Party. No Credit Party presently holds any Investments other than Permitted Investments. Except as set forth in Schedule 3 hereto, as of the Effective Date, no Credit Party has any Subsidiaries, and no Credit Party is a partner or joint venturer in any partnership or joint venture or a member of any unincorporated association.

Section 7.16Environmental Matters. No Property owned or leased by any Credit Party (including Mineral Interests) and no operations conducted thereon, and no operations of any prior owner, lessee or operator of any such Properties, is or has been in violation of any Applicable Environmental Law other than violations which neither individually nor in the aggregate will have a Material Adverse Effect, nor is any such Property or operation the subject of any existing, pending or, to Borrower’s knowledge, threatened Environmental Complaint which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All notices, permits, licenses, and similar authorizations, if any, required to be obtained or filed in connection with the ownership or operation of any and all real and personal property owned, leased or operated by any Credit Party, including notices, licenses, permits and authorizations required in connection with any past or present treatment, storage, disposal, or release of Hazardous Substances into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, licenses, permits and authorizations would not reasonably be expected to have a Material Adverse Effect. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, none of the Properties of any Credit Party contain or have contained any: (a) underground storage tanks; (b) asbestos-containing materials; (c) landfills or dumps; (d) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (e) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law. There have been no Hazardous Discharges which were not in compliance with Applicable Environmental Laws other than Hazardous Discharges which would not, individually or in the aggregate, have a Material Adverse Effect. No Credit Party has any contingent liability in connection with any Hazardous Discharges which could reasonably be expected to have a Material Adverse Effect. Notwithstanding anything to the contrary in this Section 7.16, to the extent Mineral Interests owned by any Credit Party are operated by operators other than any Credit Party or an Affiliate of any Credit Party, Borrower has no knowledge of non-compliance.
Section 7.17Burdensome Obligations. No Credit Party is a party to or bound by any agreement (other than the Loan Papers), or subject to any Law of any Governmental Authority, which prohibits or restricts in any way (a) the right of such party to grant Liens to Administrative Agent and Banks on or in respect of their Properties to secure the Obligations and the Loan Papers or (b) the right of any Restricted Subsidiary to make Restricted Payments to any other Credit Party that owns Equity Interests in such Restricted Subsidiary.
Section 7.18Government Regulations. No Credit Party is subject to regulation under the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law that limits the incurrence of Debt by such Credit Party, including Laws relating to common carriers or the sale of electricity, gas, steam, water or other public utility services.
Section 7.19No Default. Neither a Default nor an Event of Default has occurred and is continuing.
Section 7.20Gas Balancing Agreements and Advance Payment Contracts. Solely to the extent Borrower or any Restricted Subsidiary owns any working interests in any Proved Mineral Interests, except as set forth on the most recent certificate delivered pursuant to Section 8.1(c), there are no Material Gas Imbalances or Advance Payment Contracts which would require Borrower or any of its Restricted Subsidiaries to deliver Hydrocarbons produced from their Borrowing Base Properties comprised of working interests in Proved Mineral Interests at some future time without then or thereafter receiving full payment therefor exceeding one-half bcf of gas (on an mcf equivalent basis) in the aggregate; provided that to the extent any such working interests in Proved Mineral Interests owned by any Credit Party are operated by operators other than any Credit Party or an Affiliate of any Credit Party, Borrower has no knowledge of non-compliance based upon information available to Borrower from such operators.
Section 7.21Anti-Corruption Laws and Sanctions. Each Credit Party has implemented and maintains in effect policies and procedures designed to achieve compliance by such Credit Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Credit Party, its Subsidiaries and their respective officers and employees and, to the knowledge of such Credit Party, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Credit Party, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any such Credit Party or Subsidiary, any agent of such Credit Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, or other transaction contemplated by this Agreement or the other Loan Papers will violate Anti-Corruption Laws or applicable Sanctions.
Section 7.22Affected Financial Institutions. No Credit Party is an Affected Financial Institution.
ARTICLE VIII
AFFIRMATIVE COVENANTS
Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any Loan or any other amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:
Section 8.1Information. Borrower will deliver, or cause to be delivered, to each Bank:
(a)(i)     at any time when (x) Parent and its Subsidiaries (including Holdings but other than Borrower and its Subsidiaries) own no assets other than Specified Parent Investments and have no other operations other than those ancillary to their ownership of such Specified Parent Investments and (y) Borrower is a Consolidated Subsidiary of Parent (the foregoing clauses (x) and (y), the “Parent Audit Conditions”), as soon as available and in any event within 120 days (or with respect to the delivery of the financial statements of Parent required to be delivered pursuant to clauses (A) and (C) herein, as soon as available and in any event within 90 days (or, if earlier, on the date on which such financial statements are required to be filed with the SEC after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Exchange Act)) after the end of each Fiscal Year of Parent and Borrower, commencing with Fiscal Year ending December 31, 2019, (A) audited consolidated balance sheets of Parent as of the end of such Fiscal Year and the related consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, as applicable, (B) unaudited consolidated balance sheets of Borrower as of the end of such Fiscal Year and the related consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by the chief financial officer, principal accounting officer, treasurer, controller or chief executive officer of Borrower as presenting fairly in all material respects the financial condition and results of operations of Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes; and (C) unaudited consolidating balance sheets of Parent, separating out Borrower by a specific column, as of the end of such Fiscal Year and the related consolidating statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by the chief financial officer, principal accounting officer, treasurer, controller or chief executive officer of Borrower as presenting fairly in all material respects the financial condition and results of operations of Parent and its Consolidated Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, subject to the absence of footnotes; and
(ii)    at any other time, as soon as available and in any event within 120 days after the end of each Fiscal Year of Borrower, commencing with Fiscal Year ending December 31, 2019, audited consolidated balance sheets of Borrower as of the end of such Fiscal Year and the related consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, as applicable.
(b)as soon as available and in any event within 60 days (or with respect to the delivery of the financial statements of Parent in this clause (b), as soon as available and in any event within 45 days (or, if earlier, on the date on which such financial statements are required to be filed with the SEC after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Exchange Act)) after the end of each of the first three Fiscal Quarters of each Fiscal Year of Borrower and Parent, commencing with the Fiscal Quarter ending June 30, 2019, (i) consolidated balance sheets of Borrower and consolidated balance sheets of Parent, in each case as of the end of such Fiscal Quarter, (ii) the related consolidated statements of income and cash flows for such Fiscal Quarter and for the portion of Borrower’s Fiscal Year or Parent’s Fiscal Year, as applicable, ended at the end of such Fiscal Quarter, and (iii) at any time the Parent Audit Conditions are satisfied, consolidating balance sheets of Parent, separating out Borrower by a specific column, as of the end of such Fiscal Quarter and the related consolidating statements of income and cash flows for such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower’s or Parent’s, as applicable, previous Fiscal Year;
(c)simultaneously with the delivery of each set of financial statements of Borrower referred to in Section 8.1(a) and Section 8.1(b), a certificate of the chief financial officer, principal accounting officer, treasurer, controller or chief executive officer of Borrower substantially in the form of Exhibit F hereto, (i) setting forth in reasonable detail (either in attachments thereto or in spreadsheets delivered in connection therewith) the calculations required to establish whether Borrower was in compliance with the requirements of Article X on the date of such financial statements (it being understood that, notwithstanding anything to the contrary herein, the calculations required to establish whether Borrower was in compliance with the requirements of Article X shall be based on either (A) at any time the Parent Audit Conditions are satisfied, the unaudited consolidating financial statements of Parent delivered to the Banks pursuant to Section 8.1(a) and Section 8.1(b) and (B) at any other time, the audited or unaudited, a applicable, consolidated financial statements of Borrower delivered to the Banks pursuant to Section 8.1(a) and Section 8.1(b)), (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, (iii) stating whether or not such financial statements fairly present in all material respects the results of operations and financial condition of Borrower as of the date of such financial statements and for the period covered thereby, (iv) to the extent Borrower or any Restricted Subsidiary owns any working interest in any Proved Mineral Interests, setting forth as of the date of such financial statements (A) whether there is a Material Gas Imbalance and, if so, setting forth the estimated amount of net gas imbalances under Gas Balancing Agreements to which any Credit Party is a party or by which any working interests in Proved Mineral Interests owned by any Credit Party are bound, and (B) the aggregate amount of all Advance Payments in excess of the Threshold Amount received under Advance Payment Contracts to which Borrower or any Restricted Subsidiary is a party or by which any working interests in Proved Mineral Interests owned by any Credit Party are bound which have not been satisfied by delivery of production, if any, (v) setting forth as of the date of such financial statements, a true and complete list of all Hedge Transactions of Borrower and each Restricted Subsidiary, the counterparties thereto, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark-to-market value therefor, any credit support agreements relating thereto other than the Loan Papers, and any margin required or supplied under any such credit support document, and (vi) to the extent Borrower has any Unrestricted Subsidiaries, having consolidating spreadsheets attached thereto (or delivered in connection therewith) that show all Consolidated Unrestricted Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of Borrower;
(d)at any time the financial statements delivered pursuant Section 8.1(a) or Section 8.1(b) are not prepared in accordance with clause (a) of Section 1.3 with respect to capital leases and operating leases, then concurrently with any such delivery of financial statements, a certificate of the chief financial officer, principal accounting officer, treasurer, controller or chief executive officer of Borrower setting forth and certifying as to internally prepared financial statements reflecting the accounting treatment of capital leases and operating leases pursuant to clause (a) of Section 1.3;
(e)promptly upon any Authorized Officer of any Credit Party becoming aware of the occurrence of any Default under any of the Loan Papers, including a Default under Article X, a certificate of an Authorized Officer of Borrower setting forth the details thereof and the action which Borrower is taking or propose to take with respect thereto;
(f)simultaneously with the delivery of each Reserve Report prepared as of December 31 of each Fiscal Year pursuant to Section 4.1, a corporate model for Borrower and its Restricted Subsidiaries for such fiscal year, including the projected monthly production of Mineral Interests by Borrower and its Restricted Subsidiaries and the assumptions used in calculating such projections, the projected capital expenditures to be incurred by Borrower and its Restricted Subsidiaries and projected cash flows, and such other information as may be reasonably requested by Administrative Agent; it being understood that projections concerning volumes attributable to the Mineral Interests of Borrower and its Restricted Subsidiaries and production and cost estimates contained in such projections are necessarily based upon professional opinions, estimates and projections and that Borrower and its Restricted Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate;
(g)prompt notice of any Material Adverse Change in the financial condition of the Credit Parties, taken as a whole;
(h)promptly upon receipt of same, any written notice received by any Credit Party from a Governmental Authority indicating any potential, actual or alleged (i) non-

compliance with or violation of the requirements of any Applicable Environmental Law which could result in liability to any Credit Party for fines, clean up or any other remediation obligations or any other liability in excess of the Threshold Amount in the aggregate; (ii) Hazardous Discharge or threatened Hazardous Discharge of any Hazardous Substance which Hazardous Discharge would impose on any Credit Party a duty to report to a Governmental Authority or to pay cleanup costs or to take remedial action under any Applicable Environmental Law which could result in liability to any Credit Party for fines, clean-up and other remediation obligations or any other liability in excess of the Threshold Amount in the aggregate; or (iii) the existence of any Lien arising under any Applicable Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of the Threshold Amount in the aggregate;
(i)prompt notice of any actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened in writing, whether at law, in equity, in arbitration or before any Governmental Authority, by or against any Credit Party or against any of their Properties that (i) purport to affect or pertain to this Agreement or any other Loan Paper or the transactions hereunder or thereunder, or (ii) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect;
(j)as soon as available and in any event no later than 60 days after the end of each Fiscal Quarter, a report setting forth, for each calendar month during such Fiscal Quarter, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Borrowing Base Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, such information being reported in form and substance acceptable to Administrative Agent;
(k)prompt notice of any material change in accounting policies or financial reporting practices by any Credit Party;
(l)from time to time such additional information regarding the financial position or business of each Credit Party (including any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA and a list of all Persons purchasing Hydrocarbons from any Credit Party) as Administrative Agent, at the request of any Bank, may reasonably request;
(m)promptly following any reasonable request therefor, information and documentation reasonably requested by Administrative Agent or any Bank for purposes of compliance with the Beneficial Ownership Regulation or applicable “know your customer” requirements under the USA Patriot Act or other applicable anti-money laundering laws;
(n)prompt written notice, and in any event within three (3) Business Days (or such longer period of time as Administrative Agent may agree to in its discretion), of (i) the occurrence of any material loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any property of Borrower or any other Credit Party having a fair market value in excess of the Threshold Amount or (ii) the commencement of any action or proceeding that could reasonably be expected to result in a such an event;
(o)as soon as available and in any event no later than 60 days after the end of each Fiscal Quarter, a schedule of all Proved Mineral Interests sold or assigned by Borrower or any other Credit Party during such Fiscal Quarter to any purchaser or assignee other than a Credit Party;
(p)no later than five (5) Business Days (or such shorter period of time as Administrative Agent may agree to in its discretion) prior to any Asset Disposition that will cause a reduction in the Borrowing Base pursuant to Section 4.6, written notice of such Asset Disposition, in such detail as Administrative Agent may request;
(q)prior written notice of the intended incurrence of any Permitted Additional Debt, the anticipated amount thereof, and the anticipated date of closing and promptly when available a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any);
(r)promptly, but in any event within five (5) Business Days (or such longer period of time as Administrative Agent may agree to in its discretion) after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of Borrower or any other Credit Party that could reasonably be expected to adversely affect the interests of the Banks in any material respect;
(s)prompt written notice (and in any event no less than 30 days prior thereto, or such shorter period of time as Administrative Agent may agree to in its discretion) of any change (1) in Borrower’s or any other Credit Party’s corporate, partnership or company name, (2) in the location of Borrower’s or any other Credit Party’s chief executive office or, if it has none, its principal place of business, (3) in Borrower’s or any other Credit Party’s identity or corporate structure, (4) in Borrower’s or any other Credit Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (5) in Borrower’s or any other Credit Party’s federal taxpayer identification number;
(t)prompt written notice of the acquisition or organization of any new Domestic Subsidiary of Borrower (and thereupon Borrower will comply, and cause such Domestic Subsidiary to comply, with Section 5.4);
(u)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Borrower or any Subsidiary (including any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Paper, as Administrative Agent or any Bank acting through Administrative Agent may reasonably request; and
(v)prompt written notice (such notice to include reasonably detailed information regarding the account number, purpose and applicable bank or other institution in respect of such Deposit Account, Commodity Account or Securities Account) to Administrative Agent of any Deposit Account, Commodity Account or Securities Account (other than a De Minimis Account) intended to be opened by Borrower or any Guarantor.
Solely the financial statements of Parent required to be delivered pursuant to Section 8.1(a)(i) and Section 8.1(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (x) on which Parent posts such financial statements, or provides a link thereto on Parent’s public website; or (y) on which such financial statements are posted on Parent’s behalf on an Internet or intranet website, if any, to which each Bank and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (1) Borrower shall deliver, or cause Parent to deliver, paper copies of such financial statements to Administrative Agent or any Bank upon its request to Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Bank and (2) Borrower shall notify Administrative Agent and each Bank of the posting of any such financial statements and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such financial statements. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the financial statements referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Bank for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such financial statements.
Borrower hereby acknowledges that (a) Administrative Agent and/or the Arranger will make available to Banks and the Letter of Credit Issuer materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of Banks (each, a “Public Bank”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that, as reasonably requested by any Bank, (i) Borrower will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Banks; (ii) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (iii) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, the Arranger, the Letter of Credit Issuer and Banks to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided that, to the extent such Borrower Materials constitute confidential information subject to Section 14.14, they shall be treated as set forth in Section 14.14); (iv) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (v) Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
Section 8.2Business of Credit Parties. The primary business of the Credit Parties will continue to be the acquisition, ownership, maintenance and selling, leasing or otherwise disposing of Mineral Interests; provided that, for the avoidance of doubt, neither Borrower nor any of its Restricted Subsidiaries operates, explores or develops Mineral Interests; provided, further that the foregoing proviso shall not be construed to prohibit actions incidental to any such Person’s ownership of non-operated working interests.
Section 8.3Maintenance of Existence. Borrower shall, and shall cause each of the other Credit Parties to, at all times (a) maintain its corporate, partnership or limited liability company existence (as applicable) in its state of organization, and (b) maintain its good standing and qualification to transact business in all jurisdictions where the failure to maintain good standing or qualification to transact business could reasonably be expected to have a Material Adverse Effect; provided that, the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.4.
Section 8.4Right of Inspection; Books and Records.
(a)Borrower will permit, and will cause each other Credit Party to permit, any officer, employee or agent of Administrative Agent or any Bank to visit and inspect any of the assets of any Credit Party, examine each Credit Party’s books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of each Credit Party with any of such Credit Party’s officers, accountants and auditors, all upon reasonable advance notice and at such reasonable times and as often as Administrative Agent or any Bank may desire, all at the expense of Borrower; provided that, (i) any inspection by any Bank shall be coordinated through and together with Administrative Agent and (ii) prior to the occurrence of an Event of Default, neither Administrative Agent nor any Bank will require any Credit Party to incur any unreasonable expense as a result of the exercise by Administrative Agent or any Bank of its rights pursuant to this Section 8.4.
(b)Borrower will, and will cause each other Credit Party to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or such other Credit Party, as the case may be.
Section 8.5Maintenance of Insurance. Borrower will, and will cause each other Credit Party to, at all times maintain or cause to be maintained (a) all insurance policies (including self-insurance where appropriate) sufficient for the compliance by each of them with all material Laws and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are customarily insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of Borrower and its Restricted Subsidiaries. All lender loss payable clauses or provisions in all policies of insurance maintained by the Credit Parties pursuant to this Section 8.5 shall be endorsed in favor of and made payable to Administrative Agent for the ratable benefit of Banks, as their interests may appear. Administrative Agent shall be named an additional insured with respect to all of the Credit Parties’ liability policies to the extent permitted by Law. Whenever an Event of Default has occurred and is continuing, Administrative Agent for the ratable benefit of Banks shall have the right to collect, and Borrower hereby assigns to Administrative Agent for the ratable benefit of Banks, any and all monies that may become payable under any such policies of property and casualty insurance by reason of damage, loss or destruction of any property which stands as security for the Obligations or any part thereof, and Administrative Agent may, at its election (which election shall be made in the reasonable discretion of Administrative Agent with the consent of Majority Banks), either apply for the ratable benefit of Banks all or any part of the sums so collected toward payment of the Obligations (or the portion thereof with respect to which such property stands as security), whether or not such Obligations are then due and payable, in such manner as Administrative Agent may elect or release same to Borrower.
Section 8.6Payment of Obligations. Borrower will, and will cause each other Credit Party to, pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Credit Party, (b) all material claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by Law have or might become a Lien (other than a Permitted Encumbrance) on any of its assets, and (c) all Debt, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Debt.
Section 8.7Compliance with Laws and Documents. Borrower will, and will cause each other Credit Party to, comply with all Laws, its articles or certificate of incorporation, certificate of limited partnership, partnership agreement, bylaws, regulations and similar organizational documents and all Material Agreements to which any Credit Party is a party, if a violation, alone or when combined with all other such violations, could reasonably be expected to have a Material Adverse Effect. Each Credit Party will maintain in effect and enforce policies and procedures designed to achieve compliance by such Credit Party, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.
Section 8.8Maintenance of Properties and Equipment.
(a)Borrower will, and will cause each other Credit Party to, maintain, preserve and keep its Borrowing Base Properties, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such properties so long as such oil and gas leases are capable of producing Hydrocarbons and accompanying elements in paying quantities, to the extent that the failure to so observe and comply could reasonably be expected to have a Material Adverse Effect.
(b)Borrower will, and will cause each other Credit Party to, comply in all respects with all contracts and agreements applicable to or relating to its Borrowing Base Properties or the production and sale of Hydrocarbons and accompanying elements therefrom, except to the extent a failure to so comply could not reasonably be expected to have a Material Adverse Effect.
(c)With respect to the Borrowing Base Properties of any Credit Party which are operated by operators other than such Credit Party, no Credit Party shall be obligated itself to perform any undertakings contemplated by the covenants and agreements contained in this Section 8.8 which are performable only by such operators and are beyond the control of such Credit Party, but shall be obligated to seek to enforce such operators’ material contractual obligations to maintain, develop and operate the Borrowing Base Properties in accordance with such operating agreements.
Section 8.9Further Assurances. Borrower will, and will cause each other Credit Party to, execute and deliver or cause to be executed and delivered such other and further instruments or documents and take such further action as in the judgment of Administrative Agent may be required to carry out the provisions and purposes of the Loan Papers, including to create, preserve, protect and perfect the Liens of Administrative Agent for the ratable benefit of the Banks and other holders of Obligations as required by Article V.
Section 8.10Environmental Law Compliance and Indemnity. (a)     Borrower will, and will cause each other Credit Party to, comply with all Applicable Environmental Laws, including (i) all licensing, permitting, notification and similar requirements of Applicable Environmental Laws, and (ii) all provisions of Applicable Environmental Law regarding storage, discharge, release, transportation, treatment and disposal of Hazardous Substances, except in each case where the failure to comply could not reasonably be expected to have a Material Adverse Effect. Borrower will, and will cause each other Credit Party to, promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply in all material respects with Applicable Environmental Laws. Borrower hereby indemnifies and agrees to defend and hold Banks and their successors and assigns harmless from and against any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by any Bank at any time and from time to time, including those asserted or arising subsequent to the payment or other satisfaction of the Loans, by reason of or arising out of the ownership, construction, occupancy, operation, use and maintenance of any of the collateral for the Loans, including matters arising out of the negligence of any Bank; provided that, this indemnity shall not apply with respect to matters caused by or arising out of (A) with respect to each Bank, the gross negligence or willful misconduct of such Bank, as determined by a court of competent jurisdiction in a final, non-appealable judgment (IT BEING THE EXPRESS INTENTION HEREBY THAT BANKS SHALL BE INDEMNIFIED FROM THE CONSEQUENCES OF THEIR ORDINARY NEGLIGENCE); and (B) the construction, occupancy, operation, use and maintenance of the collateral for the Loans by any owner, lessee or party in possession of the collateral for the Loans subsequent to the ownership of the collateral for the Loans by Borrower; provided further that, this subclause (B) shall not exclude from the foregoing indemnity and agreement, liability, claims, demands, causes of action, loss, damage, costs and expenses imposed by reason of the ownership of the collateral for the Loans by Banks after purchase by Banks at any foreclosure sale or transfer in lieu thereof from any Credit Party in partial or entire satisfaction of the Loans (unless the same shall be solely attributable to the subsequent use of the collateral by Banks during their ownership thereof). The foregoing indemnity and agreement applies to the violation of any Applicable Environmental Law prior to the payment or other satisfaction of the Loans and any act, omission, event or circumstance existing or occurring on or about the collateral for the Loans (including the presence on the collateral for the Loans or release from the collateral for the Loans of asbestos or other Hazardous Substances disposed of or otherwise present in or released prior to the payment or other satisfaction of the Loans). It shall not be a defense to the covenant of Borrower to indemnify that the act, omission, event or circumstance did not constitute a violation of any Applicable Environmental Law at the time of its existence or occurrence. The provisions of this Section 8.10 shall survive the repayment of the Loans and shall continue thereafter in full force and effect. In the event of the transfer of the Loans or any portion thereof, Banks or any prior holder of the Loans and any participants shall continue to be benefited by this indemnity and agreement with respect to the period of such holding of the Loans.
    (b)    With respect to the Borrowing Base Properties of any Credit Party which are operated by operators other than such Credit Party, no Credit Party shall be obligated itself to perform any undertakings contemplated by the covenants and agreements contained in this Section 8.10 which are performable only by such operators and are beyond the control of such Credit Party, but shall be obligated to seek to enforce such operators’ material contractual obligations to maintain, develop and operate the Borrowing Base Properties in accordance with such operating agreements.
Section 8.11ERISA Reporting Requirements. Borrower will promptly furnish and will cause the other Credit Parties and any ERISA Affiliate to promptly furnish to Administrative Agent (i) promptly upon request from the Administrative Agent, copies of the most recent annual and other reports with respect to each Plan or any trust created thereunder, and (ii) promptly upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the chief executive officer or the chief financial officer of the Credit Party or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action Borrower, such Credit Party or ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.
Section 8.12Commodity Exchange Act Keepwell Provisions.
(a)Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Benefitting Guarantor in order for such Benefitting Guarantor to honor its obligations under the Facility Guaranty and any other Loan Paper with respect to Hedge Transactions (provided, however, that Borrower shall only be liable under this Section 8.12(a) for the maximum amount of such liability that can be hereby incurred without rendering their obligations under this Section 8.12(a), or otherwise under this Agreement or any Loan Paper, as it relates to such Benefitting Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of Borrower under this Section 8.12(a) shall remain in full force and effect until all Obligations are paid in full to Banks, Administrative Agent and all other Secured Parties to whom Obligations are owing, and all of Banks’ Commitments are terminated. Borrower intends that this Section 8.12(a) constitute, and this Section 8.12(a) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Benefitting Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
(b)Notwithstanding any other provisions of this Agreement or any other Loan Paper, the Obligations guaranteed by any Guarantor, or secured by the grant of any Lien by such Guarantor under any Loan Paper, shall exclude all Excluded Swap Obligations with respect to such Guarantor.
Section 8.13Unrestricted Subsidiaries. Borrower:
(a)will cause the management, business and affairs of Borrower and each of its Restricted Subsidiaries to be conducted in such a manner (including by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of Borrower and its respective Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from Borrower and its Restricted Subsidiaries;
(b)will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries; and
(c)will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, Borrower or any Restricted Subsidiary.
Section 8.14Deposit Accounts; Commodity Accounts and Securities Accounts. Borrower and each Guarantor will cause each of their respective Deposit Accounts, Commodity Accounts or Securities Accounts (in each case, other than De Minimis Accounts) to at all times be subject to an Account Control Agreement in accordance with and to the extent required by the Security Agreement.
Section 8.15Post-Closing Delivery of Account Control Agreements. Notwithstanding the requirements set forth in Section 8.14, with respect to each Deposit Account, Commodity Account and Securities Account of the Credit Parties in existence on the Effective Date (other than, in each case, De Minimis Accounts), Borrower and each Restricted Subsidiary shall, no later than thirty (30) days after the Effective Date (or such later date as Administrative Agent may agree in its sole discretion), deliver to Administrative Agent duly executed Account Control Agreements in accordance with and to the extent required by the Security Agreement.
ARTCILE IX
NEGATIVE COVENANTS
Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any Loan or any other amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

Section 9.1Debt. Borrower will not, nor will Borrower permit any other Credit Party to, incur, become or remain liable for any Debt other than:
(a)the Obligations;
(b)Debt of any Credit Party to any other Credit Party;
(c)Debt constituting a Guarantee by any Credit Party of any Debt of one or more other Credit Parties that is permitted under this Section 9.1;
(d)Debt under Capital Leases or that constitutes Purchase Money Debt; provided that the aggregate principal amount of all Debt described in this Section 9.1(d) at any one time outstanding shall not exceed $10,000,000 in the aggregate;
(e)other Debt of any Credit Party; provided that: (i) such Debt shall solely be comprised of unsecured senior or unsecured senior subordinated Debt, (ii) such Debt shall not provide for any amortization of principal or any scheduled principal prepayments on any date prior to 180 days after the Maturity Date in effect at the time of incurrence or issuance, (iii) such Debt shall not contain a scheduled maturity date that is earlier than 180 days after the Maturity Date in effect at the time of incurrence or issuance, (iv) such Debt (or the documents governing such Debt) shall not contain (A) any financial maintenance covenant that is more restrictive or onerous with respect to Borrower and its Restricted Subsidiaries than any financial maintenance covenant in this Agreement (as determined in good faith by senior management of Borrower), (B) covenants (other than financial maintenance covenants) or events of default, taken as a whole, that are more restrictive or onerous with respect to Borrower and its Restricted Subsidiaries than the covenants (other than financial maintenance covenants) and events of default in this Agreement (as determined in good faith by senior management of Borrower), (C) restrictions on the ability of Borrower or any of its Restricted Subsidiaries to guarantee the Obligations or to pledge assets as collateral security for the Obligations, (D) any mandatory prepayment or Redemption provisions which would require a mandatory prepayment or Redemption of such Debt (other than provisions requiring Redemption or offers to Redeem in connection with asset sales or a “change in control”) or (E) any prohibition on the prior repayment of any Obligations, (v) after giving effect to the incurrence or issuance of such Debt, the application of the proceeds thereof, and any automatic reduction of the Borrowing Base pursuant to Section 4.7 on account thereof and on the date of such incurrence or issuance of such Debt: (A) Borrower shall be in pro forma compliance with Section 10.1(a) and Section 10.1(b), in each case, for the Rolling Period most recently ended for which financial statements are available and (B) no Event of Default shall exist and (vi) the Borrowing Base shall automatically be reduced on the date of the incurrence or issuance of such Debt in accordance with Section 4.7; and
(f)other Debt in an amount not to exceed at any time outstanding $10,000,000 in the aggregate.
Section 9.2Restricted Payments and Redemptions of Permitted Additional Debt.
(a)Restricted Payments. Borrower will not, nor will Borrower permit any other Credit Party to, declare, pay or make, or incur any liability to declare, pay or make, any Restricted Payment, except that, (i) Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of such Equity Interests (other than Disqualified Capital Stock), (ii) Restricted Subsidiaries may make Restricted Payments ratably with respect to their Equity Interests, (iii) Borrower may make Permitted Tax Distributions; provided that if the aggregate Permitted Tax Distributions for any tax year exceed the actual annual tax amount for such year (based on the calculation in the definition of Permitted Tax Distribution), such excess shall be deducted from the next distribution(s) to occur after such U.S. federal income tax filing, and (iv) Borrower may make other Restricted Payments with respect to its Equity Interests so long as (A) no Default or Event of Default or Borrowing Base Deficiency then exists or would result therefrom, (B) after giving effect to such Restricted Payment (and any Borrowings incurred in connection therewith), Liquidity is greater than or equal to ten percent (10%) of the Total Commitment in effect at such time and (C) after giving effect to such payment (and any Borrowings incurred in connection therewith), the Consolidated Total Leverage Ratio on a pro forma basis is less than or equal to 3.00 to 1.00.
(b)Redemptions of Permitted Additional Debt. Borrower will not, nor will permit any other Credit Party to, call, make or offer to make any optional or voluntary Redemption of, or otherwise optionally or voluntarily Redeem (whether in whole or in part), any Permitted Additional Debt, provided, that Borrower may convert Permitted Additional Debt into Equity Interests in Borrower (other than Disqualified Capital Stock) and Borrower or any other Credit Party may otherwise voluntarily Redeem Permitted Additional Debt (i) with net proceeds from any incurrence of Permitted Additional Debt so long as such Redemption occurs substantially contemporaneously with the receipt of such net proceeds and in an amount no greater than the amount of the net proceeds of such incurrence of Permitted Additional Debt that remain after giving effect to any mandatory prepayments hereunder with such proceeds and (ii) with net proceeds of an offering of Equity Interests (other than Disqualified Capital Stock) or new cash contributions from the holders of Borrower’s Equity Interests so long as (A) no Default or Event of Default then exists or would result therefrom and (B) such Redemption occurs within 45 days after the receipt of such equity net proceeds.
Section 9.3Liens; Negative Pledge. Borrower will not, nor will Borrower permit any other Credit Party to, create, assume or suffer to exist any Lien on any Credit Party’s Properties (now owned or hereafter acquired) other than Permitted Encumbrances. Borrower will not, nor will Borrower permit any other Credit Party to, enter into or become subject to any agreement that prohibits or otherwise restricts the right of any Credit Party to create, assume or suffer to exist any Lien in favor of Administrative Agent on any Credit Party’s Property other than agreements with respect to Permitted Encumbrances described in clauses (e), (h), (i), (j), (k) and (m) of the definition of such term but only to the extent such agreements apply to the Property subject to such Permitted Encumbrances.
Section 9.4Consolidations and Mergers. Borrower will not, nor will Borrower permit any other Credit Party to, divide, consolidate or merge with or into any other Person; provided that, so long as no Event of Default exists or will result therefrom, (a) any Credit Party may merge or consolidate with, or be liquidated or dissolved into, Borrower (provided that Borrower shall be the surviving entity of such merger or consolidation), (b) any Credit Party (other than Borrower) may merge or consolidate with, or be liquidated or dissolved into, any other Credit Party, and (c) any Person may merge or consolidate with or into any Credit Party; provided that, in the case of this clause (c), (i) such Credit Party shall be the surviving entity of such merger or consolidation and (ii) such merger or consolidation shall (A) be deemed to be an Investment by such Credit Party in such Person in the form of an acquisition of Equity Interests in such Person and (B) otherwise be permitted by Section 9.7.
Section 9.5Asset Dispositions. Borrower will not, nor will Borrower permit any other Credit Party to, make any Asset Disposition (including, in each case, as a result of the designation of any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 9.11) to any Person other than a Credit Party or to sell, lease, transfer, abandon or otherwise dispose of (other than by means of a transfer to a Credit Party) any equipment affixed to or located on the lands subject to any Borrowing Base Property, unless:

(a)in the case of any such disposition of equipment and fixtures, such equipment and fixtures are (i) disposed of in connection with a release, surrender or abandonment of a well or Mineral Interest, (ii) sold, leased, transferred, or otherwise disposed of as part of a sale, lease, transfer or other disposition of associated Mineral Interests that is permitted hereunder, (iii) obsolete or otherwise not useful for their intended purpose and disposed of in the ordinary course of business, or (iv) replaced by articles of comparable suitability owned by any Credit Party, free and clear of all Liens except Permitted Encumbrances; and
(b)in the case of any such Asset Disposition, (i) all mandatory prepayments required by Section 2.6 in connection with such Asset Disposition (after giving effect to any automatic reduction in the Borrowing Base pursuant to Section 4.6) are made in accordance with Section 2.6, and (ii) Borrower or other applicable Credit Party shall, no later than 30 days following the closing of such Asset Disposition, novate, unwind or terminate Oil and Gas Hedge Transactions to the extent, if any, needed to comply with Section 9.10.
In addition, Borrower will not make, or permit any other Credit Party to make, any Asset Disposition consisting of (i) the sale, assignment, lease, transfer, exchange or other disposition by any Credit Party of any Equity Interest in any Restricted Subsidiary or (ii) the issuance by any Restricted Subsidiary that owns any Borrowing Base Property of any of its Equity Interests, if in either case the aggregate, consolidated Equity Interests of the Credit Parties in such Restricted Subsidiary will be reduced as a result of such transaction. Notwithstanding the foregoing to the contrary, if any Properties are transferred (by merger or otherwise) from one Credit Party to another Credit Party in any Asset Disposition or other transfer of Property permitted hereunder, such transferred Properties shall be subject in each case to the requirements set forth in Article V.
Section 9.6Use of Proceeds. The proceeds of Borrowings will not be used for any purpose other than to finance the acquisition of Mineral Interests, to reimburse third parties for exploration and development costs incurred in respect of Borrower and its Restricted Subsidiaries’ Mineral Interests, for working capital and general company purposes, and to pay fees and expenses incurred in connection with the transactions contemplated hereby. None of the proceeds of the Loans or any Letter of Credit issued hereunder will be used, directly or indirectly, (a) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (b) in violation of applicable Law (including the Margin Regulations or any Sanctions), and Borrower shall not use, and Borrower shall not procure that any of its Subsidiaries and its and their respective directors, officers, employees and agents shall use, the proceeds of any Borrowing or Letter of Credit (i) for the purpose of making an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country. No Letters of Credit will be issued hereunder for the purpose of or providing credit enhancement with respect to any Debt or equity security of any Credit Party or to secure any Credit Party’s obligations with respect to Hedge Transactions.
Section 9.7Investments. Borrower will not, nor will Borrower permit any other Credit Party to, directly or indirectly, make any Investment other than Permitted Investments.
Section 9.8Transactions with Affiliates. Borrower will not, nor will Borrower permit any other Credit Party to, engage in any material transaction with any of their Affiliates (other than transactions among the Credit Parties) or any portfolio company Controlled by a Sponsor unless such transaction is generally as favorable to such Credit Party as could be obtained in an arm’s length transaction with an Person not an Affiliate or otherwise Controlled by a Sponsor in accordance with prevailing industry customs and practices. Notwithstanding the foregoing, the restrictions set forth in this Section 9.8 shall not apply to (a) executing, delivering and performing obligations under the Loan Papers, (b) compensation to, and the terms of employment contracts with, individuals who are officers, managers or directors of any Credit Party, provided such compensation or contract is approved by Parent’s board of directors, (c) the issuance of Equity Interests (other than Disqualified Capital Stock) by Borrower and (d)  payments made pursuant to Section 9.2 or otherwise expressly permitted under this Agreement.
Section 9.9ERISA. Except as could not reasonably be expected to have a Material Adverse Effect, Borrower will not, and will not permit any Credit Party to, at any time:
(a)engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which Borrower, any other Credit Party or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;
(b)fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, Borrower, any other Credit Party or any ERISA Affiliate is required to pay as contributions thereto; and
(c)contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability, or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
Section 9.10Hedge Transactions.
(a)Borrower will not, nor will Borrower permit any other Credit Party to, enter into any Oil and Gas Hedge Transactions (i) with a duration longer than five years after the end of the month during which the applicable Oil and Gas Hedge Transaction is entered into, (ii) with any Person other than a Person that is an Approved Counterparty at the time such Oil and Gas Hedge Transaction is entered into, or (iii) the notional volumes for which (when aggregated or netted, as appropriate, with other Oil and Gas Hedge Transactions then in effect other than basis differential swaps on volumes already hedged pursuant to other Hedge Agreements) exceed, as of the date such Oil and Gas Hedge Transaction is entered into, 85% of the reasonably anticipated projected production (as such production is projected in the most recent Reserve Report delivered pursuant to the terms of this Agreement and otherwise determined as described in Section 9.10(g)) attributable to Borrower’s and its Restricted Subsidiaries’ Proved Mineral Interests for each month during the period of such Oil and Gas Hedge Transaction.
(b)If, after the end of any calendar quarter, Borrower determines that the aggregate weighted average of the notional volumes of all Oil and Gas Hedge Transactions for such calendar quarter (other than basis differential swaps on volumes already hedged pursuant to other Oil and Gas Hedge Transactions) exceeded 100% of actual production of Hydrocarbons attributable to Borrower’s and its Restricted Subsidiaries’ Proved Producing Mineral Interests in such calendar quarter, then Borrower (i) shall promptly notify Administrative Agent of such determination and (ii) shall, no later than 30 days after such notice, terminate (only to the extent such terminations are permitted pursuant to Section 9.5), create off-setting positions, or otherwise unwind or monetize (only to the extent such unwinds or monetizations are permitted pursuant to Section 9.5) existing Oil and Gas Hedge Transactions such that, at such time, future hedging volumes will not exceed 100% of reasonably anticipated projected production attributable to Borrower’s and its Restricted Subsidiaries’ Proved Producing Mineral Interests for the then-current and any succeeding calendar quarters.
(c)Borrower will not, nor will Borrower permit any other Credit Party to, enter into or permit to exist any Hedge Transactions with respect to interest rates other than (i) Hedge Transactions effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Hedge Transactions of Borrower and its Restricted Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Credit Parties’ consolidated Debt for borrowed money which bears interest at a floating rate, and (ii) Hedge Transactions that have the effect of unwinding or reducing, in whole or in part, Hedge Transactions permitted under the preceding clause (i).
(d)Borrower will not, nor will Borrower permit any other Credit Party to, enter into any commodity, interest rate, currency or other swap, option, collar or other derivative transaction pursuant to which any Credit Party speculates on the movement of commodity prices, securities prices, interest rates, financial markets, currency markets or other items; provided that, nothing contained in this Section 9.10(d) shall prohibit any Credit Party from (i) entering into Hedge Transactions otherwise permitted by this Section 9.10, or (ii) making Permitted Investments.
(e)Borrower will not, and will not permit any Restricted Subsidiary to, terminate or monetize any Oil and Gas Hedge Transaction except to the extent such terminations are permitted pursuant to Section 9.5.
(f)In no event shall any Hedge Agreement contain any requirement, agreement or covenant for Borrower or any Restricted Subsidiary to post collateral or margin to secure their obligations under such Hedge Agreement other than pursuant to the Loan Papers.
(g)For purposes of entering into, maintaining or adjusting Hedge Agreements or Hedge Transactions under Section 9.10(a) and Section 9.10(b), respectively, forecasts of reasonably anticipated production attributable to Borrower’s and its Restricted Subsidiaries’ Proved Mineral Interests as set forth on the most recent Reserve Report delivered pursuant to the terms of this Agreement shall be revised to account for any increase or decrease in forecasted production that is anticipated because of information obtained by Borrower or any of its Restricted Subsidiaries subsequent to the publication of such Reserve Report including forecasts of production decline rates for existing wells received by any Credit Party from the applicable operators of the oil and gas properties comprising the Credit Party’s Mineral Interests and additions to or deletions from anticipated future production from new wells and completed acquisitions coming on stream or failing to come on stream.
(h)Notwithstanding anything to the contrary contained in this Agreement, Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Hedge Agreement unless Borrower is a Qualified ECP Guarantor at such time.
Section 9.11Designation and Conversion of Restricted and Unrestricted Subsidiaries; Foreign Subsidiaries.
(a)Unless designated as an Unrestricted Subsidiary on Schedule 3 as of the Effective Date or designated hereafter in compliance with Section 9.11(b), any Person that becomes a Subsidiary of Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary. Except for any merger, consolidation, liquidation or dissolution of a

Subsidiary in accordance with Section 9.4 or the sale of a Subsidiary permitted by Section 9.5, all Restricted Subsidiaries shall at all times be, directly or indirectly, wholly-owned Subsidiaries of Borrower.
(b)Borrower may designate by written notification thereof to Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Domestic Subsidiary, as an Unrestricted Subsidiary if (i) immediately before and immediately after giving effect to such designation, neither an Event of Default nor a Borrowing Base Deficiency would exist, (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of Borrower’s direct and indirect ownership interest in such Domestic Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.7, (iii) such designation is deemed to be an Asset Disposition to the extent such Domestic Subsidiary owns Proved Mineral Interests and (iv) such Domestic Subsidiary is not a “restricted subsidiary” or guarantor with respect to any Permitted Additional Debt. Except as provided in this Section 9.11(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.
(c)Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of Borrower and its Restricted Subsidiaries contained in each of the Loan Papers are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (except (A) to the extent such representations and warranties are expressly stated as of a certain date, in which case such representations and warranties shall be true and correct in all material respects as of such date and (B) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects), (ii) no Event of Default would exist and (iii) Borrower complies with the requirements of Section 5.4 and Section 8.13.
(d)Neither Borrower nor any Restricted Subsidiary will have any Foreign Subsidiaries.
Section 9.12Amendments to Permitted Additional Debt Documents. Without the prior written consent of Administrative Agent, Borrower will not, and will not permit any Credit Party to, prior to the date that is 180 days after the Maturity Date, amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Permitted Additional Debt Documents if the effect thereof would result in such Debt being not permitted under Section 9.1(e) as if such Debt had been incurred concurrently with such amendment, modification, waiver or other change.
Section 9.13Holding Company. Borrower shall not directly own any interest in any Proved Mineral Interests of the Credit Parties. Any Proved Mineral Interests of the Credit Parties will at all times be owned by one or more Restricted Subsidiaries.
ARTICLE X
FINANCIAL COVENANTS
Section 10.1Financial Covenants. Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any Loans or any other amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

(a)As of the last day of any Fiscal Quarter, commencing with the last day of the Fiscal Quarter ending June 30, 2019, Borrower will not permit its Current Ratio to be less than 1.00 to 1.00; and
(b)Borrower will not permit, as of the last day of any Rolling Period, the Consolidated Total Leverage Ratio to be greater than (i) 4.00 to 1.00 as of the last day of any Rolling Period ending on or prior to June 30, 2021 and (ii) 3.50 to 1.00 as of the last day of any Rolling Period thereafter.
ARTICLE XI
DEFAULTS
Section 11.1Events of Default. If one or more of the following events (collectively “Events of Default” and individually an “Event of Default”) shall have occurred and be continuing:
(a)Borrower shall fail to pay when due any principal of any Loan or any reimbursement obligation with respect to any Letters of Credit when due;
(b)Borrower shall fail to pay any accrued interest due and owing on any Loan or any fees or any other amount payable hereunder when due and such failure shall continue for a period of five (5) Business Days following the due date;
(c)any Credit Party shall fail to observe or perform any covenant or agreement applicable thereto contained in Section 4.4, Section 8.1(e), Section 8.3(a), Section 8.5, Section 8.14, Section 8.15, Article IX, or Section 10.1;
(d)any Credit Party shall fail to observe or perform any covenant or agreement contained in this Agreement or the other Loan Papers (other than those covered by Section 11.1(a), Section 11.1(b) and Section 11.1(c)) and such failure continues for a period of 30 days after the earlier of (i) the date any Authorized Officer of any Credit Party acquires knowledge of such failure, or (ii) written notice thereof has been given to any such Credit Party by Administrative Agent at the request of any Bank;
(e)any representation, warranty, certification or statement made or deemed to have been made by any Credit Party in this Agreement or by any Credit Party or any other Person on behalf of any Credit Party in any other Loan Paper shall prove to have been incorrect in any material respect when made, deemed made, or confirmed;
(f)(i) any Credit Party shall fail to make any payment when due on any Material Debt, or any event or condition (A) shall occur which results in the acceleration of the maturity of any Material Debt of any such Credit Party, or (B) shall occur which entitles (or, with the giving of notice or lapse of time or both, would unless cured or waived, entitle) the holder of such Material Debt to accelerate the maturity thereof; or (ii) there occurs under any Hedge Agreement an Early Termination Date (as defined in such Hedge Agreement if applicable), or such Hedge Agreement is otherwise terminated prior to the scheduled term of the applicable transaction, in each case, resulting from (1) any event of default under such Hedge Agreement as to which any Credit Party is the defaulting party or (2) any Termination Event (as defined in such Hedge Agreement, if applicable) under such Hedge Agreement as to which any Credit Party is an Affected Party (as so defined, if applicable) and, in either event, the net hedging obligation owed by such Credit Party as a result thereof is greater than the Threshold Amount;

(g)any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall become unable, admit in writing its inability or fail generally to pay its debts as they become due, or shall take any corporate or partnership action to authorize any of the foregoing;
(h)an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Credit Party under the federal bankruptcy Laws as now or hereafter in effect;
(i)one (1) or more judgments or orders for the payment of money aggregating in excess of the Threshold Amount (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against any Credit Party and such judgment or order (i) shall continue unsatisfied and unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of 60 days, or (ii) is not fully paid and satisfied at least 10 days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order;
(j)this Agreement or any other Loan Paper shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Credit Party, or any Credit Party shall deny that it has any further liability or obligation under any of the Loan Papers, or any Lien created by the Loan Papers shall for any reason (other than by reason of the operation of Law or pursuant to the terms of the Loan Papers or the express release thereof by a written instrument executed by Administrative Agent in accordance with the Loan Papers) cease to be a valid, first priority, perfected Lien (other than Permitted Encumbrances) upon any of the property purported to be covered thereby having a fair market value, individually or in the aggregate, greater than $1,000,000; or
(k)a Change of Control shall occur;
then, and in every such event, Administrative Agent shall without presentment, notice or demand (unless expressly provided for herein) of any kind (including notice of intention to accelerate and acceleration), all of which are hereby waived, (i) if requested by Majority Banks, terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Majority Banks, take such other actions as may be permitted by the Loan Papers including, declaring the Loans, or any of them, (together with accrued interest thereon) to be, and the Loans, or any of them, shall thereupon become, immediately due and payable; provided that (iii) in the case of any of the Events of Default specified in Section 11.1(g) or Section 11.1(h), without any notice to Borrower or any other Credit Party or any other act by Administrative Agent or Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable.

ARTICLE XII
AGENTS
Section 12.1Appointment and Authorization of Administrative Agent; Secured Hedge Transactions.
(a)Each Bank hereby irrevocably (subject to Section 12.10) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Paper and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Paper, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Paper, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Paper or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Papers with reference to Administrative Agent, any syndication agent or documentation agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)Each Letter of Credit Issuer shall act on behalf of Banks with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as Administrative Agent may agree at the request of the Majority Banks to act for such Letter of Credit Issuer with respect thereto; provided, however, that each Letter of Credit Issuer shall have all of the benefits and immunities (i) provided to Administrative Agent in this Article XII with respect to any acts taken or omissions suffered by a Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article XII included each Letter of Credit Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to each Letter of Credit Issuer.
Section 12.2Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Paper by or through agents, sub-agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects in the absence of gross negligence or willful misconduct.
Section 12.3Default; Collateral.
(a)Upon the occurrence and continuance of a Default or Event of Default, Banks agree to promptly confer in order that Majority Banks, Required Banks or Banks, as the case may be, may agree upon a course of action for the enforcement of the rights of Banks; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Majority Banks, Required Banks or Banks, as the case may be. All rights of action under the Loan Papers and all right to the collateral under the Loan Papers, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as

Administrative Agent without the necessity of joining as plaintiffs or defendants any other Secured Party, and the recovery of any judgment shall be for the benefit of the Secured Parties subject to the expenses of Administrative Agent. In actions with respect to any property of Borrower or any other Credit Party, Administrative Agent is acting for the ratable benefit of each Secured Party as provided in the Loan Papers. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligations shall be construed as being for the ratable benefit of each Secured Party as provided in the Loan Papers.
(b)Each Secured Party authorizes and directs Administrative Agent to enter into the other Loan Papers on behalf of and for the benefit of such Secured Party (or if previously entered into, hereby ratifies Administrative Agent’s previously entering into such agreements and other Loan Papers).
(c)Except to the extent unanimity (or other percentage set forth in Section 14.2) is required hereunder, each Bank agrees that any action taken by Majority Banks or Required Banks, as the case may be, in accordance with the provisions of the Loan Papers, and the exercise by Majority Banks or Required Banks, as the case may be, of the power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Banks.
(d)Administrative Agent is hereby authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from any Secured Party, from time to time to take any action with respect to any collateral under the Loan Papers or any Loan Papers which may be necessary to perfect and maintain perfected the Liens upon such collateral granted pursuant to the other Loan Papers.
(e)Administrative Agent shall not have any obligation whatsoever to any Secured Party or to any other Person to assure that such collateral exists or is owned by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to Administrative Agent herein or pursuant thereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights granted or available to Administrative Agent in this Section 12.3 or in any of the other Loan Papers; IT BEING UNDERSTOOD AND AGREED THAT IN RESPECT OF THE COLLATERAL UNDER THE LOAN PAPERS, OR ANY ACT, OMISSION, OR EVENT RELATED THERETO, ADMINISTRATIVE AGENT MAY (AS BETWEEN ADMINISTRATIVE AGENT AND THE SECURED PARTIES) ACT IN ANY MANNER IT MAY DEEM APPROPRIATE, IN ITS SOLE DISCRETION, GIVEN ADMINISTRATIVE AGENT’S OWN INTEREST IN SUCH COLLATERAL AS ONE OF THE SECURED PARTIES AND THAT ADMINISTRATIVE AGENT SHALL HAVE NO DUTY OR LIABILITY WHATSOEVER TO ANY SECURED PARTY OTHER THAN TO ACT WITHOUT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
(f)In furtherance of the authorizations set forth in this Section 12.3, each Secured Party hereby irrevocably appoints Administrative Agent as its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Secured Party (i) to enter into the other Loan Papers (including any appointments of substitute trustees under any such Loan Papers), (ii) to take action with respect to the other Loan Papers and the collateral thereunder to perfect, maintain, and preserve Administrative Agent’s Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any such collateral to the extent authorized in Section 12.14. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to Administrative Agent’s power, as attorney, relative to the matters described in this Section 12.3 relating to collateral. The powers and authorities herein conferred on Administrative Agent may be exercised by Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of Administrative Agent (or any Person acting on behalf of Administrative Agent pursuant to a valid power of attorney). The power of attorney conferred by this Section 12.3(f) to Administrative Agent is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or the Banks are obligated to make any Loan or issue any Letter of Credit under the Loan Papers.
Section 12.4Liability of Administrative Agent. NO INDEMNIFIED ENTITY OF ADMINISTRATIVE AGENT SHALL (a) BE LIABLE TO ANY SECURED PARTY FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN PAPER OR THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS DUTIES EXPRESSLY SET FORTH HEREIN), or (b) be responsible in any manner to any Secured Party or participant for any recital, statement, representation or warranty made by Borrower or any other Credit Party or any officer thereof, contained herein or in any other Loan Paper, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Paper, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Paper, or for the creation, perfection or priority of any Liens purported to be created by any of the Loan Papers, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, or to make any inquiry respecting the performance by Borrower of its obligations hereunder or under any other Loan Paper, or for any failure of Borrower or other Credit Party or any other party to any Credit Party to perform its obligations hereunder or thereunder. No Indemnified Entity of Administrative Agent shall be under any obligation to any Secured Party or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Paper, or to inspect the properties, books or records of Borrower or any other Credit Party or any Affiliate thereof.
Section 12.5Reliance by Administrative Agent.
(a)Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, electronic mail, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or any other Credit Party), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Paper unless it shall first receive such advice or concurrence of the requisite Majority Banks, Required Banks, or all Banks, as applicable, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Paper in accordance with a request or consent of the requisite Majority Banks, Required Banks, or all Banks, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Banks and participants. Where this Agreement expressly permits or prohibits an action unless the requisite Majority Banks or Required Banks otherwise determine, Administrative Agent shall, and in all other instances, Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the requisite Banks.

(b)For purposes of determining compliance with the conditions specified in Section 6.1, each Bank that has funded its Applicable Percentage of the initial Loan on the Effective Date (or, if there is no Loan made on such date, each Bank other than Banks who gave written objection to Administrative Agent prior to such date) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Bank (or otherwise made available for such Bank on SyndTrak Online, DXSyndicate™ or any similar website) for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to a Bank.
Section 12.6Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Banks, unless Administrative Agent shall have received written notice from a Bank or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Administrative Agent will notify Banks of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Majority Banks or Required Banks, as applicable, in accordance with this Agreement; provided, however, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Banks.
Section 12.7Credit Decision; Disclosure of Information by Administrative Agent. Each Bank acknowledges that no Indemnified Entity of Administrative Agent has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any other Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Indemnified Entity of Administrative Agent to any Bank as to any matter, including whether Indemnified Entities of Administrative Agent have disclosed material information in their possession. Each Bank represents to Administrative Agent that it has, independently and without reliance upon any Indemnified Entity of Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and each other Credit Party, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Indemnified Entity of Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Papers, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Credit Parties. In this regard, each Bank acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as counsel to Administrative Agent. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Papers and the matters contemplated therein. Except for notices, reports and other documents expressly required to be furnished to Banks by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Indemnified Entity of Administrative Agent.

Section 12.8Indemnification of Agents. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, BANKS SHALL INDEMNIFY UPON DEMAND EACH INDEMNIFIED ENTITY OF ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF BORROWER AND WITHOUT LIMITING THE OBLIGATION OF BORROWER TO DO SO), IN ACCORDANCE WITH THEIR RESPECTIVE APPLICABLE PERCENTAGES, AND HOLD HARMLESS EACH INDEMNIFIED ENTITY OF ADMINISTRATIVE AGENT FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES INCURRED BY IT (INCLUDING SUCH INDEMNIFIED ENTITY OF ADMINISTRATIVE AGENT’S OWN NEGLIGENCE); PROVIDED, HOWEVER, THAT NO BANK SHALL BE LIABLE FOR THE PAYMENT TO ANY INDEMNIFIED ENTITY OF ADMINISTRATIVE AGENT OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES RESULTING FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; provided, however, that no action taken in accordance with the directions of the Required Banks or Majority Banks, as applicable, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.8. Without limitation of the foregoing, each Bank shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Paper, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 12.8 shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.
Section 12.9Administrative Agent in its Individual Capacity. Wells Fargo Bank, N.A. and its Affiliates may make loans to, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Affiliates as though Wells Fargo Bank, N.A. were not Administrative Agent or the Letter of Credit Issuer hereunder and without notice to or consent of Banks. Banks acknowledge that, pursuant to such activities, Wells Fargo Bank, N.A. or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Wells Fargo Bank, N.A. shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not Administrative Agent or the Letter of Credit Issuer, and the terms “Bank” and “Banks” include Wells Fargo Bank, N.A. in its individual capacity.
Section 12.10Successor Administrative Agent and Letter of Credit Issuer. Administrative Agent or the Letter of Credit Issuer may, subject to the acceptance of the appointment of a successor as provided herein, resign at any time upon 30 days’ notice to Banks with a copy of such notice to Borrower. Upon any such notice by Administrative Agent or the Letter of Credit Issuer, the Majority Banks shall, with the consent of Borrower at all times other than during the existence of an Event of Default (which consent of Borrower shall not be unreasonably withheld, delayed or conditioned) appoint from among Banks a successor administrative agent or letter of credit issuer. If no successor administrative agent or letter of credit issuer has both been appointed by the Majority Banks and accepted within 30 days after the retiring Administrative Agent’s or Letter of Credit Issuer’s notice of resignation, Administrative Agent may appoint a successor administrative agent and/or letter of credit issuer which shall (a) be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital surplus of at least $500,000,000 and (b)

unless the successor administrative agent and/or letter of credit issuer is a Bank, be reasonably acceptable to Borrower. Upon the acceptance of its appointment as successor administrative agent and/or letter of credit issuer hereunder, (x) such successor administrative agent and/or letter of credit issuer shall succeed to all the rights, powers and duties of the retiring Administrative Agent or Letter of Credit Issuer, (y) the terms “Administrative Agent” and “Letter of Credit Issuer” shall respectively mean such successor administrative agent and letter of credit issuer, and (z) the retiring Administrative Agent’s or Letter of Credit Issuer’s appointment, powers and duties as Administrative Agent or Letter of Credit Issuer shall be terminated. The retiring Letter of Credit Issuer shall remain the Letter of Credit Issuer with respect to any Letters of Credit outstanding on the effective date of its resignation and the provisions affecting such Letter of Credit Issuer with respect to Letters of Credit shall inure to the benefit of the resigning Letter of Credit Issuer until the termination of all such Letters of Credit. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XII and Sections 14.3 and 14.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
Section 12.11Syndication Agent; Other Agents; Arranger. None of the Banks or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” as a “documentation agent,” any other type of agent (other than Administrative Agent), “arranger,” or “bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of Banks so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
Section 12.12Administrative Agent May File Proof of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or other Credit Party, Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Exposures and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Banks, the Letter of Credit Issuer and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Banks, the Letter of Credit Issuer and Administrative Agent and their respective agents and counsel and all other amounts due Banks, Letter of Credit Issuers and Administrative Agent under Section 14.3) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank and the Letter of Credit Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Banks and the Letter of Credit Issuer, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 14.3.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank or the Letter of Credit Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.
Section 12.13Secured Hedge Transactions. To the extent any Approved Counterparty is a party to a Hedge Transaction with Borrower or other Credit Party and thereby becomes a Secured Hedge Provider and a beneficiary of the Liens pursuant to any Loan Paper, such Secured Hedge Provider shall be deemed to appoint Administrative Agent its nominee and agent to act for and on behalf of such Affiliate in connection with such Loan Papers and to be bound by the terms of this Article XII, and the other provisions of this Agreement.
Section 12.14Collateral and Guaranty Matters.
(a)Each Bank and the Letter of Credit Issuer hereby authorizes Administrative Agent to take the following actions and Administrative Agent hereby agrees to take such actions at the request of Borrower:
(i)to release any Lien on any Property granted to or held by Administrative Agent under any Loan Papers (x) upon (A) termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations) owing under the Loan Papers to Administrative Agent, the Banks and (unless the Letter of Credit Issuer has advised Administrative Agent that the Obligations owing to it are otherwise adequately provided for) the Letter of Credit Issuer and owing to any Secured Hedge Provider under any Obligation with respect to a Hedge Transaction (other than a Secured Hedge Provider that has advised Administrative Agent that the Obligations owing to it are otherwise adequately provided for or novated), and (B) termination of all Hedge Transactions with Secured Hedge Providers (other than any Secured Hedge Provider that has advised Administrative Agent that such Hedge Transactions are otherwise adequately provided for or novated), (y) that is, or is to be, sold, released or otherwise disposed of as permitted pursuant to the terms of the Loan Papers, or (z) if approved, authorized or ratified in writing by Majority Banks (or, if approval, authorization or ratification by all Banks is required with respect to the release or substitution of all or substantially all of the collateral for the Obligations pursuant to Section 14.2(c), then by all Banks);
(ii)to release any Guarantor from its obligations under the Loan Papers if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Papers; and
(iii)to execute and deliver to Borrower, at Borrower’s sole cost and expense, any and all releases of Liens, guaranty releases, termination statements, assignments or other documents necessary or useful to accomplish or evidence the foregoing.
(b)Upon the request of Administrative Agent at any time, Majority Banks will confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.14.
(c)Notwithstanding anything contained in any of the Loan Papers to the contrary, no Person other than Administrative Agent has any individual right to realize upon any of the collateral subject to the Security Instruments or to enforce any Liens or remedies under the Security Instruments, and all powers, rights and remedies under the Security Instruments may be exercised solely by Administrative Agent on behalf of the Persons secured or otherwise benefitted thereby.
(d)By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Person secured by such Liens that is not a party hereto agrees to the terms of this Section 12.14 and each Secured Hedge Provider consents to the grant by the Credit Parties to Administrative Agent of Liens on all Hedge Agreements and Hedge Transactions between such Secured Hedge Provider and any Credit Party.
Section 12.15Certain ERISA Matters.
(a)Each Bank (x) represents and warrants, as of the date such Person became a Banks party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Agreement;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iii)(A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, any Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Paper or any documents related hereto or thereto).
Section 12.16Erroneous Payments.
(a)Each Bank and Letter of Credit Issuer hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Bank or Letter of Credit Issuer that the Administrative Agent has determined in its sole discretion that any funds received by such Bank or Letter of Credit Issuer from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Bank or Letter of Credit Issuer (whether or not known to such Bank or Letter of Credit Issuer) or (ii) it receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, (y) that was not preceded or accompanied by a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment or (z) that such Bank or Letter of Credit Issuer otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) then, in each case an error in payment has been made (any such amounts specified in clauses (i) or (ii) of this Section 12.16(a), whether received as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and the Bank or Letter of Credit Issuer, as the case may be, is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment and to the extent permitted by applicable law, such Bank or Letter of Credit Issuer shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)Without limiting the immediately preceding clause (a), each Bank and Letter of Credit Issuer agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent in writing of such occurrence and, in the case of either clause (a)(i) or (a)(ii) above upon demand from the Administrative Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Bank or Letter of Credit Issuer to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)The Borrower hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Bank or Letter of Credit Issuer that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Bank or Letter of Credit Issuer with respect to such amount,

(y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making a payment on any of the Obligations, and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations or any part thereof that were so credited, and all rights of the applicable Bank, Letter of Credit Issuer, Administrative Agent or other Secured Party, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received, except to the extent such Erroneous Payment was, and solely with respect to the amount of such Erroneous Payment that was, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making a payment on any of the Obligations.
Each party’s obligations under this Section 12.16 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Paper.

ARTICLE XIII
PROTECTION OF YIELD; CHANGE IN LAWS
Section 13.1Changed Circumstances.
(a)Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Majority Banks shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR does not adequately and fairly reflect the cost to such Banks of making or maintaining such Loans during such Interest Period, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Banks to make SOFR Loans, and any right of the Borrower to convert any Borrowing to or continue any Borrowing as a SOFR Borrowing, shall be suspended (to the extent of the affected SOFR Tranche or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Majority Banks) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Tranche or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Adjusted Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Adjusted Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts, if any, required pursuant to Section 3.3.
(b)Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Banks (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Bank shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Banks as soon as reasonably practicable. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) any obligation of the Banks to make SOFR Loans, and any right of the Borrower to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Adjusted Base Rate without reference to clause (c) of the definition of “Adjusted Base Rate”, in each case until each such affected Bank notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Bank (with a copy to the Administrative Agent), prepay or, if applicable, convert all affected SOFR Loans to Adjusted Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Adjusted Base Rate without reference to clause (c) of the definition of “Adjusted Base Rate”), on the last day of the Interest Period therefor, if all affected Banks may lawfully continue to maintain such SOFR Loans, to such day, or immediately, if any Bank may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required, if any, pursuant to Section 3.3.
(c)Benchmark Replacement Setting.
(i)Benchmark Replacement.
Notwithstanding anything to the contrary herein or in any other Loan Paper, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Banks and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Banks comprising the Majority Banks. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 13.1(c)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Paper, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Paper.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Banks of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 13.1(c). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Bank

(or group of Banks) pursuant to this Section 13.1(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Paper, except, in each case, as expressly required pursuant to this Section 13.1(c).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Paper, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Adjusted Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Adjusted Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Adjusted Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Adjusted Base Rate.
Section 13.2[Reserved].
Section 13.3Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Bank or the Letter of Credit Issuer;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Bank or the Letter of Credit Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Bank or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Bank or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Bank, the Letter of Credit Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Bank, the Letter of Credit Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Bank, the Letter of Credit Issuer or other Recipient, Borrower will pay to such Bank, the Letter of Credit Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Bank, the Letter of Credit Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Bank or the Letter of Credit Issuer determines that any Change in Law affecting such Bank or the Letter of Credit Issuer or any lending office of such Bank or such Bank’s or the Letter of Credit Issuer’s holding company, if any, regarding capital adequacy or liquidity requirements, has or would have the effect of reducing the rate of return on such Bank’s or the Letter of Credit Issuer’s capital or on the capital of such Bank’s or the Letter of Credit Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Bank or the Loans made by, or participations in Letters of Credit, such Bank, or the Letters of Credit issued by the Letter of Credit Issuer, to a level below that which such Bank or the Letter of Credit Issuer or such Bank’s or the Letter of Credit Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Bank’s or the Letter of Credit Issuer’s policies and the policies of such Bank’s or the Letter of Credit Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Bank or the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Bank or the Letter of Credit Issuer or such Bank’s or the Letter of Credit Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Bank or the Letter of Credit Issuer setting forth the amount or amounts necessary to compensate such Bank or the Letter of Credit Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Bank or the Letter of Credit Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Bank or the Letter of Credit Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Bank’s or the Letter of Credit Issuer’s right to demand such compensation; provided that Borrower shall not be required to compensate a Bank or the Letter of Credit Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Bank or the Letter of Credit Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Bank’s or the Letter of Credit Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 13.4[Reserved].
Section 13.5Taxes.
(a)For purposes of this Section 13.5, the term “Bank” includes any Letter of Credit Issuer and the term “applicable law” includes FATCA.
(b)Any and all payments by or on account of any obligation of any Credit Party under any Loan Paper shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Bank (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.
(e)Each Bank shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that any Credit Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 14.8(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by Administrative Agent in connection with any Loan Paper, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Paper or otherwise payable by Administrative Agent to such Bank from any other source against any amount due to Administrative Agent under this Section 13.5(e).
(f)As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 13.5, such Credit Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental

Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(g)(i) Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Paper shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 13.5(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.
(ii) Without limiting the generality of the foregoing,

(A) any Bank that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), an executed copy of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;

(B) any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Paper, executed copies of IRS Form W-8BEN-E, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Paper, IRS Form W-8BEN-E, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed copies of IRS Form W-8ECI;

(iii) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or

(iv) to the extent a Foreign Bank is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Bank under any Loan Paper would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(i)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 13.5 (including by the payment of additional amounts pursuant to this Section 13.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection (i) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(j)Survival. Each party’s obligations under this Section 13.5 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Paper.
Section 13.6Discretion of Banks as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Commitment in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained the Loans (or any portion thereof) subject to a SOFR Tranche during the Interest Period for the Loans (or any portion thereof) through the acceptance of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Adjusted Term SOFR for such Interest Period.
Section 13.7Mitigation Obligations; Replacement of Banks.
(a)Designation of a Different Lending Office. If any Bank requests compensation under Section 13.3, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 13.5, then such Bank shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank, such designation or assignment (x) would eliminate or reduce amounts payable pursuant to Section 13.3 or Section 13.5, as the case may be, in the future, and (y) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.
(b)Replacement of Banks. If (i) any Bank requests compensation under Section 13.3, (ii) the obligation of any Bank to make SOFR Loans or continue Loans as SOFR Loans has been suspended pursuant to Section 13.4, (iii) Borrower is required to pay any Indemnified Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 13.5 and, in each case, such Bank has declined or is unable to designate a different lending office in accordance with Section 13.7(a), or (iv) any Bank is a Defaulting Bank or a Non-Consenting Bank, then Borrower may, at its sole expense and effort, upon notice to such Bank and Administrative Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.8), all of its interests, rights (other than its existing rights to payments pursuant to Section 13.3 or Section 13.5) and obligations under this Agreement and the related Loan Papers to an eligible assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that:
(i)Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 14.8;
(ii)such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Exposure, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Papers (including any amounts under Section 3.3) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 13.3 or payments required to be made pursuant to Section 13.5, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)in the case of any such assignment resulting from the suspension of an obligation to make SOFR Loans or continue Loans as SOFR Loans under Section 13.4, such assignment will result in a resumption of such obligation in whole or in part;
(v)such assignment does not conflict with applicable Law; and
(vi)in the case of any assignment resulting from a Bank becoming a Non-Consenting Bank, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply. Notwithstanding the foregoing, a Bank shall not be required to make any such assignment and delegation if such Bank is a Secured Hedge Provider with any outstanding Hedge Transaction with any Credit Party (to the extent obligations under such Hedge Transactions constitute Obligations), unless on or prior thereto, all such Hedge Transactions have been terminated or novated to another Person and such Bank (or its Affiliate) shall have received payment of all amounts, if any, payable to it in connection with such termination or novation. If any Bank refuses, pursuant to the previous sentence, to make any such assignment and delegation, such Bank shall give all reasonable cooperation to Borrower to effect such termination or novation of such Hedge Transactions.

ARTICLE XIV
MISCELLANEOUS
Section 14.1Notices; Effectiveness; Electronic Communications.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to Borrower or any other Credit Party, to the address, telecopier number, electronic mail address or telephone number specified for such Person on the signature pages hereof; and
(ii)Administrative Agent, the Letter of Credit Issuer, or any Bank, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 1 or in such Bank’s Administrative Questionnaire, as applicable.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to Banks and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Bank or the Letter of Credit Issuer pursuant to Article II if such Bank or the Letter of Credit Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrower may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Affiliates (collectively, the “Agent Parties”) have any liability to Borrower, any other Credit Party, any Bank, the Letter of Credit Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that, in no event shall any Agent Party have any liability to Borrower, any other Credit Party, any Bank, the Letter of Credit Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Borrower, each other Credit Party, Administrative Agent, and the Letter of Credit Issuer may change its address, telecopier, electronic mail address or telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each other Bank may change its address, telecopier or telephone number for notices and other communications hereunder by written notice to Borrower, Administrative Agent, and the Letter of Credit Issuer. In addition, each Bank agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Bank. Furthermore, each Public Bank agrees to cause at least one individual at or on behalf of such Public Bank to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Bank or its delegate, in accordance with such Public Bank’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States Federal or state securities laws.
(e)Reliance by Administrative Agent, Letter of Credit Issuer and Banks. Administrative Agent, the Letter of Credit Issuer and Banks shall be entitled to rely and act upon any notices (including telephonic Requests for Borrowing) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent, the Letter of Credit Issuer, each Bank and the Affiliates of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 14.2Waivers and Amendments; Acknowledgments.
(a)No failure or delay (whether by course of conduct or otherwise) by any Bank or Administrative Agent in exercising any right, power or remedy which they may have under any of the Loan Papers shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Bank or Administrative Agent of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Paper and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Majority Banks and/or Administrative Agent in accordance with Section 14.2(c), and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on Borrower shall in any case of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Papers set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Loan Papers shall be valid or effective unless the same is in compliance with Section 14.2(c).

(b)Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Papers to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Papers to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Banks or Agents whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Paper delivered on or after the Effective Date, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Bank or any Agent as to the Loan Papers except as expressly set out in this Agreement or in another Loan Paper delivered on or after the Effective Date, (iv) neither any Bank nor any Agent owes any fiduciary duty to Borrower or any other Credit Party with respect to any Loan Paper or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Papers between Borrower, on one hand, and Banks and Agents, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Papers between Borrower and any Bank or any Agent, (vii) should an Event of Default or Default occur or exist each Bank and each Agent will determine in its sole and absolute discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Bank or any Agent or any representative thereof, and no such representation or covenant has been made, that any Bank or any Agent will, at the time of an Event of Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Papers with respect to any such Event of Default or Default or any other provision of the Loan Papers, and (ix) each Bank has relied upon the truthfulness of the acknowledgments in this Section 14.2(b) in deciding to execute and deliver this Agreement and to make the Loans.
(c)The Aggregate Elected Commitment Amount, a Bank’s Elected Commitment Amount, a Bank’s Maximum Credit Amount, the Applicable Percentage of each Bank and Schedule 1 to this Agreement may be amended as set forth in Section 2.15 and Section 14.8(c). Subject to Section 2.5(g) and Section 13.1(c), any other provision of this Agreement, the Notes or the other Loan Papers may be amended or waived if, but only if such amendment or waiver is in writing and is signed by Borrower and Majority Banks (and, if the rights or duties of Administrative Agent are affected thereby, by Administrative Agent); provided that, (i) no such amendment or waiver shall (A) increase the Commitment, Elected Commitment or Maximum Credit Amount of any Bank without the written consent of such Bank, (B) subject any Bank to any additional obligation to extend credit without the written consent of such Bank, or (C) decrease (other than pursuant to Section 4.6, Section 4.7 and Section 5.2) or maintain the Borrowing Base without the consent of the Required Banks and (ii) no such amendment or waiver shall unless signed by all Banks (or, in the case of the following clauses (C) and (D), each Bank affected thereby): (A) increase the Borrowing Base, (B) amend or waive any of the provisions of Section 4.2, Section 4.3, Section 4.4 or Section 4.5 or the definitions contained in Section 1.1 applicable thereto in any manner that results in any increase in the Borrowing Base, (C) forgive any of the principal of or reduce the rate of interest on the Loans (other than as a result of the implementation of a Benchmark Replacement in accordance with Section 13.1(c)) or any fees hereunder, (D) postpone the Termination Date or any date fixed for any payment of principal of or interest on the Loan or any fees hereunder (provided that the amounts to be paid may be determined or modified in accordance with the terms hereof), (E) change the percentages of the Aggregate Maximum Credit Amount, the definitions of “Majority Banks”, “Required Banks” and/or “Super Majority Banks”, or the number of Banks which shall be required for the Banks or any of them to take any action under this Section 14.2(c) or any other provision of this Agreement, (F) permit Borrower to assign any of its rights hereunder, (G) provide for the release or substitution of all or substantially all of the collateral for the Obligations other than releases required in connection with sales of collateral that are expressly permitted by Section 9.5 or releases permitted pursuant to Section 12.14, (H) provide for the release of any Credit Party from its Facility Guaranty, except in connection with a transaction expressly permitted under this Agreement or any other Loan Paper, or (I)(1) amend any provisions governing the pro rata sharing of payments among Banks in a manner to permit non-pro rata sharing of payments among Banks; (2) subordinate any of the Obligations owed to the Banks in right of payment or (3) subordinate any of the Liens securing the Obligations owed to the Banks (except as otherwise set forth in Section 12.14(a)), in each case without the written consent of each Bank. Notwithstanding the foregoing, (x) Borrower and Administrative Agent may amend this Agreement or any other Loan Paper without the consent of the Banks in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Paper, and (y) Administrative Agent and Borrower (or other applicable Credit Party) may enter into any amendment, modification or waiver of this Agreement or any other Loan Paper or enter into any agreement or instrument to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Mortgaged Property or Property to become Mortgaged Property to secure the Obligations for the benefit of the Secured Parties or as required by any applicable Law to give effect to, protect or otherwise enhance the rights or benefits of any Bank under the Loan Papers without the consent of any Bank. Borrower, Administrative Agent and each Bank further acknowledge that any decision by Administrative Agent or any Bank to enter into any amendment, waiver or consent pursuant hereto shall be made by such Bank or Administrative Agent in its sole discretion, and in making any such decision Administrative Agent and each such Bank shall be permitted to give due consideration to any credit or other relationship Administrative Agent or any such Bank may have with Borrower, any other Credit Party or any Affiliate of any Credit Party.
Section 14.3Expenses; Indemnification.
(a)Borrower shall pay (i) all reasonable and documented out-of-pocket expenses of Administrative Agent, including reasonable and documented fees and disbursements of special counsel for Administrative Agent, in connection with the preparation of this Agreement and the other Loan Papers and, if appropriate, the recordation of the Loan Papers, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, and (ii) if an Event of Default has occurred and is continuing, all documented out-of-pocket expenses incurred by Administrative Agent and each Bank, including fees and disbursements of counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by Administrative Agent and each Bank in connection therewith.
(b)BORROWER AGREES TO INDEMNIFY EACH INDEMNIFIED ENTITY (AS DEFINED BELOW), UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED “LIABILITIES AND COSTS”) WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNIFIED ENTITY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF ANY OF THE COLLATERAL FOR THE LOANS, THE LOAN PAPERS, OR THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME PROVIDED FOR OR CONTEMPLATED THEREIN (INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY APPLICABLE ENVIRONMENTAL LAWS BY ANY CREDIT PARTY OR ANY LIABILITIES OR DUTIES OF ANY CREDIT PARTY OR OF ANY INDEMNIFIED ENTITY WITH RESPECT TO HAZARDOUS SUBSTANCES FOUND

IN OR RELEASED INTO THE ENVIRONMENT). THIS SECTION 14.3(b) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.
THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE IN ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNIFIED ENTITY; PROVIDED THAT, NO INDEMNIFIED ENTITY SHALL BE ENTITLED UNDER THIS SECTION 14.3(b) TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS RESULTING FROM (A) SUCH INDEMNIFIED ENTITY’S OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (B) A CLAIM BROUGHT BY ANY CREDIT PARTY AGAINST AN INDEMNIFIED ENTITY FOR A BREACH IN BAD FAITH OF SUCH INDEMNIFIED ENTITY’S OBLIGATIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER LOAN PAPERS, OR (C) A DISPUTE SOLELY BETWEEN OR AMONG THE INDEMNIFIED ENTITIES THAT DOES NOT INVOLVE ANY ACTION OR OMISSION BY BORROWER, ANY OTHER CREDIT PARTY OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES, OTHER THAN CLAIMS AGAINST ANY OF ADMINISTRATIVE AGENT OR BANK OR ANY OF THEIR AFFILIATES IN THEIR CAPACITIES OR FULFILLING THEIR ROLES AS “ADMINISTRATIVE AGENT”, “ARRANGER”, “LEAD ARRANGER”, OR ANY SIMILAR ROLE UNDER THIS AGREEMENT, IN EACH CASE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE JUDGMENT. AS USED HEREIN, THE TERM “INDEMNIFIED ENTITY” REFERS TO EACH BANK, ADMINISTRATIVE AGENT, LETTER OF CREDIT ISSUER, AND EACH DIRECTOR, OFFICER, AGENT, TRUSTEE, MANAGER, ATTORNEY, EMPLOYEE, REPRESENTATIVE, PARTNER, ADVISORS, AGENTS AND AFFILIATE OF ANY SUCH PERSON AND THEIR RESPECTIVE HEIRS, SUCCESSORS AND PERMITTED ASSIGNS.
(c)The agreements in this Section 14.3 shall survive the resignation of Administrative Agent, the Letter of Credit Issuer, the replacement of any Bank, the termination of the Total Commitment, the repayment, satisfaction or discharge of all the other Obligations, and the termination of the Loan Papers.
Section 14.4Right and Sharing of Set-Offs.
(a)If any Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Credit Party against any and all of the obligations now or hereafter existing under this Agreement and any Note held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify such Credit Party after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 14.4(a) are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.
(b)Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment after the occurrence and during the continuance of an Event of Default of a proportion of the aggregate amount of principal and interest due with respect to the Loans which is greater than the proportion received by any other Bank in respect of the Loans, the Bank receiving such proportionately greater payment shall purchase such participations in the interests in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by Banks shall be shared by Banks ratably in accordance with their respective Applicable Percentages; provided that nothing in this Section 14.4(b) shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Credit Party other than its indebtedness under the Loans. Borrower agrees, to the fullest extent they may effectively do so under applicable Law, that Participants may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation; provided that such Participant agrees to be subject to this Section 14.4(b) as though it were a Bank.
Section 14.5Survival. All of the various representations, warranties, covenants, indemnities and agreements in the Loan Papers shall survive the execution and delivery of this Agreement and the other Loan Papers and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Papers, and shall further survive until all of the Obligations (other than contingent indemnification obligations) owing under the Loan Papers to Administrative Agent, the Banks and (unless the Letter of Credit Issuer has advised Administrative Agent that the Obligations owing to it are otherwise adequately provided for) the Letter of Credit Issuer are paid in full and all of Banks’ obligations to Borrower are terminated, and at such time Administrative Agent shall, upon request by Borrower, confirm that this Agreement and the other Loan Papers have terminated; provided that, (a) to the extent expressly provided in any indemnification clause contained herein or in any other Loan Paper, such indemnification obligation shall survive payment in full of the Obligations and termination of the obligations of Banks to Borrower hereunder and (b) release of the Liens under the Security Instruments shall be subject to Section 12.14. All statements and agreements by Borrower to any Bank or Administrative Agent in any Loan Paper shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties and covenants made by any Credit Party (as applicable) in the Loan Papers, and the rights, powers and privileges granted to Banks and Administrative Agent in the Loan Papers, are cumulative, and, except for expressly specified waivers and consents, no Loan Paper shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Banks and Administrative Agent of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Paper, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Papers.
Section 14.6Limitation on Interest. Each Bank, each Agent, Borrower, each other Credit Party and any other parties to the Loan Papers intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Papers shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the Maximum Lawful Rate. None of Borrower, any other Credit Party, nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the Maximum Lawful Rate and the provisions of this Section 14.6 shall control over all other provisions of the Loan Papers which may be in conflict or apparent conflict herewith. Each Bank and Administrative Agent expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the Maximum Lawful Rate, or (c) any Bank or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of the Maximum Lawful Rate, then all such sums determined to constitute interest in excess of the Maximum Lawful Rate shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at any Bank’s or such holder’s option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the Maximum Lawful Rate, Administrative Agent, Banks, Borrower and the other Credit Parties (and any other payors or payees thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instrument evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the Maximum Lawful Rate in order to lawfully charge the Maximum Lawful Rate. Notwithstanding anything to the contrary contained in this Agreement, if at any time the rate of interest calculated with reference to the Adjusted Base Rate or the Adjusted Term SOFR hereunder (as used in this sub-section, the “contract rate”) is limited to the Maximum Lawful Rate, any subsequent reductions in the contract rate shall not reduce the rate of interest on the Loans below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Loan, the total amount of interest paid or accrued on such Loan is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by Law, Borrower shall pay to the holder of such Loan an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Loan.
Section 14.7Invalid Provisions. If any provision of the Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Loan Papers shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Papers a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.
Section 14.8Successors and Assigns.
(a)Each Loan Paper binds and inures to the parties thereto and each of their respective successors and permitted assigns permitted thereby (including any Affiliate of Letter of Credit Issuer that issues any Letter of Credit and Participants to the extent provided in Section 14.8(b)), and any Indemnified Entity of each of Administrative Agent, the Letter of Credit Issuer and Banks. No Credit Party may assign or transfer any rights or obligations under any Loan Paper without first obtaining the consent of all Banks (other than any Defaulting Bank), and any purported assignment or transfer without all Banks’ consent is void. No Bank may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligations except as permitted by clauses (b) or (c) below.
(b)Any Bank may (subject to the provisions of this section, in accordance with applicable Law, in the ordinary course of its business, and at any time) sell to one or more Persons (each a “Participant”) participating interests in its portion of the Obligations. The selling Bank remains a “Bank” under the Loan Papers, the Participant does not become a “Bank” under the Loan Papers, and the selling Bank’s obligations under the Loan Papers remain unchanged. The selling Bank remains solely responsible for the performance of its obligations and remains the holder of its share of the outstanding Loans for all purposes under the Loan Papers. Borrower and Administrative Agent shall continue to deal solely and directly with the selling Bank in connection with that Bank’s rights and obligations under the Loan Papers, and each Bank must retain the sole right and responsibility to enforce due obligations of Borrower and/or any other Credit Party. Participants have no rights under the Loan Papers except certain voting rights as provided below. Subject to the following, each Bank may obtain (on behalf of its Participants) the benefits of Article XIII with respect to all participations in its part of the Obligations outstanding from time to time (subject to the requirements and limitations therein, including the requirements under Section 13.5(g) (it being understood that the documentation required under Section 13.5(g) shall be delivered to the participating Bank)) to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 14.8(c); provided that such Participant shall not be entitled to receive any greater payment under Article XIII with respect to its participation, than its participating Bank would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. No Bank may sell any participating interest under which the Participant has any rights to approve any amendment, modification, or waiver of any Loan Paper except to the extent such amendment, modification or waiver would (i) extend the Termination Date, (ii) reduce the interest rate or fees applicable to the Commitments or any portion of the Loans in which such Participant is participating, or postpone the payment of any thereof, or (iii) release all or substantially all of the collateral or guarantees securing any portion of the Aggregate Maximum Credit Amount or the Loans in which such Participant is participating. In addition, each agreement creating any participation must include an agreement by the Participant to be bound by the provisions of Section 14.14.
(c)Each Bank that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Papers (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Paper) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)Each Bank may make assignments to the Federal Reserve Bank or any central bank having jurisdiction over such Bank. Each Bank may also assign to one or more assignees (each an “Assignee”) all or any part of its rights and obligations under the Loan Papers so long as (i) Administrative Agent consents in writing thereto (such consent not to be unreasonably withheld or delayed), provided that no such consent shall be required for an assignment to a Bank or an Affiliate of a Bank, (ii) Borrower consents in writing thereto (such consent not to be unreasonably withheld or delayed), provided that no such consent shall be required for an assignment to a Bank, an Affiliate of a Bank, or, if an Event of Default exists, any other assignee, (iii) the assignor Bank and Assignee execute and deliver to Administrative Agent an assignment and assumption agreement in substantially the form of Exhibit E (an “Assignment and Assumption Agreement”) and pay to Administrative Agent a processing fee of $3,500, (iv) the Assignee acquires an identical percentage interest in the Maximum Credit Amount and Elected Commitment of the assignor Bank and an identical percentage of the interests in the outstanding Loans held by such assignor Bank, and (v) the conditions (including minimum amounts of the Aggregate Maximum Credit Amount that may be assigned or that must be retained) for that assignment set forth in the applicable Assignment and Assumption Agreement are satisfied. The “Effective Date” in each Assignment and Assumption Agreement must (unless a shorter period is agreeable to Borrower (solely to the extent Borrower is required to consent to such assignment pursuant to clause (ii) herein) and Administrative Agent) be at least three Business Days after it is executed and delivered by the assignor Bank and Assignee to Administrative Agent and Borrower (solely to the extent Borrower is required to consent to such assignment pursuant to clause (ii) herein) for acceptance. Once that Assignment and Assumption Agreement is accepted by Administrative Agent and Borrower (solely to the extent Borrower is required to consent to such assignment pursuant to clause (ii) herein), then, from and after the Effective Date stated in it (A) the Assignee automatically becomes a party to this Agreement and, to the extent provided in that Assignment and Assumption Agreement, has the rights and obligations of a Bank under the Loan Papers, (B) the assignor Bank, to the extent provided in that Assignment and Assumption Agreement, is released from its obligations to fund Borrowings under this Agreement and its reimbursement obligations under this Agreement and, in the case of an Assignment and Assumption Agreement covering all of the remaining portion of the assignor Bank’s rights and obligations under the Loan Papers, that Bank ceases to be a party to the Loan Papers, (C) Borrower shall execute and deliver to the assignor Bank and Assignee the appropriate Notes (if requested) in accordance with this Agreement following the transfer, (D) upon delivery of the Notes under clause (C) preceding, the assignor Bank shall return to Borrower all Notes previously delivered to that Bank under this Agreement, and (E) Schedule 1 hereto is automatically deemed to be amended to reflect the name, Maximum Credit Amount and Elected Commitment of Assignee and the remaining Maximum Credit Amount or Elected Commitment (if any) of the assignor Bank, and Administrative Agent shall prepare and circulate to Borrower and Banks an amended Schedule 1, reflecting those changes.
(e)Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of Banks, and the Maximum Credit Amount and Elected Commitment of, and principal amount (and stated interest) of the Loans and payments made in respect of Letter of Credit disbursements owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent, the Letter of Credit Issuer and Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, the Letter of Credit Issuer and any Bank, at any reasonable time and from time to time upon reasonable prior notice.
Section 14.9Applicable Law and Jurisdiction. THIS AGREEMENT (INCLUDING THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any Loan Paper may be brought in the courts of the State of New York, the U.S. Federal Courts in such state, sitting in the County of New York, and each of Borrower, Administrative Agent, Letter of Credit Issuer and the Banks hereby irrevocably (a) accepts the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding, (b) to the extent permitted by applicable Law, consents to the service of process out of said courts by the mailing thereof by U.S. registered or certified mail postage prepaid to such Person at its address as designated or provided in Section 14.1 and agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Law. Nothing in this Section 14.9 shall affect the rights of any party hereto to serve legal process on any other party hereto in any other manner permitted by Law or affect the right of any party hereto to bring any action or proceeding against any other party hereto in the courts of any other jurisdiction. To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to either itself or its Property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Papers. Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Loan Paper brought in the Supreme Court of the State of New York, County of New York or the U.S. District Court for the Southern District of New York, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 14.10Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 14.11No Third Party Beneficiaries. It is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than Participants and Assignees permitted pursuant to Section 14.8 and Indemnified Entities to the extent provided in Section 14.3.
Section 14.12COMPLETE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG BANKS, ADMINISTRATIVE AGENT AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANKS, ADMINISTRATIVE AGENT AND BORROWER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG BANKS, ADMINISTRATIVE AGENT AND BORROWER.
Section 14.13WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. BORROWER, ADMINISTRATIVE AGENT, LETTER OF CREDIT ISSUER AND EACH BANK HEREBY (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF,

UNDER OR IN CONNECTION WITH THE LOAN PAPERS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES” (AS DEFINED BELOW); PROVIDED THAT NOTHING CONTAINED IN THIS SECTION 14.13(b) SHALL LIMIT BORROWER’S INDEMNIFICATION OBLIGATIONS TO THE EXTENT SET FORTH IN SECTION 14.3(b) TO THE EXTENT SUCH SPECIAL DAMAGES ARE INCLUDED IN ANY THIRD PARTY CLAIM IN CONNECTION WITH WHICH SUCH INDEMNIFIED ENTITY IS OTHERWISE ENTITLED TO INDEMNIFICATION HEREUNDER; (c) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN PAPERS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENT OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.
Section 14.14Confidential Information. Administrative Agent and each Bank agree that all documentation and other information made available by any Credit Party to any Agent or any Bank under the terms of this Agreement shall (except to the extent such documentation or other information is publicly available or hereafter becomes publicly available other than by action of Administrative Agent or such Bank, or was therefore known or hereinafter becomes known to Administrative Agent or such Bank independent of any disclosure thereto by any Credit Party) be held in the strictest confidence by Administrative Agent or such Bank and used solely in the administration and enforcement of the Loans from time to time outstanding from such Bank to Borrower and in the prosecution or defense of legal proceedings arising in connection herewith; provided that (a) Administrative Agent or such Bank may disclose documentation and information to Administrative Agent and/or any Bank which is a party to this Agreement or any Affiliates thereof, and (b) Administrative Agent or such Bank may disclose such documentation or other information to any other bank or other Person to which such Bank sells or proposes to make an assignment or sell a participation in the Loans hereunder or any of its rights or obligations under this Agreement if such other bank or Person, prior to such disclosure, agrees in writing to be bound by the terms of the confidentiality statement customarily employed by Administrative Agent in connection with such potential transfers or such other confidentiality agreement not less restrictive than this Section 14.14. Notwithstanding the foregoing, nothing contained herein shall be construed to prevent Administrative Agent or a Bank from (i) making disclosure of any information (A) if required to do so by applicable Law or accepted banking regulatory practices, (B) to any Governmental Authority having or claiming to have authority to regulate or oversee any aspect of such Bank’s business or that of such Bank’s corporate parent or Affiliates in connection with the exercise of such authority or claimed authority, (C) pursuant to any subpoena or if otherwise compelled in connection with any litigation or administrative proceeding, (D) to correct any false or misleading information which may become public concerning such Person’s relationship to any Credit Party, or (E) to the extent Administrative Agent or such Bank or its counsel deems necessary or appropriate to effect or preserve its security for the Obligations or any portion thereof or, while any Event of Default exists, to enforce any remedy provided in this Agreement, or any other Loan Paper, or otherwise available by law; or (ii) making, on a confidential basis, such disclosures (1) as such Bank reasonably deems necessary or appropriate to its legal counsel, agents, advisors or accountants (including outside auditors) and (2) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility provided hereunder. If Administrative Agent or such Bank is compelled to disclose such confidential information in a proceeding requesting such disclosure, Administrative Agent or such Bank shall seek to obtain assurance that such confidential treatment will be accorded such information; provided that, neither Administrative Agent nor any Bank shall have any liability for the failure to obtain such treatment.
Section 14.15No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Paper), Borrower acknowledges and agrees, and acknowledge its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by Administrative Agent and the Arranger, are arm’s-length commercial transactions between Borrower and its Affiliates, on the one hand, and Administrative Agent and the Arranger, on the other hand, (ii) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Papers; (b)(i) each of Administrative Agent, the Arranger and each Bank is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any of its Affiliates, or any other Person and (ii) none of Administrative Agent, the Arranger or any Bank has any obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Papers; and (c) Administrative Agent, the Arranger and Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and neither Administrative Agent nor the Arranger or any Bank has any obligation to disclose any of such interests to Borrower or its Affiliates. To the fullest extent permitted by law, Borrower hereby waives and releases any claims that it has against Administrative Agent, the Arranger and the Banks with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 14.16USA Patriot Act Notice. Each Bank that is subject to the Act (as hereinafter defined) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, it is required to (i) obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Bank or Administrative Agent, as applicable, to identify each Credit Party in accordance with the USA Patriot Act and ) and (ii) obtain Beneficial Ownership Certification in relation to the Borrower to the extent that it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.
Section 14.17Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 14.18Collateral Matters; Hedge Transactions. The benefit of the Security Instruments shall extend to and be available to the Secured Hedge Providers with respect to any Obligations described in clause (c) of the definition of “Obligations”. No Bank or any Affiliate of a Bank shall have any voting or consent rights under any Loan Paper as a result of the existence of obligations owed to it under any such Hedge Transactions.

Section 14.19EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN PAPERS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN PAPERS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN PAPERS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN PAPERS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN PAPERS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN PAPERS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
Section 14.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Paper or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Paper, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Paper; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 14.21Acknowledgement Regarding Any Supported QFC. To the extent that the Loan Papers provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Papers and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Papers that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Papers were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
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SCHEDULE 1

BANKS; ELECTED COMMITMENTS AND MAXIMUM CREDIT AMOUNT

Bank	Maximum Credit Amount	Elected Commitment	Applicable Percentage
Wells Fargo Bank, N.A.	$65,948,275.85	$38,250,000.00	13.189655172%
Barclays Bank PLC	$43,534,482.76	$25,250,000.00	8.706896552%
PNC Bank, National Association, as successor to BBVA USA	$43,534,482.76	$25,250,000.00	8.706896552%
Goldman Sachs Bank USA	$43,534,482.76	$25,250,000.00	8.706896552%
KeyBank, National Association	$43,534,482.76	$25,250,000.00	8.706896552%
Royal Bank of Canada	$43,534,482.76	$25,250,000.00	8.706896552%
Truist Bank	$43,534,482.76	$25,250,000.00	8.706896552%
Bank of America, N.A.	$43,534,482.76	$25,250,000.00	8.706896552%
Comerica Bank	$32,758,620.69	$19,000,000.00	6.551724138%
Credit Suisse AG, New York Branch	$32,758,620.69	$19,000,000.00	6.551724138%
Independent Bank dba Independent Financial	$32,758,620.69	$19,000,000.00	6.551724138%
UBS AG, Stamford Branch	$31,034,482.76	$18,000,000.00	6.206896552%
Totals:	$500,000,000.00	$290,000,000.00	100.00000000%

Administrative Agent	Address for Notice
Wells Fargo Bank, N.A.
Credit Contact:
1700 Lincoln St. 12th floor
MAC: C7300-128
Denver, Colorado
Attn:    Tim Green
Tel:    (303) 863-6765
Fax:    (303) 863-5196
Email:    tim.green@wellsfargo.com

Primary Operations Contact:
1525 W WT Harris Blvd.
Charlotte, NC 28262
MAC D1109-019
Attn:    Syndication Agency Services
Fax:    704-590-3481

Schedule 1